                                                                    EXHIBIT 10.3

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                                CREDIT AGREEMENT

                           DATED AS OF JUNE 17, 1996

                                     AMONG

                                BWAY CORPORATION

                            MILTON CAN COMPANY, INC.

                            BROCKWAY STANDARD, INC.

                            THE ADDITIONAL BORROWERS

                           THE LENDERS PARTIES HERETO

                             BANKERS TRUST COMPANY,
                          AS ADMINISTRATIVE AGENT AND
                               SYNDICATION AGENT

                                      AND

                           NATIONSBANK, N.A. (SOUTH),
                           AS DOCUMENTATION AGENT AND
                                  PAYING AGENT

===============================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS..................... 1
Section 1.1  Definitional Appendix........................................ 1
Section 1.2  Accounting Terms; Financial Statements....................... 1

                                  ARTICLE II

                               LOAN PROVISIONS............................ 2
Section 2.1  Revolving Loan Commitments................................... 2
Section 2.2  Obligations; Notes........................................... 2
Section 2.3  Borrowing Options............................................ 3
Section 2.4  Minimum Amount of Each Borrowing............................. 4
Section 2.5  Notice of Borrowing.......................................... 4
Section 2.6  Conversion or Continuation................................... 4
Section 2.7  Disbursement of Funds........................................ 5
Section 2.8  Interest..................................................... 6
Section 2.9  Pricing Adjustments.......................................... 9
Section 2.10 Interest Periods.............................................10
Section 2.11 Swing Line Loans.............................................10
Section 2.12 Letters of Credit............................................12
Section 2.13 Increased Costs, Illegality, Etc.............................18
Section 2.14 Replacement of Lenders.......................................20
Section 2.15 Change of Lending Office.....................................21
Section 2.16 Funding Losses...............................................21
Section 2.17 Pro Rata Borrowings..........................................22

                                  ARTICLE III

                    TERMINATION OF COMMITMENTS, PREPAYMENTS
                               AND FEES...................................22
Section 3.1  Mandatory Revolving Loan and Swing Line Loan
             Prepayments and Commitment Reductions........................22
Section 3.2  Voluntary Prepayments........................................23
Section 3.3  Voluntary Commitment Reductions and Optional
             Commitment Increases.........................................24
Section 3.4  Mandatory Prepayment and Commitment Reduction................25
Section 3.5  Other Provisions With Respect to the Loans...................26
Section 3.6  Order of Prepayments and Payments............................26
Section 3.7  Commitment Fees..............................................27
Section 3.8  Additional Fees..............................................28
Section 3.9  Payments.....................................................28

                                  ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES......................30
Section 4.1    Due Organization and Standing..............................30
Section 4.2    Power and Authority........................................30
Section 4.3    Subsidiaries...............................................30
Section 4.4    No Violation of Agreements.................................31
Section 4.5    Due Authorization, etc.....................................31
Section 4.6    Indebtedness for Money Borrowed............................31
Section 4.7    Fiscal Year................................................32
Section 4.8    Title to and Conditions of Properties......................32
Section 4.9    Litigation, Proceedings, Licenses, Permits.................32
Section 4.10   Governmental Consents, etc.................................33
Section 4.11   Financial Statements.......................................33
Section 4.12   No Material Adverse Change.................................34
Section 4.13   Tax Returns and Payments...................................34
Section 4.14   Patents, etc...............................................34
Section 4.15   ERISA......................................................35
Section 4.16   Governmental Regulation....................................36
Section 4.17   Federal Reserve Regulations................................36
Section 4.18   Solvency...................................................36
Section 4.19   Certain Fees...............................................36
Section 4.20   Environmental Matters......................................37
Section 4.21   Disclosure.................................................38
Section 4.22   Survival of Warranties; Covenant Regarding.................38


                                   ARTICLE V

                                  COVENANTS...............................38
Section 5.1    Affirmative Covenants......................................38
    Section 5.1.1  Financial Statement, Reports and Other Information.....38
    Section 5.1.2  Discharge of Taxes, etc................................41
    Section 5.1.3  Corporate Existence; Business..........................41
    Section 5.1.4  Compliance With Laws...................................42
    Section 5.1.5  Performance of Loan Documents..........................42
    Section 5.1.6  Inspection of Books and Properties.....................42
    Section 5.1.7  Books and Records......................................43
    Section 5.1.8  ERISA..................................................43
    Section 5.1.9  Insurance..............................................44
    Section 5.1.10 Use of Proceeds........................................44
    Section 5.1.11 Maintenance of Properties..............................44

    Section 5.1.12 Licenses, Permits, Etc..................................45
    Section 5.1.13 Environmental Notification..............................45
    Section 5.1.14 Senior Note Refinancing.................................45
Section 5.2    Negative Covenants..........................................46
    Section 5.2.1  Liens...................................................46
    Section 5.2.2  Indebtedness for Money Borrowed.........................46
    Section 5.2.3  Affiliate Transactions..................................46
    Section 5.2.4  Dividends; Distributions................................46
    Section 5.2.5  Investments.............................................48
    Section 5.2.6  Mergers and Consolidations..............................49
    Section 5.2.7  Purchase of Stock or Assets.............................49
    Section 5.2.8  Sale of Assets..........................................50
    Section 5.2.9  Sales of Accounts Receivable............................50
    Section 5.2.10 Subsidiaries............................................51
    Section 5.2.11 Charter Amendments......................................51
    Section 5.2.12 Plan Assets.............................................51
Section 5.3    Financial Covenants.........................................52
    Section 5.3.1  Leverage Ratio..........................................52
    Section 5.3.2  Interest Coverage Ratio.................................52
    Section 5.3.3  Capital Expenditures....................................52
    Section 5.3.4  Consolidated Net Worth..................................52

                                  ARTICLE VI

                          CONDITIONS OF CREDIT.............................52
Section 6.1    Conditions Precedent to the Initial Borrowing...............52
Section 6.2    Conditions Precedent to All Credit Events...................54


                                  ARTICLE VII

                          EVENTS OF DEFAULT................................55
Section 7.1    Events of Default...........................................55
Section 7.2    Remedies....................................................57

                                 ARTICLE VIII

                                 THE AGENTS................................58
Section 8.1    Appointment.................................................58
Section 8.2    Nature of Duties............................................59
Section 8.3    Lack of Reliance on the Agents..............................59
Section 8.4    Certain Rights of the Agents................................59
Section 8.5    Reliance....................................................59
Section 8.6    Indemnification.............................................60
Section 8.7    The Agents in Their Individual Capacities...................60
Section 8.8    Holders.....................................................60

Section 8.9  Resignation...................................................60


                                  ARTICLE IX

                              BWAY GUARANTY................................61
Section 9.1   BWAY Guaranty................................................61
Section 9.2   Bankruptcy...................................................61
Section 9.3   Nature of Liability..........................................62
Section 9.4   Guaranty Absolute............................................62
Section 9.5   Independent Obligation.......................................62
Section 9.6   Authorization................................................62
Section 9.7   Reliance.....................................................63
Section 9.8   Waiver.......................................................63
Section 9.9   Guaranty Continuing..........................................64
Section 9.10  Binding Nature of Guaranty...................................64
Section 9.11  Judgments Binding............................................65


                                   ARTICLE X

                              BORROWER GUARANTY............................65
Section 10.1  Borrower Guaranty............................................65
Section 10.2  Bankruptcy...................................................65
Section 10.3  Nature of Liability..........................................65
Section 10.4  Guaranty Absolute............................................66
Section 10.5  Independent Obligation.......................................66
Section 10.6  Authorization................................................66
Section 10.7  Reliance.....................................................67
Section 10.8  Waiver.......................................................67
Section 10.9  Guaranty Continuing..........................................68
Section 10.10 Binding Nature of Guaranty...................................68
Section 10.11 Judgments Binding............................................68


                                  ARTICLE XI

                                MISCELLANEOUS.............................69
Section 11.1  No Waiver; Modifications in Writing.........................69
Section 11.2  Amendments..................................................69
Section 11.3  Notices, etc................................................70
Section 11.4  Costs, Expenses, Taxes and Indemnification..................71
Section 11.5  Special Expenditures........................................72
Section 11.6  Confirmations...............................................72
Section 11.7  Adjustment..................................................73
Section 11.8  Right of Setoff.............................................73
Section 11.9  Execution in Counterparts...................................74
Section 11.10 Binding Effect; Assignment..................................74

SECTION 11.11  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...............76
SECTION 11.12  GOVERNING LAW...............................................77
Section 11.13  Severability of Provisions..................................77
Section 11.14  Headings....................................................77
Section 11.15  Time........................................................77
Section 11.16  Further Assurances..........................................77
Section 11.17  Prior Agreements............................................77

DEFINITIONAL APPENDIX.......................................................1

                                    EXHIBITS
                                    --------

Exhibit 1.1(A)    Form of Subsidiary Guaranty
Exhibit 1.1(B)    Form of Contribution Agreement
Exhibit 1.1(C)    Form of Cost Adjustment Certificate
Exhibit 1.1(d)    Form of Pricing Certificate
Exhibit 1.1(e)    Form of Intercompany Note
Exhibit 2.2(a)    Form of Revolving Note
Exhibit 2.2(b)    Form of Swing Line Note
Exhibit 2.5       Form of Notice of Borrowing
Exhibit 2.6       Notice of Conversion or Continuation
Exhibit 2.11(b)   Form of Swing Line Notice of Borrowing
Exhibit 2.11(d)   Form of Swing Line Loan Participation Certificate
Exhibit 2.12      Form of Notice of Issuance/Amendment of Letter of Credit
Exhibit 3.3(b)    Form of Commitment Increase Request
Exhibit 3.9(c)    Form of Tax Certificate
Exhibit 5.1.1(b)  Form of Certificate of a Responsible Officer of BWAY
Exhibit 5.1.1(c)  Form of Certificate from the Chief Financial Officer of BWAY
Exhibit 5.1.1(d)  Form of Acquisition Compliance Certificate
Exhibit 6.1(c)    Form of Opinion of Kirkland & Ellis
Exhibit 6.1(h)    Form of Responsible Officer's Certificate
Exhibit 11.10(d)  Form of Assignment Agreement

                                   SCHEDULES
                                   ---------

Schedule 1.1(a)   Commitment Amounts
Schedule 4.1      Due Organization and Standing
Schedule 4.3      Subsidiaries of BWAY
Schedule 4.4      Approvals and Consents
Schedule 4.6      Indebtedness for Money Borrowed
Schedule 4.8      Title to Properties
Schedule 4.9      Litigation and Proceedings
Schedule 4.10     Governmental Consents
Schedule 4.11(b)  Pro Form Consolidated Balance Sheet
Schedule 4.11(c)  Forecasts
Schedule 4.11(d)  Material Liabilities
Schedule 4.15     Underfunded Pension Plans
Schedule 4.19     Brokers' Fees
Schedule 4.20     Environmental Matters
Schedule 5.2.5    Investments

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is dated as of June 17, 1996 and is entered into by and among BWAY CORPORATION, a Delaware corporation ("BWAY"), BROCKWAY
                                                        ----
STANDARD, INC., a Delaware corporation ("Brockway"), MILTON CAN COMPANY, INC., a
                                         --------
Delaware corporation ("Milton"), the Additional Borrowers, the undersigned
                       ------
financial institutions in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), BANKERS TRUST COMPANY, as
     -------                             ------
Administrative Agent and Syndication Agent for the Lenders, and NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent for the Lenders.

                                   RECITALS:

          WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving credit facility (including letter of credit and swingline subfacilities) in an initial aggregate principal amount not to exceed $150,000,000 at any time outstanding;

          WHEREAS, the proceeds of the revolving credit facility described above will be used by the Borrowers for ongoing working capital and general corporate purposes, including, without limitation, to (i) fund the Refinancings, (ii) to provide all or a portion of the funds necessary to finance Acquisitions (including the Davies Acquisition) and (iii) to pay all fees, costs and expenses incurred in connection with the transactions contemplated hereby;

          WHEREAS, the Lenders are willing to extend commitments to make the Revolving Loans and Swing Line Loans, and to issue or participate, as the case may be, in Letters of Credit, to the Borrowers, in each case for the respective purposes provided herein and on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1  Definitional Appendix.  Unless the context otherwise
                       ---------------------
requires, each capitalized term used herein, including the preamble and recitals above, and defined in the attached Definitional Appendix (which is hereby incorporated by reference and deemed to be a part of this Agreement) shall have the meaning ascribed to such term in the Definitional Appendix.

          Section 1.2  Accounting Terms; Financial Statements. All accounting
                       --------------------------------------
terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in effect on the Closing Date in the United States of America ("Agreement Accounting Principles"). Except as otherwise expressly
          -------------------------------
provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement (including, without limitation, Adjusted Consolidated EBITDA, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Loss, Consolidated Net Worth, Consolidated Total Assets, Consolidated Total

Indebtedness and all other consolidated amounts) shall be made in accordance with Agreement Accounting Principles and on a basis consistent with the presentation of the financial statements delivered pursuant to Section 4.11
                                                               ------------
hereto. Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section 5.1.1 shall be prepared in
                                     -------------
accordance with generally accepted accounting principles in the United States of America as in effect on the respective dates of their preparation.

                                   ARTICLE II

                                LOAN PROVISIONS

          Section 2.1  Revolving Loan Commitments.  Each Lender, severally but
                       --------------------------
not jointly, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrowers on a revolving basis from time to time from and after the date of this Agreement to, but not including, the Termination Date, in its Pro Rata Share of such aggregate amount as the respective Borrower may request, but not exceeding in an aggregate principal amount at any one time outstanding (giving effect to the contemporaneous application of any Revolving Loan proceeds to the payment of any L/C Obligations, Revolving Loans or Swing Line Loans) the Revolving Loan Commitment of such Lender at such time minus (a) such Lender's Pro Rata Share of
                                       -----
the aggregate principal amount of outstanding Swing Line Loans and (b) such Lender's Pro Rata Share of the L/C Obligations outstanding at such time. Notwithstanding the foregoing, (i) at no time shall the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans made to any Sublimit Borrower plus the aggregate outstanding L/C Obligations of all Letters of Credit issued for the account of such Sublimit Borrower exceed the applicable Sublimit Amount for such Sublimit Borrower, or (ii) at no time prior to the Senior Note Refinancing shall the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate amount of L/C Obligations outstanding exceed $98,000,000 (it being understood that the Borrowers may incur Loans under the terms of this Agreement contemporaneously with the consummation of the Senior Note Refinancing to provide necessary funds therefor). Prior to the Termination Date, Revolving Loans may be repaid and reborrowed by the Borrowers in accordance with the provisions hereof.

          Section 2.2  Obligations; Notes.
                       ------------------

          (a) Revolving Loan Obligations.  The Borrowers' obligations to each
              --------------------------
Lender to repay the principal of, and interest on, all of the Revolving Loans made by each Lender hereunder shall be evidenced by a promissory note (each a

"Revolving Note" and collectively the "Revolving Notes") duly executed and
- ---------------                        ---------------
delivered by the Borrowers substantially in the form of Exhibit 2.2(a) hereto,
                                                        --------------
the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Lender in the amount of such Lender's Revolving Loan Commitment, (ii) be dated the Closing Date, (iii) provide that each Revolving Loan evidenced thereby shall be repaid on the Termination Date as provided herein and (iv) bear interest as provided in this Agreement. Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of all or any portion of its Revolving Note attach a schedule or make a notation of the principal amount of Loans evidenced thereby. Such internal records as maintained by each Lender shall, absent manifest error, constitute prima facie evidence of the amounts outstanding under
                           ----- -----
the Revolving Loans. Notwithstanding the foregoing, the failure by any Lender to make a notation with respect to any Revolving Loan shall not limit or otherwise affect the obligation of the Borrowers hereunder or under such Lender's Revolving Note with respect to such Revolving Loan and payments of principal by the Borrowers shall not be affected by the failure to make a notation thereof nor shall such failure or error affect any rights of the Borrowers hereunder or under applicable law. Although the Revolving Notes shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Revolving Loans evidenced thereby are outstanding and although the stated amount of the Revolving Notes shall be equal to each Lender's Revolving Loan Commitment, each Revolving Note shall be enforceable with respect to the Borrowers' obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Revolving Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Revolving Loans as permitted or required by this Agreement, the Borrowers shall repay all Revolving Loans then outstanding on the Termination Date.

          (b) Swing Line Loan Obligations.  The Borrowers' obligation to the
              ---------------------------
Swing Line Lender to repay the principal of, and interest on, all of the Swing Line Loans made by the Swing Line Lender hereunder shall be evidenced by a promissory note (the "Swing Line Note") duly executed and delivered by the
                      ---------------
Borrowers substantially in the form of Exhibit 2.2(b) hereto, the terms of which
                                       --------------
are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, (ii) be dated the Closing Date, (iii) provide that each Swing Line Loan evidenced thereby shall be repaid as provided herein and
(iv) bear interest as provided in this Agreement. The Swing Line Lender will note on its internal records the amount of each Swing Line Loan made by it and each payment in respect thereof and will prior to any transfer of all or any portion of its Swing Line Note attach a schedule or make a notation of the principal amount of Loans evidenced thereby. Such internal records as maintained by the Swing Line Lender shall, absent manifest error, constitute prima facie evidence of the amounts outstanding under the Swing Line Loans.
- ----- -----
Notwithstanding the foregoing, the failure by the Swing Line Lender to make a notation with respect to any Swing Line Loan shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Swing Line Lender's Swing Line Note with respect to such Swing Line Loan and payments of principal by the Borrowers shall not be affected by the failure to make a notation thereof nor shall such failure or error affect any rights of the Borrowers hereunder or under applicable law. Although the Swing Line Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Swing Line Loans evidenced thereby are outstanding and although the stated amount of the Swing Line Note shall be equal to the Swing Line Commitment, the Swing Line Note shall be enforceable with respect to the Borrowers' obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Swing Line Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Swing Line Loans as permitted or required by this Agreement, the Borrowers shall repay all Swing Line Loans outstanding on the Termination Date.

          Section 2.3  Borrowing Options.  The Revolving Loans shall, at the
                       -----------------
option of a Borrower and except as otherwise provided in this Agreement, consist of (i) Prime Rate Loans, (ii) Eurodollar Rate Loans or (iii) part Prime Rate Loans and part Eurodollar Rate Loans, provided (A) that all Loans made pursuant to the same Borrowing shall be of the same Type and (B) no Interest

Periods in excess of one month shall be selected prior to the earlier to occur of (1) the 90th day after the Closing Date and (2) the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrowers) that the primary syndication of the Revolving Loan Commitments has been completed. As to any Eurodollar Rate Loan, any Lender may, if it so elects, fulfill its commitment to make such Loan by causing a foreign branch or affiliate of such Lender to make or continue such Loan, provided that in such event such Lender's Pro Rata Share of the Revolving Loan shall, for purposes of this Agreement, be considered to have been made by such Lender and the obligation of the Borrowers to repay such Lender's Pro Rata Share of the Revolving Loan shall nevertheless be to such Lender and shall be deemed held by such Lender for the account of such branch or affiliate.

          Section 2.4  Minimum Amount of Each Borrowing.  The aggregate
                       --------------------------------
principal amount of each Borrowing by a Borrower hereunder shall be not less than $3 million ($100,000 in the case of Swing Line Loans) and, in each case, if greater, shall be in an integral multiple of $500,000 above such minimum ($100,000 in the case of Swing Line Loans); provided, however, that any
                                            --------  -------
Borrowing consisting of Revolving Loans made pursuant to Section 2.11(c) may be
                                                         ---------------
in the amount of the Swing Line Loan(s) refunded thereby.

          Section 2.5  Notice of Borrowing.  Whenever a Borrower desires to make
                       -------------------
a Borrowing of Revolving Loans hereunder, it shall give the Paying Agent at its Payment Office and the Administrative Agent at its Administrative Office at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Prime Rate Loan, and at least (3) three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Rate Loan, to be made hereunder. In each case such notice shall be given prior to 12:00 noon (Eastern time) on the date specified. Each such notice (a "Notice of Borrowing"), which shall be in the form of Exhibit 2.5
                -------------------                                  -----------
hereto, shall be irrevocable, shall be deemed a representation by the Borrowers that all conditions precedent to such Borrowing have been satisfied (or will be satisfied as of the time such Borrowing is actually made) and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing and the applicable Borrower with respect thereto, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing are to be Prime Rate Loans or Eurodollar Rate Loans and, with respect to Eurodollar Rate Loans, the Interest Period to be applicable thereto. The Paying Agent shall promptly give each Lender written notice (or telephonic notice confirmed in writing) of each proposed Borrowing with respect to Revolving Loans, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agents may act without liability upon the basis of telephonic notice believed by the Agents in good faith to be from the appropriate Borrower prior to receipt of written confirmation, with the Agents' records being, absent manifest error, conclusive and binding on all parties hereto.

          Section 2.6  Conversion or Continuation.  Any Borrower may elect (i)
                       --------------------------
at any time to convert Prime Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Prime Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate principal amount of the
                 --------  -------
Eurodollar Rate Loans
for each Interest Period therefor must be in an aggregate principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation of Revolving Loans shall be allocated among the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares. Each such election shall be in substantially the form of Exhibit 2.6
                                                                  -----------
hereto (a "Notice of Conversion or Continuation") and shall be made by giving
           ------------------------------------
the Administrative Agent and the Paying Agent at least three Business Days' prior written notice thereof, given not later than 12:00 noon (Eastern time) on such third prior Business Day, specifying the applicable Borrower, the amount and type of conversion or continuation, in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Paying Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Prime Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.6, the Agents do not
                                             -----------
receive a Notice of Conversion or Continuation from a Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will automatically convert to Prime Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable (except as otherwise provided in Sections 2.13(a) and (b)).
                         ------------------------

          Section 2.7  Disbursement of Funds.  No later than 12:00 noon (Eastern
                       ---------------------
time) on the date specified in the applicable Notice of Borrowing, so long as the Paying Agent has notified such Lender of such Notice of Borrowing, each Lender will make available its Pro Rata Share of the Borrowing requested to be made on such date in Dollars and in immediately available funds, at the Payment Office, and the Paying Agent will promptly make available to the respective Borrower at the Payment Office the aggregate of the amounts so made available by the applicable Lenders. Unless the Paying Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Paying Agent such Lender's Pro Rata Share of such Borrowing, the Paying Agent may assume that such Lender has made such amount available to the Paying Agent on such date of Borrowing and the Paying Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Paying Agent by such Lender on the date of Borrowing, the Paying Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Paying Agent's demand therefor, the Paying Agent shall promptly notify the respective Borrower and such Borrower shall immediately pay such corresponding amount to the Paying Agent. The Paying Agent shall also be entitled to recover from such Borrower interest on such corresponding amount, in respect of each day from the date such corresponding amount was made available by the Paying Agent to such Borrower to but excluding the date such corresponding amount is recovered by the Paying Agent, at a rate per annum equal to the rate applicable to Prime Rate Loans or Eurodollar Rate Loans, as the case may be, applicable during the period in question to such corresponding amount and, upon payment of such amounts to the Paying Agent, such Borrower shall be entitled to recover such amounts from such Lender. Any amounts due hereunder to the Paying Agent from the

Lenders which are not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for the first three days after the date such amount is due and thereafter at the Prime Rate, together with the Paying Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments of principal and interest made on its Loans, amounts due with respect to Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Paying Agent to repay any outstanding Loans made available on behalf of such Lender by the Paying Agent pursuant to this Section 2.7 until such Loans
                                                 -----------
have been funded (as a result of such assignment or otherwise) and then to repay Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Pro Rata Share of all Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against the respective Borrower with respect to any amounts paid to the Paying Agent or any Lender with respect to the preceding sentence; provided, however, that such Lender shall
                                   --------  -------
have full recourse against the Borrowers to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          Section 2.8  Interest.
                       --------

          (a) Prime Rate Revolving Loans.  Each Borrower agrees to pay interest
              --------------------------
in respect of the unpaid principal amount of each Prime Rate Revolving Loan from the date the proceeds thereof are made available to such Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until
                                                             -----------
maturity (whether by acceleration or otherwise) of such Prime Rate Revolving Loan or until such Prime Rate Revolving Loan is converted into a Eurodollar Rate Revolving Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin. The "Applicable Prime Rate
                                                     ---------------------
Margin" means (i) for the period from and including the Closing Date to but
- ------
excluding the next Pricing Certificate Delivery Date, 0%, and (ii) for each portion of each subsequent Pricing Period, the Applicable Prime Rate Margin set forth below corresponding to the Leverage Ratio as of the Date of Determination, as follows:

                  ============================================
                                             Applicable Prime
                       Leverage Ratio           Rate Margin
                  --------------------------------------------
                    2.50:1.00 and lower                     0%
                  --------------------------------------------
                  >2.50:1.00; 3.25:1.00                 0.25%
                  --------------------------------------------
                  >3.25:1.00; 3.75:1.00                 0.50%
                  --------------------------------------------
                  >3.75:1.00;  4.00:1.00                0.75%
                  --------------------------------------------
                  >4.00:1.00                             1.25%
                  ============================================

          Notwithstanding the foregoing, in the event that BWAY achieves an Investment Grade Rating, then from and after the date on which BWAY notifies the Administrative Agent in writing of such Investment Grade Rating until such time as BWAY no longer has an Investment Grade Rating

(in which case the Applicable Prime Rate Margin shall be determined as provided above by reference to the Leverage Ratio), the Applicable Prime Rate Margin shall be the Applicable Prime Rate Margin set forth below corresponding to the applicable Investment Grade Rating, with the Applicable Prime Rate Margin changing as of the date of any change in such Investment Grade Rating (and in the case of any split rating, the more favorable rating shall be determinative):

                        =======================================
                        Investment            Applicable Prime
                        Grade Rating             Rate Margin
                        ---------------------------------------
                        BBB-/Baa3                            0%
                        ---------------------------------------
                        BBB/Baa2 or better                   0%
                        =======================================

          (b) Eurodollar Rate Revolving Loans.  Each Borrower agrees to pay
              -------------------------------
interest in respect of the unpaid principal amount of each Eurodollar Rate Revolving Loan from the date the proceeds thereof are made available to such Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to

Section 2.6) until maturity (whether by acceleration or otherwise) of such
- -----------
Eurodollar Rate Revolving Loan at a rate per annum equal to the relevant Eurodollar Rate plus the Applicable Eurodollar Rate Margin. The "Applicable
                                                                  ----------
Eurodollar Rate Margin" means (i) for the period from and including the Closing
- ----------------------
Date to but excluding the next Pricing Certificate Delivery Date, 1.00%, and
(ii) for each portion of each subsequent Pricing Period, the Applicable Eurodollar Rate Margin set forth below corresponding to the Leverage Ratio as of the Date of Determination, as follows:

                     ===============================================
                                               Applicable Eurodollar
                          Leverage Ratio            Rate Margin
                     -----------------------------------------------
                       1.00:1.00 and lower                      0.50%
                     -----------------------------------------------
                     >1.00:1.00; 1.75:1.00                     0.65%
                     -----------------------------------------------
                     >1.75:1.00; 2.50:1.00                     1.00%
                     -----------------------------------------------
                      >2.50:1.00; 3.25:1.00                     1.25%
                     -----------------------------------------------
                     >3.25:1.00; 3.75:1.00                     1.50%
                     -----------------------------------------------
                     >3.75:1.00; 4.00:1.00                     1.75%
                     -----------------------------------------------
                     >4.00:1.00                                 2.25%
                     ===============================================

          Notwithstanding the foregoing, in the event that BWAY achieves an Investment Grade Rating, then from and after the date on which BWAY notifies the Administrative Agent in writing of such Investment Grade Rating until such time as BWAY no longer has an Investment Grade Rating (in which case the Applicable Eurodollar Rate Margin shall be determined as provided above by reference to the Leverage Ratio), the Applicable Eurodollar Rate Margin shall be the Applicable Eurodollar Rate Margin set forth below corresponding to the applicable Investment Grade Rating, with the Applicable Eurodollar Rate Margin changing as of the date of any change in such Investment Grade Rating (and in the case of any split rating, the more favorable rating shall be determinative):

                    ============================================
                    Investment            Applicable Eurodollar
                    Grade Rating               Rate Margin
                    --------------------------------------------
                    BBB-/Baa3                              0.50%
                    --------------------------------------------
                    BBB/Baa2 or better                    0.375%
                    ============================================

          (c) Swing Line Loans.  Each Borrower agrees to pay interest in respect
              ----------------
of the unpaid principal amount of each Swing Line Loan from the date the proceeds thereof are made available to such Borrower until maturity (whether by acceleration or otherwise) of such Swing Line Loan or until such Swing Line Loan is converted to Revolving Loans at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin.

          (d) Default Rate Interest.  Overdue principal and (to the extent
              ---------------------
permitted by applicable law) overdue interest in respect of each Loan shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) if such Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Prime Rate Margin set forth in Section 2.8(a) (as the same may be
                                          --------------
adjusted pursuant to Section 2.9), as the case may be, plus 2% per annum or (ii)
                     -----------
if such Loan is a Eurodollar Rate Loan, the Eurodollar Rate then in effect plus the Applicable Eurodollar Rate Margin set forth in Section 2.8(b) (as the same
                                                   --------------
may be adjusted pursuant to Section 2.9), as the case may be, plus 2% per annum
                            -----------
(any such applicable rate of interest in the foregoing clauses (i) and (ii) being the "Default Rate").
           ------------

          (e) Accrual and Payment of Interest.  Interest shall accrue from and
              -------------------------------
including the date of any Borrowing (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) to but excluding the date of any repayment
                         -----------
thereof. Interest on Eurodollar Rate Loans shall be payable by the Borrowers in arrears on the last day of each Interest Period and, in the case of an Interest Period in excess of three months, at intervals of every three months after the initial date of such Interest Period (each such date, a "Eurodollar Interest
                                                         -------------------
Payment Date").  Notwithstanding the above, interest on Eurodollar Rate Loans
- ------------
shall be due and payable on any amount repaid or reborrowed, as the case may be, on the date of such repayment or reborrowing, as the case may be, and upon final maturity of such Loan (whether by acceleration or otherwise) and after such maturity, on demand. Interest on Prime Rate Loans shall be due and payable quarterly in arrears on each Quarterly Payment Date, on maturity (whether by acceleration or otherwise) and after such maturity, on demand. Interest on all Eurodollar Rate Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed and interest on all Prime Rate Loans shall be computed on the basis of a year consisting of 365 or 366 days, as applicable, and actual days elapsed.

          (f) Notification of Rate.  The Administrative Agent, upon determining
              --------------------
the Eurodollar Rate for any Interest Period, shall promptly give the Borrowers, the Paying Agent and the other Lenders written or telephonic notice (promptly confirmed in writing) thereof. Such determination shall, absent manifest error and subject to the provisions of Section 2.13, be final, conclusive and binding
                                 ------------
upon all parties hereto.

          (g) Maximum Interest.  If any interest payment or other charge or fee
              ----------------
payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and the Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

          Section 2.9  Pricing Adjustments.  On each Pricing Certificate
                       -------------------
Delivery Date, BWAY shall deliver a Pricing Certificate to the Agents demonstrating the calculation of the Leverage Ratio as of the most recent Date of Determination. Adjustments to the Applicable Prime Rate Margin, Applicable Eurodollar Rate Margin or the Applicable Commitment Fee, if any, as evidenced by such Pricing Certificate shall be effective on the date of receipt of such Pricing Certificate by the Administrative Agent or, in the case of any adjustment to the Applicable Prime Rate Margin, Applicable Eurodollar Rate Margin or Applicable Commitment Fee due to an Investment Grade Rating (including any change in the Investment Grade Rating), as of the date of any change in such Investment Grade Rating. Any failure by the Borrowers to deliver a Pricing Certificate within forty-five (45) days after the end of any fiscal quarter (ninety (90) days after the end of the fourth fiscal quarter in any Fiscal Year) or upon the consummation of any Substantial Acquisition shall, subject to

Section 2.8(d), result in the highest Applicable Prime Rate Margin, Applicable
- --------------
Eurodollar Rate Margin and Applicable Commitment Fee applying from such date until the date such Pricing Certificate is received by the Administrative Agent. The Administrative Agent shall promptly give the Paying Agent and the other Lenders written or telephonic notice of any such adjustment.

          Notwithstanding anything in Section 2.8 or 2.9 to the contrary, if any
                                      ------------------
Pricing Certificate delivered by BWAY demonstrating the appropriate Leverage Ratio shall prove to have incorrectly understated the Leverage Ratio (as determined by reference to a subsequent officer's certificate delivered pursuant to Section 5.1.1(b) or subsequent publicly filed consolidated financial
   ----------------
statements of BWAY), such Pricing Certificate shall no longer be in effect, and the Administrative Agent shall calculate the difference between the amount of interest (and the amount of Commitment Fees and the amount of Letter of Credit
Fees) actually paid by the Borrowers on the basis of such incorrect Pricing Certificate and the amount of interest (and the amount of Commitment Fees and the amount of Letter of Credit Fees) which would have been due had such incorrect Pricing Certificate not been delivered. The Administrative Agent shall notify the Borrowers of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrowers shall pay such amount to the Paying Agent for the account of the Lenders within three Business Days of such notice.

          Notwithstanding anything in Section 2.8 or 2.9 to the contrary, if
                                      ------------------
BWAY delivers a Cost Adjustment Certificate in respect of an Acquisition pursuant to Section 5.1.1(d) (an "Initial Cost Adjustment Certificate"), then
            ----------------      -----------------------------------
upon the delivery of the related Cost Adjustment Certificate pursuant to Section
                                                                         -------
5.1.1(b) for the first four full fiscal quarters following such Acquisition (or,
- --------
in the event BWAY determines that it shall not realize the cost reduction synergies set forth in the Initial Cost Adjustment Certificate, the next complete fiscal quarter following such determination), to the extent such subsequent Cost Adjustment Certificate indicates that the actual cost reduction synergies of the type set forth in the Initial Cost Adjustment Certificate for the period covered thereby are less than the cost reduction synergies estimated by BWAY in the Initial Cost Adjustment Certificate for such period, the Administrative Agent shall calculate the difference between the amount of interest (and the amount of Commitment Fees and the amount of Letter of Credit
Fees) actually paid by the Borrowers on the basis of the Initial Cost Adjustment Certificate and the amount of interest (and the amount of Commitment Fees and the amount of Letter of Credit Fees) which would have been due had the actual cost reduction synergies contained in the subsequent Cost Adjustment Certificate been substituted for the estimated cost reduction synergies contained in the Initial Cost Reduction Certificate. The Administrative Agent shall notify the Borrowers of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrowers shall pay such amount to the Paying Agent for the account of the Lenders within three Business Days of such notice.

          Section 2.10  Interest Periods.  At the time any Borrower gives any
                        ----------------
Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurodollar Rate Loans, such Borrower shall elect, by giving the Administrative Agent written notice, the interest period (each an "Interest Period") applicable
                                                    ---------------
to the related Eurodollar Rate Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period, provided that: (i) the Interest Period for any Eurodollar Rate Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of a continuation of such Eurodollar Rate Loan shall commence on the day on which the immediately preceding Interest Period for such Loan expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided,
                                                                       --------
however, that if any Interest Period in respect of a Eurodollar Rate Loan would
- -------
otherwise expire on a day which is not a Business Day and after which no Business Day occurs in the same month, such Interest Period shall expire on the immediately preceding Business Day; (iii) if an Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the first, second, third or sixth, as applicable, succeeding calendar month; (iv) no Interest Period shall extend beyond the Termination Date; and (v) no more than ten (10) separate Interest Periods shall exist at any time.

          Section 2.11  Swing Line Loans.
                        ----------------

          (a) Swing Line Commitment.  Subject to the terms and conditions
              ---------------------
hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line
                                                                ----------
Loans") to the Borrowers on any Business Day from time to time from and after the Closing Date to, but not including, the Termination Date in an aggregate principal amount at any one time outstanding not to exceed

$10,000,000; provided, however, that in no event may the amount of any Borrowing
             --------  -------
of Swing Line Loans cause the outstanding Revolving Loans of any Lender (other than the Swing Line Lender), when added to such Lender's Pro Rata Share of the then outstanding Swing Line Loans and L/C Obligations (after giving effect to the use of proceeds of such Swing Line Loans) to exceed such Lender's Revolving Loan Commitment. Amounts borrowed by the Borrowers under this Section 2.11(a)
                                                               ---------------
may be repaid and, to but excluding the Termination Date, reborrowed.

          (b) Procedure for Swing Line Borrowing.   The Swing Line Loans shall
              ----------------------------------
be made and maintained as Prime Rate Loans and, notwithstanding Section 2.6,
                                                                -----------
shall not be entitled to be converted into Eurodollar Rate Loans. The applicable Borrower shall give the Administrative Agent and the Swing Line Lender a notice of borrowing (a "Swing Line Notice of Borrowing") in the form of
                                 ------------------------------
Exhibit 2.11(b) hereto (which notice shall be irrevocable must be received by
- ---------------
the Administrative Agent and the Swing Line Lender prior to 12:00 noon Eastern time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $100,000 or an integral multiple thereof. On the requested borrowing date, the Swing Line Lender will make available the proceeds of the Swing Line Loan requested in immediately available funds, at the Payment Office of the Paying Agent, and the Paying Agent shall promptly thereafter make available to such Borrower at the Payment Office the amount so made available by the Swing Line Lender.

          (c) Refunding of Swing Line Loans.  The Swing Line Lender, at any time
              -----------------------------
in its sole and absolute discretion, may on behalf of each Borrower (which hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Lender's Pro Rata Share of all or part of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans")
                                               -------------------------
outstanding on the date such notice is given. Unless any of the events described in Section 7.1(e) or 7.1(f) shall have occurred (in which event the
             ------------------------
procedures of paragraph (d) of this Section 2.11 shall apply) and regardless of
                                    ------------
whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Paying Agent at its Payment Office prior to 12:00 noon, Eastern time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall then be made immediately available to the Swing Line Lender at its Payment Office, and immediately applied to repay the Refunded Swing Line Loans, and, until converted into Eurodollar Rate Loans, shall constitute Prime Rate Revolving Loans.

          (d) Participation in Swing Line Loans.  If, prior to the making of
              ---------------------------------
Prime Rate Revolving Loans pursuant to paragraph (c) of this Section 2.11, one
                                                             ------------
of the events described in Sections 7.1(e) or 7.1(f) shall have occurred, then,
                           -------------------------
subject to the provisions of clause (e) below, each Lender will, on the date such Revolving Loans were to have been made, purchase from the Swing Line Lender an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Pro Rata Share of such Refunded Swing Line Loan. Upon request, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate substantially in the form of Exhibit 2.11(d) hereto (a "Swing Line
                                         ---------------            ----------
Loan Participation Certificate") dated the date of receipt of such funds and in
- ------------------------------
such amount.

          (e) Obligations Unconditional.  Each Lender's obligation to make
              -------------------------
Revolving Loans in accordance with clause (c) above and to purchase participating interests in accordance with clause (d) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person;
(iv) any breach of this Agreement by any Borrower or any other Person; (v) any inability of any Borrower to satisfy the conditions precedent to Borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to clause (c) or
(d) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first three days and at the Prime Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.11(e),
                                                              ---------------
no Lender shall be required to make a Revolving Loan to any Borrower for the purpose of refunding a Swing Line Loan pursuant to clause (c) above or to purchase a participating interest in a Swing Line Loan pursuant to clause (d) above if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however,
                                                           --------  -------
that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

          Section 2.12  Letters of Credit.
                        -----------------

          (a) Issuance by Facing Agent.  Subject to the terms and conditions
              ------------------------
hereof and provided that no Event of Default or Unmatured Event of Default shall have occurred and be continuing, any Borrower may request, in accordance with this Section 2.12, that the Facing Agent issue on behalf of the Lenders, and
     ------------
upon request the Facing Agent shall issue Letters of Credit denominated in Dollars for the account of such Borrower with the face amount of each Letter of Credit in a minimum amount of $100,000 or such lesser amount as the Facing Agent may approve; provided, however, that (i) each Letter of Credit shall be issued
             --------  -------
in favor of a Permitted Beneficiary; (ii) no Borrower shall request the Facing Agent to issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations then outstanding would exceed $12,500,000 or if the face amount of such requested Letter of Credit exceeds the Total Available Revolving Commitment then in effect, and (iii) in no event shall the Facing Agent issue any Letter of Credit having an expiration date later than one year from the date of issuance (or in any event later than thirty (30) days prior to the Termination Date), provided that any Letter of Credit may be extendable for successive periods of up to one year (but not beyond a date which is thirty (30) days prior to the Termination Date) on terms acceptable to the Facing Agent. Each request for an issuance of, or an amendment to, a Letter of Credit shall be in the form of Exhibit 2.12 hereto,
                                                         ------------
appropriately completed.  The issuance of a Letter of Credit pursuant to this

Section 2.12 shall be deemed (A) to be a Borrowing for purposes of, without
- ------------
limitation, the satisfaction of the applicable conditions set forth in Article
                                                                       -------
VI hereof and (B) to reduce availability under the Revolving Loan Commitments of
- --
the Lenders then in effect by an amount equal to the L/C Obligations with respect to such Letter of Credit until such time as such Letter of Credit is no longer outstanding and all amounts drawn thereunder have been reimbursed.

          (b) Participation of Lenders.  Immediately upon the issuance of each
              ------------------------
Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Facing Agent a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. The Facing Agent shall give the Agents written notice of the issuance or amendment of a Letter of Credit on the date of issuance or amendment thereof and provide the Agents with a copy of each Letter of Credit and
amendment thereto.   The Administrative Agent shall give each Lender written
notice of the issuance and amendment of a Letter of Credit within five (5) Business Days after each such Letter of Credit has been issued or amended pursuant to the terms hereof.

          (c) Requests for Issuance.  Whenever a Borrower desires the issuance
              ---------------------
or extension of a Letter of Credit, it shall deliver to the Facing Agent, the Paying Agent and the Administrative Agent a written notice in the form of

Exhibit 2.12 hereto no later than 12:00 noon (Eastern time) at least five (5)
- ------------
Business Days (or such shorter period as may be agreed to by the Facing Agent in any particular instance) in advance of the proposed date of issuance or extension. That notice shall specify (i) the applicable Borrower and the proposed date of issuance or extension (which shall be a Business Day), (ii) the type of Letter of Credit, (iii) the Stated Amount of the Letter of Credit, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary (which shall be a Permitted Beneficiary) and (vi) such other information as the Facing Agent may reasonably request. Prior to the date of issuance, the applicable Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary on or prior to the expiration date of the Letter of Credit, would require the Facing Agent to make payment under the Letter of Credit; provided, however, that the Facing Agent, in its
                            --------  -------
sole judgment, may require changes in any such documents and certificates. In determining whether to pay under any Letter of Credit, the Facing Agent shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. In the event that any terms or conditions of such written notice of issuance or amendment or any other document delivered in connection therewith are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

          (d) Reimbursement of Drawings.  In the event of any request for
              -------------------------
drawing under any Letter of Credit by the beneficiary thereof, the Facing Agent shall notify the applicable Borrower, the Agents and the Lenders prior to the date on which the Facing Agent intends to honor such drawing, and such Borrower shall reimburse the Facing Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless such Borrower shall have notified the Facing Agent and the Agents prior to 12:00 noon (Eastern time) one Business Day prior to such drawing that such Borrower intends to reimburse the Facing Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make a Prime Rate Revolving Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 6.2, the Revolving
                                                      -----------
Lenders shall, on the date of such drawing, make a Prime Rate Revolving Loan in the amount of such drawing, the proceeds of which shall be made available to the Facing Agent by the Paying Agent and applied directly by the Facing Agent for the amount of such drawing; and provided further, that, if for any reason,
                                -------- -------
proceeds of Revolving Loans are not received by the Facing Agent on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse the Facing Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the then applicable rate of interest for Prime Rate Loans for the first such Business Day and, thereafter, the rate set forth in Section 2.12(f)(iii).
                      --------------------

          (e) Failure to Reimburse.  In the event that the applicable Borrower
              --------------------
shall fail to reimburse the Facing Agent as provided in Section 2.12(d) in an
                                                        ---------------
amount equal to the amount of any drawing honored by the Facing Agent under a Letter of Credit issued by it, the Facing Agent shall promptly notify the Agents and each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Paying Agent for distribution to the Facing Agent an amount equal to its respective participation in same day funds at the Payment Office of the Paying Agent not later than 1:00 p.m. (New York time) on the Business Day after the date notified by the Facing Agent. In the event that any Lender fails to make available to the Facing Agent the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.12(e), the Facing Agent shall be
                                     ---------------
entitled to recover such amount on demand from the Lender together with interest at the Federal Funds Rate until three days after the date on which the Facing Agent gives notice of payment and at the Prime Rate for each day thereafter until such amount is paid. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit and any other amounts due to it hereunder to the Facing Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this Section 2.12(e)
                                                               ---------------
until such amount has been funded (as a result of such assignment or otherwise). The failure of any Lender to make funds available to the Facing Agent of such amount shall not relieve any other Lender of its obligation hereunder to make
funds available to the Facing Agent pursuant to this Section 2.12(e).   The
                                                     ---------------
Paying Agent shall distribute to each Lender which has paid all amounts payable by it under this Section 2.12(e) with respect to any Letter of Credit issued by
                 ---------------
the Facing Agent such Lender's Pro Rata Share of all payments received by the Facing Agent from the applicable Borrower in reimbursement of drawings honored by the Facing Agent under such Letter of Credit when such payments are received.

          (f) Letter of Credit Fees.  Each Borrower agrees to pay to the Facing
              ---------------------
Agent the following amounts with respect to each Letter of Credit issued by the Facing Agent:

          (i) a facing fee to the Facing Agent for its own account in a per annum amount equal to 0.25% of the Stated Amount of such Letter of Credit outstanding from time to time, payable quarterly in arrears on each Quarterly Payment Date (or if such day is not a Business Day, then on and through the immediately preceding Business Day), on the expiration date and after the expiration date, on demand, commencing on the first such day after the issuance of such Letter of Credit and continuing until such Letter of Credit has been drawn or expired, and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (ii) a Letter of Credit fee (the "Letter of Credit Fee") per annum to
                                            --------------------
the Facing Agent for the account of the Lenders equal to the Applicable Eurodollar Rate Margin determined pursuant to Section 2.8(b) and Section 2.9 as
                                              --------------     -----------
in effect from time to time of the Stated Amount of such Letter of Credit outstanding from time to time, payable quarterly in arrears on each Quarterly Payment Date (or if such day is not a Business Day, then on and through the immediately preceding Business Day), on the expiration date and after the expiration date, on demand, commencing on the first such day after the issuance of such Letter of Credit and continuing until such Letter of Credit has been drawn or expired, and calculated on the basis of a 360-day year and the actual number of days elapsed;

          (iii) to the Facing Agent for the account of the Lenders with respect to drawings made under any such Letter of Credit, interest, payable on demand, on the amount paid by the Facing Agent in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the applicable Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.1(b)) at a rate for the first Business Day equal to
                  --------------
the applicable rate of interest for Prime Rate Loans, and thereafter at a rate that is at all times equal to 2.0% per annum in excess of the interest rate otherwise payable under this Agreement for Prime Rate Loans as then in effect; and

          (iv) to the Facing Agent for its own account with respect to the issuance, amendment or transfer of any such Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

          Promptly upon receipt by the Facing Agent of any amount described in clause (ii) or (iii) of this Section 2.12(f), the Facing Agent shall distribute
                             ---------------
to each Lender its Pro Rata Share of such amount; provided, however, that
                                                  --------  -------
amounts described in clause (iii) above that accrue prior to the date upon which Lenders are required (x) to fund Prime Rate Revolving Loans pursuant to Section
                                                                        -------
2.12(d)(ii) or (y) to make available to the Facing Agent the amount of such
- -----------
Lender's participation in such Letter of Credit, as the case may be, in respect of any unreimbursed drawings under any Letter of Credit may be retained by the Facing Agent.

          (g) Reimbursement Obligation Unconditional.  The obligation of each
              --------------------------------------
Borrower to reimburse the Facing Agent for drawings made under the Letters of Credit issued by the Facing

Agent shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which each Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Facing Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Facing Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

          (vi) the fact that an Event of Default shall have occurred and be continuing;


provided, however, that the Borrowers shall not be obligated to reimburse the
- --------  -------
Facing Agent for any wrongful payment made by the Facing Agent under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Facing Agent.

          (h) Increased Costs.  If, after the Closing Date, by reason of (i) any
              ---------------
change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Facing Agent, any Agent or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

          (A) the Facing Agent, any Agent or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations  under  this  Section 2.12, whether directly or by such being
                          ------------
imposed on or suffered by the Facing Agent, such Agent or such Lender (except for (x) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which such Lender's principal office or applicable lending office is located and (y) United States withholding taxes, which shall be governed by the provisions of Section
                                                                       -------
3.8);
- ---

          (B) any reserve, deposit or similar requirement of any Governmental Authority is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Facing Agent and participated in by the Lenders; or

          (C) there shall be imposed on the Facing Agent by any Governmental Authority any other condition regarding any Letter of Credit issued pursuant to this Section 2.12;
     ------------

and the result of the foregoing is to directly or indirectly increase the cost to the Facing Agent, any Agent or any Lender of issuing, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by the Facing Agent, any Agent or any Lender, then and in any case the Administrative Agent may notify the Borrowers and the Borrowers shall pay on demand such amounts as the Administrative Agent may reasonably specify to be necessary to compensate the Facing Agent, any Agent or any Lender for such additional cost or reduced receipt together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Default Rate. The determination by the Facing Agent, any Agent or any Lender of any amount due pursuant to this Section 2.12(h) shall be set forth in
                                          ---------------
a certificate delivered to the Administrative Agent (which certificate the Administrative Agent shall promptly deliver to the Borrower) setting forth the calculation thereof in reasonable detail, and shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

          (i) Indemnification.  In addition to amounts payable as elsewhere
              ---------------
provided in this Section 2.12, each Borrower hereby agrees to protect,
                 ------------
indemnify, pay and hold the Facing Agent, the Agents and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Facing Agent, the Agents and the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Facing Agent, any Agent or any Lender as determined by a court of competent jurisdiction, or (ii) the failure of the Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts
       -------    --------
or omissions herein called "Government Acts").
                            ---------------

          (j) Letter of Credit Beneficiaries.  As between (i) the Borrowers and
              ------------------------------
(ii) the Facing Agent, the Agents and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Facing Agent shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of any such Letter of Credit to comply fully with conditions required in order to draw on such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Facing Agent including, without limitation, any Government Acts, in each case other than as a result of the gross negligence or willful misconduct of the Facing Agent. None of the above shall affect, impair, or prevent the vesting of any of the Facing Agent's rights or powers hereunder.

          (k) Facing Agent.  In furtherance and extension and not in limitation
              ------------
of the specific provisions hereinabove set forth, any action taken or omitted by the Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and not with gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not put the Facing Agent under any resulting liability to any Borrower, any Agent or any Lender.

          (l) No Indemnification for Certain Acts.  Notwithstanding anything to
              -----------------------------------
the contrary contained in this Section 2.12, neither BWAY nor any Subsidiary
                               ------------
shall have any obligation to indemnify the Agents, the Facing Agent or any Lender in respect of any liability incurred by any Agent, the Facing Agent or any Lender arising out of the gross negligence or willful misconduct of any Agent, the Facing Agent or any Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Facing Agent of a proper demand for payment made under the Letters of Credit issued by it.

          Section 2.13  Increased Costs, Illegality, Etc.
                        ---------------------------------

          (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Rate Determination Date that, by reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Obligations or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) United

States withholding taxes, which shall be governed by the provisions of Section
                                                                       -------
3.8) or (B) a change in official reserve requirements (but, in all events,
- ---
excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances since the Closing Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of the Administrative Agent which are solely the result of credit differences between such Lender and the Administrative Agent); or

          (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date, which materially and adversely affects the interbank Eurodollar market in general;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and to the Agents of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by any Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, each Borrower shall pay to such Lender, upon written demand therefore, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof in reasonable detail, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; provided, however, that the failure to give any such notice
                    --------  -------
(except that the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 2.13(a)(y) for periods occurring prior to the
                          ------------------
180th day before the giving of such notice) shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section
                                                                  -------
2.13(a)(y), and (z) in the case of clause (iii) above, the Borrowers shall take
- ----------
one of the actions specified in Section 2.13(b) as promptly as possible and, in
                                ---------------
any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender provided that the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section 2.13(a).
                  ---------------

          (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 2.13(a)(ii) or (iii), the applicable Borrower
                           ----------------------------
may (and in the case of a Eurodollar

Rate Loan affected by the circumstances described in Section 2.13(a)(iii) shall)
                                                     --------------------
either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower notified by the affected Lender or the Administrative Agent pursuant to Section 2.13(a)(ii) or
                                                        ----------------------
(iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Rate
- -----
Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Rate Loan into a Prime Rate Loan, provided that (A) if more than one Lender is
                                  --------
affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.13(b), and (B) such outstanding Eurodollar Rate Loans
                 ---------------
may remain outstanding until the end of the current Interest Period therefor if the circumstances described in Section 2.13(a)(iii) do not require such Loans to
                               --------------------
be repaid under applicable law prior to the end of such Interest Period.

          (c) Capital Requirements.  If at any time after the Closing Date any
              --------------------
Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Loan Commitment or Loans hereunder or its obligations hereunder, then each Borrower shall pay within five (5) days after written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Revolving Loan Commitments, Loans and obligations hereunder, cover all commitments and obligations similar to the Revolving Loan Commitments, Loans and obligations of such Lender hereunder provided that the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this Section 2.13(c), and such Lender's determination of
                  ---------------
compensation owing under this Section 2.13(c) shall, absent manifest error, be
                              ---------------
final, conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section
                                                                         -------
2.13(c), will give prompt written notice thereof to the Agents and the Borrower,
- -------
which notice shall show the basis for calculation of such additional amounts in reasonable detail, although the failure to give any such notice (except that the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 2.13(c) for periods occurring prior to the 180th day before the
        ---------------
giving of such notice) shall not release or diminish any Borrower's obligations to pay additional amounts pursuant to this Section 2.13(c). The obligations of
                                           ---------------
the Borrowers under this Section 2.13(c) shall survive payment in full of the
                         ---------------
Obligations and termination of this Agreement.

          Section 2.14  Replacement of Lenders.   If any Lender (a) becomes a
                        ----------------------
Defaulting Lender, (b) is owed increased costs under Section 2.13(a)(ii) or
                                                     ----------------------
(iii), Section 2.13(c), Section 2.12(h) or Section 3.11 materially in excess of
- -----  ---------------  ---------------    ------------
those of the other Lenders, (c) is affected by the circumstances under Section
                                                                       -------
2.13(a)(iii) which prevents such Lender from funding Eurodollar Rate Loans and
- ------------
no
other Lender is similarly affected or (d) refuses to consent to a proposed amendment, modification, supplement, termination, waiver or consent with respect to this Agreement as contemplated by clause (i) through (v), inclusive, of the first proviso to Section 11.2(a) which has been approved by the Required Lenders
                 ---------------
as provided in Section 11.2(b), the Borrowers shall have the right, if no
               ---------------
Unmatured Event of Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or
             ---------------
Assignees (collectively, the "Replacement Lender") reasonably acceptable to the
                              ------------------
Administrative Agent, provided that (i) at the time of any replacement pursuant
                      --------
to this Section 2.14, the Replacement Lender shall enter into one or more
        ------------
Assignment Agreements pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitment and outstanding Loans of, and participation in Letters of Credit and Swing Line Loans by, the Replaced Lender, and (ii) all obligations of the Borrowers owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation and the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall be released from its obligations under the Loan Documents and shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such
Replaced Lender.   Notwithstanding anything to the contrary contained above,
neither the Facing Agent nor the Swing Line Lender may be replaced hereunder at any time while it has Letters of Credit or Swing Line Loans, respectively, outstanding hereunder unless arrangements satisfactory to the Facing Agent or Swing Line Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to the Facing Agent or the furnishing of collateral of a kind, in amounts and pursuant to arrangements satisfactory to the Facing Agent) have been made with respect to such outstanding Letters of Credit or Swing Line Loans.

          Section 2.15  Change of Lending Office.  Each Lender agrees that it
                        ------------------------
will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Rate Loans affected by the matters or circumstances described in Section 2.13 to reduce the liability of the Borrowers
                           ------------
or avoid the results described thereunder, so long as such designation is not financially disadvantageous to such Lender as determined by such Lender in its sole discretion and will not result in the imposition upon the Borrowers of an increased liability for Taxes pursuant to Section 2.13(a) or 3.8(a).
                                          -------------------------

          Section 2.16  Funding Losses.  Each Borrower shall compensate each
                        --------------
Lender, upon its written request (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by such Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Person to which the Lender has participated all or a portion of such Borrowing) and any loss sustained by such Lender in connection with the good faith liquidation or good faith re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such Eurodollar Rate Loans) which the Lender may sustain as a result of: (i) for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into or continuation of, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn, except for such notices withdrawn pursuant to Sections 2.13(a) and (b)); (ii)
                                              ------------------------
any payment, prepayment or conversion or continuation of any of its Eurodollar Rate Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurodollar Rate Loans not being made on the date specified in a notice of payment given by a Borrower; or (iv) (A) any other failure by any Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement or
(B) an election made by any Borrower pursuant to Section 2.14.  A written notice
                                                 ------------
as to additional amounts owed such Lender under this Section 2.16 and delivered
                                                     ------------
to the Borrowers and the Administrative Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 2.17  Pro Rata Borrowings.  All Borrowings of Revolving Loans
                        -------------------
under this Agreement shall be loaned by the Lenders pro rata on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

                                 ARTICLE III

                    TERMINATION OF COMMITMENTS, PREPAYMENTS
                                    AND FEES

          Section 3.1  Mandatory Revolving Loan and Swing Line Loan Prepayments
                       --------------------------------------------------------
and Commitment Reductions.
- -------------------------

          (a) If at any time the sum of (i) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding plus (ii) the aggregate
                                                     ----
amount of L/C Obligations outstanding exceeds the Total Revolving Loan Commitment then in effect, the Borrowers shall immediately prepay the Revolving Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess. If at any time the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding made to any Sublimit Borrower plus (2) the
                                                           ----
aggregate amount of L/C Obligations outstanding for all Letters of Credit issued for the account of such Sublimit Borrower, exceeds the applicable Sublimit Amount for such Sublimit Borrower, then such Sublimit Borrower shall immediately repay Revolving Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess. If at any time the aggregate principal amount of all Swing Line Loans outstanding exceeds the Swing Line Commitment of the Swing Line Lender then in effect, the Borrowers shall, within one Business Day after notice thereof by the Swing Line Lender, immediately prepay the Swing Line Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess.

          (b) If an Event of Default shall have occurred and the Administrative Agent shall have notified the Borrowers of the election of the Required Lenders to take any action specified in Section 7.2, the Available Revolving Commitment
                                -----------
of each Lender and the unutilized Swing Line Commitment of the Swing Line Lender shall, subject to reinstatement pursuant to Section 7.2, be automatically
                                            -----------
terminated without any action on the part of or the giving of notice to any Borrower by any Lender.

          Section 3.2  Voluntary Prepayments.  (a) Any Borrower may repay
                       ---------------------
Revolving Loans and Swing Line Loans in whole at any time or in part from time to time, without penalty or premium, on the following terms and conditions: (i) such Borrower shall give the Administrative Agent and the Paying Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by such Borrower at least one Business Day prior to the date of such prepayment of any Prime Rate Revolving Loan or at least three Business Days prior to the date of such prepayment of any Eurodollar Rate Revolving Loan (or by 12:00 noon (Eastern time) on the date of prepayment in the case of a prepayment of Swing Line Loans), and which notice shall promptly be transmitted by the Paying Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate principal amount of at least $3,000,000 and in integral multiples of $500,000 above such minimum and each partial prepayment of a Swing Line Loan shall be an aggregate principal amount of at least $100,000 and in integral multiples of $100,000 above such minimum, provided that no partial prepayment of Eurodollar Rate Loans made pursuant to a single Borrowing under the Revolving Loan shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount as set forth in

Section 2.4; (iii) any repayment of a Eurodollar Rate Loan on a day other than
- -----------
the last day of an Interest Period applicable thereto shall be subject to the provisions of Section 2.16; and (iv) prepayments of Revolving Loans shall be
              ------------
applied pro rata among the Lenders based on their respective Pro Rata Shares.

          (b) In the event a Lender refuses to consent to certain proposed amendments, modifications, supplements, terminations, waivers or consents with respect to this Agreement as contemplated by clause (i) through (v), inclusive, of the first proviso to Section 11.2(a) which have been approved by the Required
                        ---------------
Lenders as provided in Section 11.2(b), the Borrowers shall have the right, upon
                       ---------------
five Business Days' prior notice to the Agents (which notice the Paying Agent shall promptly transmit to each of the Lenders) to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with Section 3.3(c) so long as (i) in the case of the
                               --------------
repayment of Revolving Loans of any Lender pursuant to this clause (b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.3(c) (at which time Schedule 1.1(a) shall be
                      --------------                ---------------
deemed modified to reflect the changed Revolving Loan Commitments) and (ii) in the case of the repayment of Loans of any Lender, the consents required by

Section 11.2(b) in connection with the repayment pursuant to this clause (b)
- ---------------
have been obtained.

          Section 3.3  Voluntary Commitment Reductions and Optional Commitment
                       -------------------------------------------------------
Increases.
- ---------

          (a) After the Closing Date, the Borrowers shall have the right, upon at least five (5) Business Days' prior written notice to the Agents and the Lenders, given prior to 12:00 noon (Eastern time) on the fifth Business Day preceding the proposed reduction date, without premium or penalty, to permanently reduce or terminate the Total Available Revolving Commitment in whole at any time or in part from time to time, in a minimum aggregate amount of $5,000,000 (unless the Total Revolving Loan Commitment at such time is less than $10,000,000, in which case, in an amount equal to the Total Revolving Loan Commitments at such time) and, if such reduction is greater than $5,000,000, in integral multiples of $1,000,000 above such minimum; provided, however, that (i)
                                                     --------  -------
no such reduction or termination of the Revolving Loan Commitments shall be permitted if, after giving effect thereto and to any prepayment or payment of the Revolving Loans and Swing Line Loans on the proposed reduction date, the then outstanding aggregate principal amount of Revolving Loans and Swing Line Loans plus the then aggregate amount of L/C Obligations outstanding would exceed the Total Revolving Loan Commitment then in effect, and (ii) all prepayments of Eurodollar Rate Loans shall be subject to Section 2.16. Simultaneously with
                                          ------------
each reduction or termination of the Revolving Loan Commitments, the Borrowers shall pay to the Paying Agent for the account of each Lender the Commitment Fee accrued on the amount of the Revolving Loan Commitment of each Lender so reduced or terminated through the date thereof. Any reduction in the Revolving Loan Commitment of the Swing Line Lender below $5,000,000 shall, without any further action on the part of the Borrowers, cause a dollar for dollar reduction in the Swing Line Commitment of the Swing Line Lender.

          (b) So long as no Event of Default or Unmatured Event of Default exists, the Borrowers may request at any time after the 90th day after the Closing Date, by written notice to the Administrative Agent in the form of

Exhibit 3.3(b) hereto, that the Total Revolving Loan Commitment be increased by
- --------------
$25,000,000 (the "Increase Amount").  Such request shall be irrevocable and
                  ---------------
binding on the Borrowers. The Administrative Agent shall promptly notify the Paying Agent and each Lender of such request and of such Lender's Pro Rata Share of the Increase Amount. If a Lender agrees, in its individual and sole discretion, to so increase its Revolving Loan Commitment by an amount equal to its Pro Rata Share of the Increase Amount (an "Accepting Lender"), it shall
                                               ----------------
deliver to the Administrative Agent a written notice of its agreement to so increase no later than 14 days from the date on which the Administrative Agent notified the Lenders of such request. With respect to any Lender that fails to accept or respond to the Borrowers' request for an increase in the Total Revolving Loan Commitment (a "Declining Lender"), such Declining Lender's
                              ----------------
Revolving Loan Commitment shall not be increased and such Declining Lender's Pro Rata Share of the Increase Amount may be allocated by the Administrative Agent to one or more Accepting Lenders which, in such Lender's sole and absolute discretion, accepts any such allocation by the Administrative Agent in writing. To the extent of any shortfall in the Increase Amount (the "Shortfall Amount"),
                                                            ----------------
the Borrowers may designate one or more Eligible Assignees other than a Lender (which Eligible Assignee shall be acceptable to the Administrative Agent) to become a Lender (a "New Lender"), with the aggregate initial Commitments for all
                    ----------
such New Lenders in an amount not to exceed the Shortfall Amount. The Borrowers shall also have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee (but not more than one Eligible Assignee) designated by the Borrowers and acceptable to the Administrative Agent, that agrees to accept all of such rights and obligations (a "Replacing Lender"), provided that (i) such assignment is
                ----------------    --------
otherwise in compliance with Section 11.10(d), and (ii) such Declining Lender
                             ----------------
receives payment in full of all obligations of the Borrowers owing to the Declining Lender and any such assignment shall be effective on the date specified by the Borrowers and agreed to by the Replacing Lender and the Administrative Agent. Notwithstanding anything to the contrary herein, the sum of the increase in the Commitments of all Accepting Lenders and the Commitments of all New Lenders shall not exceed the Increase Amount. The increase in the Commitments of Accepting Lenders and the assignment to any New Lenders shall occur on such date as determined by the Administrative Agent, with prior notice thereof to the Borrowers, the Paying Agent, the Lenders and the New Lenders. Prior to such increase, the Borrowers agree to execute new Notes reflecting the increased Commitments of all Lenders and New Lenders and deliver same to the Administrative Agent, which shall deliver each Lender's new Note upon surrender of its old Note.

          (c) In the event a Lender refuses to consent to certain proposed amendments, modifications, supplements, terminations, waivers or consents with respect to this Agreement as contemplated by clause (i) through (v), inclusive, of the first proviso to Section 11.2(a) which have been approved by the Required
                        ---------------
Lenders as provided in Section 11.2(b), the Borrowers shall have the right, upon
                       ---------------
five Business Days' prior notice to the Agents (which notice the Paying Agent shall promptly transmit to each of the Lenders) to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 3.2(b) and the Borrowers shall pay to the Facing Agent at
            --------------
such time an amount in cash equal to such Lender's Pro Rata Share of the outstanding L/C Obligations (which cash shall be held by the Facing Agent as security for the obligations of the Borrowers hereunder in respect of the outstanding L/C Obligations pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Facing Agent, which shall permit certain Permitted Investments reasonably satisfactory to the Facing Agent until the proceeds are applied to the secured obligations) (at which time Schedule 1.1(a) shall be deemed modified to reflect such changed
           ---------------
amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.12(h) and (i), 2.13,
                                               -------------------------------
2.16, 3.8, and 11.4 which shall survive as to such repaid Lender).
- -------------------

          Section 3.4  Mandatory Prepayment and Commitment Reduction.  If BWAY
                       ---------------------------------------------
or any Subsidiary receives any Excess Sale Proceeds, then BWAY shall, or shall cause its applicable Subsidiary to, on the first Business Day after receipt of such Excess Sale Proceeds, prepay the unpaid principal amount of the Revolving Loans, if any, and contemporaneously therewith there shall be a permanent reduction of the Total Revolving Loan Commitment (and with respect to each Lender, a permanent reduction of such Lender's Revolving Loan Commitment based on such Lender's Pro Rata Share thereof), such prepayment and permanent reduction to be in an amount equal to the aggregate amount of Excess Sale Proceeds. In the event that any Excess Sale Proceeds remain after the prepayment of Revolving Loans, any excess will be deposited with the Facing Agent to cash collateralize any L/C Obligations then outstanding, but only to the extent and in the aggregate amount of such Obligations; provided, however,
                                                            --------  -------
that BWAY and its Subsidiaries shall only be required to
deposit such excess proceeds if and for so long as an Unmatured Event of Default or an Event of Default has occurred and is continuing at such time or if and to the extent the aggregate outstanding Revolving Loan Commitments have, pursuant to the preceding sentence, been reduced to an amount less than the L/C Obligations then outstanding. Prepayments of Loans described in this Section
                                                                      -------
3.4 shall be applied first to the payment of Prime Rate Loans and second to the
- ---
payment of Eurodollar Rate Loans, and, within such Eurodollar Rate Loans, pro rata in order of the maturity of such Loans.

          Section 3.5  Other Provisions With Respect to the Loans. If no Event
                       ------------------------------------------
of Default or Unmatured Event of Default shall have occurred and be continuing, at the election of BWAY any monies otherwise required to be used to prepay a Eurodollar Rate Loan pursuant to Section 3.1 or 3.4 on a date other than the
                                 ------------------
last day of the Interest Period applicable thereto shall be paid to the Paying Agent (the "Deposited Monies") when due but, until the earlier of the occurrence
            ----------------
of an Event of Default and the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, shall be held in an account by the Paying Agent for the benefit of the Lenders and the Borrowers shall have no right to or interest in such funds and such funds shall be used to prepay such Eurodollar Rate Loan upon the earlier of the occurrence of an Event of Default or at the end of the applicable Interest Period; provided, however,
                                                            --------  -------
that any funds held in such account shall be invested by the Paying Agent (to the extent the Paying Agent is reasonably able to do so) on behalf of the Borrowers at the direction of the Borrowers in Permitted Investments selected by the Borrowers and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Loans shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Paying Agent or under the control of the Paying Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans with the Deposited Monies, paid to the Borrowers;

provided, however, that any loss resulting from such investments shall be
- --------  -------
charged to and be immediately payable by the Borrowers upon demand of the Paying Agent. BWAY and the Borrowers hereby indemnify and hold harmless the Paying Agent for any losses or expenses which are incurred by the Paying Agent as a result of any investment so made by the Paying Agent and the Paying Agent shall not be liable to BWAY or any Borrower in any manner for any losses or expenses charged against such funds as a result of any investment so made by the Paying Agent, provided that BWAY and the Borrowers shall not be obligated to so indemnify the Paying Agent for losses and expenses resulting from the willful misconduct or gross negligence on the part of the Paying Agent.

          Section 3.6  Order of Prepayments and Payments.  All repayments or
                       ---------------------------------
prepayments of principal of Revolving Loans made by the Borrowers pursuant to

Sections 3.1 and 3.2 shall be made to each Lender in proportional amounts equal
- --------------------
to such Lender's Pro Rata Share of such payment and (ii) applied (A) first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans and (B) with respect to Eurodollar Rate Loans, in such order as the Borrowers, subject to Section 3.5, shall request (and in the absence of such
                      -----------
request, as the Administrative Agent shall determine).

          Section 3.7  Commitment Fees.
                       ---------------

          (a) The Borrowers shall pay to the Paying Agent for pro rata distribution to each Lender (based on its Pro Rata Share) a commitment fee (collectively, the "Commitment Fees") for the period commencing on the Closing
                    ---------------
Date to and including the Termination Date computed at a per annum rate equal to the Applicable Commitment Fee on the aggregate of each Lender's daily average unused Revolving Loan Commitment (without giving effect to any outstanding Swing Line Loans), as the Applicable Commitment Fee may be adjusted from time to time pursuant to Section 2.9. The "Applicable Commitment Fee" means (i) for the
            -----------        -------------------------
period from and including the Closing Date to but excluding the next Pricing Certificated Delivery Date, 0.30%, and (ii) for each portion of each subsequent Pricing Period, the Applicable Commitment Fee set forth below corresponding to the Leverage Ratio as of the Date of Determination, as follows:

                 ========================================
                                             Applicable
                      Leverage Ratio       Commitment Fee
                 ----------------------------------------
                  1.00:1.00 and lower               0.20%
                 ----------------------------------------
                 >1.00:1.00; 1.75:1.00              0.25%
                 ----------------------------------------
                 >1.75:1.00; 2.50:1.00              0.30%
                 ----------------------------------------
                 >2.50:1.00; 3.25:1.00              0.35%
                 ----------------------------------------
                 >3.25:1.00; 3.75:1.00              0.40%
                 ----------------------------------------
                 >3.75:1.00; 4.00:1.00              0.45%
                 ----------------------------------------
                 >4.00:1.00                         0.50%
                 ========================================


Notwithstanding the foregoing, in the event that BWAY achieves an Investment Grade Rating, then from and after the date on which BWAY notifies the Administrative Agent in writing of such Investment Grade Rating until such time as BWAY no longer has an Investment Grade Rating (in which case the Applicable Commitment Fee shall be determined as provided above by reference to the Leverage Ratio), the Applicable Commitment Fee shall be the Applicable Commitment Fee set forth below corresponding to the applicable Investment Grade Rating, with the Applicable Commitment Fee changing as of the date of any change in such Investment Grade Rating (and in the case of any split rating, the more favorable rating shall be determinative):

                   =====================================
                   Investment              Applicable
                   Grade Rating          Commitment Fee
                   -------------------------------------
                   BBB-/Baa3                       0.20%
                   -------------------------------------
                   BBB/Baa2 or better              0.15%
                   =====================================


          (b) Unless otherwise specified, accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date or upon such earlier dates as the Revolving Loan Commitment shall terminate. The Commitment Fees shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

          Section 3.8  Additional Fees.  BWAY shall pay, without duplication as
                       ---------------
to any fees expressly set forth in this Agreement, the separately negotiated fees (the "Additional Fees") as required by the separate agreements between BWAY
           ---------------
and BT and NationsBank.

          Section 3.9  Payments.
                       --------

          (a) All payments by the Borrowers under this Agreement or under any Loan Document shall be made without setoff, counterclaim or other defense and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding or otherwise), levies, imposts, duties, assessments or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any franchise tax or tax imposed on or measured by the net income of a Lender pursuant to the income tax laws of the United States of America or the jurisdictions where such Lender's principal or lending offices are located (collectively the "Taxes")) shall not
                                                            -----
be less than the amounts otherwise specified to be paid under this Agreement. Each Borrower shall indemnify and hold the Agent, the Facing Agent and the Lenders harmless against any and all such Taxes together with all interest or penalties owing in respect thereof. A certificate as to any additional amount payable to a Lender under this Section submitted to the Borrowers and the Administrative Agent by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to each Lender such certificates, receipts and other documents as may be reasonably required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

          (b) All payments (including prepayments) to be made by the Borrowers on account of principal or interest on any of its Obligations shall be made to the Paying Agent at its Payment Office for the ratable account of the Lenders or for the Swing Line Lender or the Facing Agent, as the case may be, not later than 12:00 noon (Eastern time) on the date when due, in each case in lawful money of the United States of America and in immediately available funds. Except as otherwise required under this Agreement, all payments (including prepayments) received by the Paying Agent on account of principal or interest on the Obligations or Letter of Credit Fees, Commitment Fees or Additional Fees shall be deemed made, and shall be distributed by the Paying Agent to the Lenders, the Agents, the Swing Line Lender or the Facing Agent, as the case may be, and with respect to any such payments to the Lenders distributed by the Paying Agent to the Lenders in accordance with their Pro Rata Shares, and, as among all Lenders (including the Swing Line Lender and the Facing Agent), be applied ratably according to the amount of principal, interest, Letter of Credit Fees, Commitment Fees then due and owing to such Lenders or the Swing Line Lender or the Facing Agent, at the time such payment is received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (provided,
                                                               --------
however, that if a payment in respect of a Eurodollar Rate Loan would otherwise
- -------
be made on a day which is not a Business Day and after which no Business Day occurs in the same month, such payment shall be made on the next preceding Business Day), and, with respect to payments on principal and, to the extent permitted by law, interest thereon, interest thereon shall be payable at the then applicable rate during such extension. Payments received after 12:00 noon (Eastern time) on any date shall be deemed received on the next succeeding Business Day.

          (c) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), shall submit to the Borrowers within 31 days after it becomes a Lender hereunder duly completed and signed copies of (i) Internal Revenue Service ("IRS") Form 1001 (relating to such
                                         ---
Lender and entitling it to a complete exemption from United States withholding on all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) and, if necessary to prevent backup withholding, IRS Form W-8 (relating to the foreign status exemption from United States federal income tax backup withholding), (ii) IRS Form 4224 (relating to all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) and, if necessary to prevent backup withholding, IRS Form W-9 (certification of taxpayer identification number) or (iii) IRS Form W-8 (relating to the exemption from United States federal income tax withholding on payments of portfolio interest under Section 871(h) or Section 881(c) of the Code) together with a certificate substantially in the form of Exhibit 3.8(c) hereto. Thereafter and from time to
                             --------------
time, each such Lender, to the extent legally entitled to do so, shall submit to the Borrowers such additional duly completed and signed copies of the previously provided forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers from such Lender and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payment in respect of amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement. Upon the request of the Borrowers, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers a certificate to the effect that it is such a United States person.
If any Lender determines that it is unable to submit to the Borrowers any form or certificate that such Lender is obligated to submit pursuant to this Section, or that such Lender is required to withdraw or cancel any such form or certificate previously submitted, such Lender shall promptly notify the Borrowers of such fact. Any amount that would otherwise have been required to be paid by the Borrowers in respect of United States withholding Taxes pursuant to this Section shall not be payable by the Borrowers to any Lender that (i) is neither (a) entitled to submit the form or forms required by the first sentence of this Section 3.8(c) (or said successor forms) other than on account of a
        --------------
change in applicable law or regulations or in any treaty after the date hereof nor (b) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to this Section and entitled to file under applicable law.

                                 ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Agents and the Lenders to enter into this Agreement and the other Loan Documents and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, BWAY and the Borrowers make the following representations and warranties as of the Closing Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and issuance of the Letters or Credit, with the occurrence of each Credit Event on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Article IV are
                                                               ----------
true and correct on and as of the Closing Date and on and as of the date of each such Credit Event, provided that any representation or warranty which by its
                   --------
terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

          Section 4.1  Due Organization and Standing.  Except as set forth on
                       -----------------------------
Schedule 4.1 hereto, BWAY and each Subsidiary of BWAY (other than an
- ------------
Insignificant Subsidiary) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. BWAY and each Subsidiary of BWAY is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the ownership or leasing of its or their properties or the conduct of its or their business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          Section 4.2  Power and Authority. BWAY and each Subsidiary of BWAY has
                       -------------------
all requisite corporate power and authority to own, operate and encumber its property and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of BWAY and its Subsidiaries has all requisite power and authority (corporate and otherwise) (i) to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, and (ii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Loan Document to which it is a party or bound thereby.

          Section 4.3  Subsidiaries.   Schedule 4.3 attached hereto is a
                       ------------    ------------
complete and correct list of all Subsidiaries of BWAY as of the Closing Date. Except as set forth on Schedule 4.3, all of the issued and outstanding shares of
                       ------------
capital stock of each such Subsidiary other than directors' qualifying shares or shares required to be owned by foreign nationals, if any, are owned directly or indirectly by BWAY as of the Closing Date. As of the Closing Date all shares of capital stock of each Subsidiary of BWAY owned by BWAY or any Subsidiary of BWAY have been validly issued, are fully paid and non-assessable and all such shares owned directly or indirectly by BWAY are owned free and clear of all Liens except as set forth on Schedule 4.3. Except as set forth on Schedule 4.3, no
                       ------------                          ------------
authorized but unissued or treasury shares of capital stock of any Wholly-Owned Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 4.3, as of the Closing Date, BWAY has no Subsidiaries other
         ------------
than Wholly-Owned Subsidiaries.

          Section 4.4  No Violation of Agreements.  The execution, delivery and
                       --------------------------
performance by each of BWAY and its Subsidiaries of each of the Loan Documents to which it is a party and all other agreements and instruments to be executed and delivered by BWAY or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith, do not and will not (i) violate in any material respect any provisions of any law, statute, rule, regulation (including, without limitation, Regulations G, T, U or X of the Board), order, license, permit, writ, judgment, decree, determination or award presently in effect having applicability to BWAY or any of its Subsidiaries, (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the certificate of incorporation or by-laws, or other organizational documents, as the case may be, of either BWAY or any of its Subsidiaries or any indenture or loan or credit agreement, or any other material agreement or instrument, to which BWAY or any of its Subsidiaries is a party or by which BWAY or any of its Subsidiaries or any of their respective properties are bound or affected, or any governmental permit, license or order, (iii) result in or require the creation or imposition of any Lien (except for Permitted Liens) of any nature upon or with respect to any of the properties now owned or hereafter acquired by BWAY or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person which have not been obtained on or prior to the Closing Date, except for such approvals and consents referred to on Schedule 4.4 hereto. Neither BWAY nor any Subsidiary of
                        ------------
BWAY is in default under or in violation of any such law, statute, rule, regulation, judgment, decree, license, order or permit described above or any indenture, mortgage, deed of trust, agreement or other instrument described above or under its charter or by-laws, in each case the consequences of which default or violation, either in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 4.5  Due Authorization, etc.  The execution, delivery and
                       -----------------------
performance (or filing, as the case may be) of each of the Loan Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the BWAY and its Subsidiaries party to such Loan Documents and no other corporate proceedings on the part of BWAY or its applicable Subsidiaries are necessary to authorize any of the Loan Documents. Each of the Loan Documents to which it is a party and each other agreement or instrument executed and delivered by BWAY or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered (or filed, as the case may be) by BWAY or such Subsidiary and constitutes or will constitute a legal, valid and binding obligation of BWAY or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles). Each of the Loan Documents is in full force and effect and BWAY, the Borrowers and the other parties thereto (other than the Lenders) have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date.

          Section 4.6  Indebtedness for Money Borrowed.  Attached hereto as
                       -------------------------------
Schedule 4.6 is a complete and correct list of all Indebtedness for Money
- ------------
Borrowed of BWAY and each Subsidiary
of BWAY outstanding as of the Closing Date, showing the aggregate principal amount which will be outstanding on the Closing Date after giving effect to the transactions contemplated hereunder and the making of the Loans hereunder. The Borrowers have delivered or caused to be delivered to the Administrative Agent and each Lender on or prior to the Closing Date a true and complete copy of the form of each instrument evidencing Indebtedness for Money Borrowed listed on

Schedule 4.6 and of each instrument pursuant to which such Indebtedness for
- ------------
Money Borrowed was issued. No Indebtedness for Money Borrowed of the Borrowers to any party is contractually senior in priority of payment to the Obligations.

          Section 4.7  Fiscal Year.  The fiscal year (the "Fiscal Year") of BWAY
                       -----------                         -----------
and each of its Subsidiaries ends on the Sunday closest to September 30 of each calendar year.

          Section 4.8  Title to and Conditions of Properties.  Except as
                       -------------------------------------
disclosed on Schedule 4.8 hereto, as of the Closing Date, each Borrower or one
             ------------
of its Subsidiaries has valid, legal and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property reflected on the Balance Sheet or acquired after the date of the Balance Sheet except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, in each case (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. As of the Closing Date, except as disclosed on Schedule 4.8, substantially all
                                            ------------
items of real and material personal property owned by, leased to or used by each Borrower and/or each Subsidiary of such Borrower are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used.

          Section 4.9  Litigation, Proceedings, Licenses, Permits.  There is no
                       ------------------------------------------
action, suit or proceeding, or any governmental investigation or any arbitration pending or, to the knowledge of BWAY or any Borrower, threatened in writing against BWAY or any of its Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) except as provided on Schedule 4.9 hereto, which asserts
                                             ------------
the invalidity, or seeks to enjoin, or otherwise materially interferes with, the performance or consummation, of any Loan Document, or (ii) which could reasonably be expected to have a Material Adverse Effect. Neither BWAY nor any of its Subsidiaries (A) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (B) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default could reasonably be expected to have a Material Adverse Effect. BWAY and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct their respective businesses in accordance with applicable laws, rules and regulations and to own or lease and operate their respective properties, except where the failure to be so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.10  Governmental Consents, etc.  Except to the extent not
                        ---------------------------
required to be obtained prior to the Closing Date and except as disclosed on

Schedule 4.10 hereto, no authorization, consent, approval, license,
- -------------
qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by BWAY and its Subsidiaries of any Loan Documents, and all of such consents shall have been obtained prior to, and shall remain in full force and effect on, and any requirements described on Schedule
                                                                      --------
4.10 shall have been met on or prior to, the Closing Date.
- ----

          Section 4.11  Financial Statements.
                        --------------------

          (a) The Borrowers have heretofore caused to be delivered to each Lender complete and correct copies of (i) the audited consolidated balance sheets of BWAY and its Subsidiaries for the fiscal years ended September 30, 1994 and 1995, and the audited consolidated statements of income and consolidated statements of cash flows for such years then ended, certified by Deloitte & Touche, whose report thereon is incorporated by reference therein, and (ii) the unaudited consolidated balance sheet of BWAY and its Subsidiaries as of March 31, 1996 (such unaudited consolidated balance sheet and notes thereto as of March 31, 1996 being herein referred to as the "Balance Sheet"),
                                                              -------------
together with unaudited consolidated statements of income and consolidated statements of cash flows for the three months and six months ended March 31, 1996. As of the Closing Date, such consolidated balance sheets and the notes thereto fairly present the assets, liabilities and financial condition of BWAY and its Subsidiaries as at the respective dates thereof, and such consolidated statements of income and consolidated statements of cash flows and the notes thereto fairly present the results of operations of BWAY and its Subsidiaries for the respective periods therein referred to, all in accordance with generally accepted accounting principles consistently applied throughout the respective periods involved and the prior periods, except as stated therein or in the notes thereto and except for normally occurring year-end audit adjustments and the absence of footnote disclosures.

          (b) The Borrowers have furnished to the Agents the pro forma consolidated balance sheet (the "Pro Forma") of BWAY and its Subsidiaries
                                 ---------
attached hereto as Schedule 4.11(b). As of the Closing Date, the Pro Forma
                   ----------------
fairly presents BWAY's assets, liabilities and financial condition, on a consolidated basis, taking into account the transactions contemplated by the Loan Documents and the making of the Loans hereunder based on the assumptions set forth in the notes to the Pro Forma.

          (c) The Borrowers have furnished to the Agents initial Forecasts for BWAY and its Subsidiaries attached hereto as Schedule 4.11(c). For purposes of
                                             ----------------
this Agreement, "Forecasts" shall mean forecasted balance sheets for the
                 ---------
forthcoming three (3) years, year-by-year; forecasted cash flow statements for the forthcoming three (3) years, year-by-year; forecasted profit and loss statements for the forthcoming three (3) years, year-by-year, and for the forthcoming Fiscal Year, quarter-by-quarter, together with appropriate supporting details consistent with Schedule 4.11(c). The initial Forecasts have
                                   ----------------
been prepared by BWAY and the Borrowers on the basis of the assumptions set forth therein and represent, as of the Closing Date, the good faith estimate of BWAY and the Borrowers regarding the course of BWAY's and the Borrowers' business for the periods covered thereby. BWAY and the Borrowers believe in good faith on the Closing Date that the assumptions set forth in the initial Forecasts are reasonable.

          (d) Except as set forth on Schedule 4.11(d) hereto, neither BWAY nor
                                     ----------------
any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, or any material unsatisfied judgments or any leases for a period in excess of five (5) years which either individually or in the aggregate are material (herein called

"Material Liabilities"), except (a) Material Liabilities which are fully
- ---------------------
reflected or reserved against on (i) the Pro Forma, with respect to the period from the Closing Date until the delivery of the initial Most Recent Balance Sheet in Fiscal Year 1996 and (ii) the Most Recent Balance Sheet, with respect to all periods thereafter, (b) Material Liabilities incurred subsequent to the date of the Pro Forma or the Most Recent Balance Sheet, as the case may be, in the ordinary course of business, and (c) Material Liabilities incurred or assumed in connection with an Acquisition permitted under Section 5.2.7. The
                                                          -------------
reserves, if any, reflected on the Pro Forma or the Most Recent Balance Sheet, as the case may be, for all Material Liabilities referred to in clause (a) above are appropriate and reasonable as of the date of the Pro Forma or Most Recent Balance Sheet, as the case may be.

          Section 4.12  No Material Adverse Change.  Since September 30, 1995
                        --------------------------
there has been no material adverse change in the condition (financial or otherwise), business, assets, liabilities, prospects or results of operations of BWAY and its Subsidiaries taken as a whole.

          Section 4.13  Tax Returns and Payments. BWAY and each of its
                        ------------------------
Subsidiaries has timely filed or caused to be filed all material tax returns which are required to be filed, and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with generally accepted accounting principles have been provided on the books of BWAY or such Subsidiary, as the case may be); and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with generally accepted accounting principles have been provided).

          Section 4.14  Patents, etc. BWAY  and each of its Subsidiaries own,
                        -------------
are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses except where the failure to own or have the right to use could not reasonably be expected to have a Material Adverse Effect. To the best of BWAY's and each Borrow er's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by BWAY and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of BWAY or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits, governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by BWAY or any of its Subsidiaries in any manner which could reasonably be expected to have a Material Adverse Effect.

          Section 4.15  ERISA.  (a)  No Plan has been terminated as a result of
                        -----
which termination BWAY or any of its Related Persons has any material liability. Except as set forth on Schedule 4.15 hereto, all Employee Benefit Plans have
                       -------------
been operated and administered in a manner so as not to result in any material liability for failure to comply with ERISA, and if intended to qualify under
Section 401(a) or 403(a) of the Code, in a manner so as not to result in any material liability for failure to comply with the applicable provisions thereof. Neither BWAY nor any of its Related Persons has engaged in any transaction in connection with which any such entity could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code. All material payments have been made or will be made prior to the due date of all amounts which BWAY or any Related Person is required under the terms of each Employee Benefit Plan to have paid as a contribution to such Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. None of the Employee Benefit Plans which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan or as of the date any such Plan was spun off from its predecessor Plan. No material liability to the PBGC has been or is expected by BWAY or any Borrower to be incurred with respect to any Plan by BWAY or any of its Related Persons, and there has occurred no Reportable Event nor any event or condition which presents a risk of termination of any Plan by the PBGC. Assuming that no portion of the Loan proceeds to be advanced hereunder is attributable, directly or indirectly, to the assets of any Employee Benefit Plan or Plan (within the meaning of Section 4975(e) of the Code), the execution, performance and delivery of the Loan Documents by any party thereto or any actions by any Subsidiary of BWAY related thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available. Except as set forth on Schedule 4.15
                                                              -------------
hereto, the aggregate fair market value of the assets of the Plans (determined in the latest actuarial valuation for each respective Plan) exceeds the aggregate present value of accrued benefits under such Plans (using the actuarial assumptions used for funding purposes in the latest valuation for each respective Plan) and, with respect to any Plan the fair market value of the assets of which does not exceed the present value of accrued benefits thereunder (an "Underfunded Plan"), the amount by which the present value of accrued
     ----------------
benefits under each Underfunded Plan exceeds the fair market value of the assets of such Underfunded Plan is not material to BWAY and its Subsidiaries taken as a whole. There have been no Plan amendments that have materially increased the excess of the present value of accrued benefits of any such Plan over the fair market value of its assets since the last actuarial valuation for each respective Underfunded

Plan, and no such Plan provides for subsidized early retirement benefits that could materially adversely affect the funded status of the Plan in the event of a reduction in force or plant closing.

          (b) Except as set forth on Schedule 4.15, no material withdrawal
                                     -------------
liability has been or is expected to be incurred by BWAY or any of its Subsidiaries or any of their respective Related Persons with respect to any Multiemployer Plan if a complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from such Multiemployer Plan by any such Person were to occur. All material payments have been made of all amounts which BWAY or any of its Related Persons is required under the terms of any Multiemployer Plan to have paid as a contribution to such Multiemployer Plan as of the last day of the most recent fiscal year of such Multiemployer Plan ended prior to the date hereof.

          (c) The present value of the future cost to BWAY and its Subsidiaries of medical and life insurance benefits that BWAY or any of its Subsidiaries as of the Closing Date is obligated to provide to current or future retirees or terminated employees does not exceed $2,000,000, calcu lated on the basis of actuarial factors considered by BWAY and the Borrowers to be reasonable estimates of future experience.

          Section 4.16  Governmental Regulation.  Neither the Borrower nor any
                        -----------------------
of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur any Obligations is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

          Section 4.17  Federal Reserve Regulations.  Neither BWAY nor any of
                        ---------------------------
its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any Margin Stock, within the meaning of Regulation G, U or X of the Board. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of any Borrower only or of BWAY and its Subsidiaries on a consolidated basis) will be Margin Stock.

          Section 4.18  Solvency.   BWAY, each Borrower and each of their
                        --------
respective Subsidiaries is Solvent and will continue to be Solvent after giving effect to (i) the transactions contemplated by the Loan Documents; (ii) the payment of all fees, costs and expenses payable by BWAY, the Borrowers and their Subsidiaries with respect to the transactions contemplated by the Loan Documents; and (iii) all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical (including post-retirement) and death benefits.

          Section 4.19  Certain Fees.  No broker's or finder's fees or
                        ------------
commissions or similar fees were paid or will be payable by BWAY or any Subsidiary of BWAY with respect to the transactions contemplated by the Loan Documents except for any fees paid pursuant to the terms of the Loan Documents and any such fees paid in connection with any Acquisition. BWAY and each

Borrower covenants that it will indemnify the Agents and each Lender against and hold the Agents and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any such Acquisition, or the transactions contemplated hereby other than claims, demands or liabilities of Persons retained or claiming to have been retained by any Agent or any Lender. The obligations of BWAY and the Borrowers under this Section shall survive the termination of this Agreement and the discharge of the Borrower's obligations hereunder and under the Obligations.

          Section 4.20  Environmental Matters. Except as otherwise set forth on
                        ---------------------
Schedule 4.20, to BWAY's and each Borrower's best knowledge after due inquiry
- -------------
(i) the operations of BWAY and each of its Subsidiaries comply and will be operated so as to continue to comply with all Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; (ii) BWAY and each of its Subsidiaries has obtained and will continue to maintain all permits, certificates, licenses and approvals necessary or required under the Environmental Laws for their respective operations, and all such permits, certificates, licenses and approvals are in good standing and BWAY and its Subsidiaries are in compliance with all terms and conditions of such permits, certificates, licenses and approvals except in each case where failure to so obtain, maintain or comply could not reasonably be expected to have a Material Adverse Effect; (iii) neither BWAY nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) are subject to: (a) any written order, decree or agreement from or with any governmental authority or private party related to non-compliance with or liability under any Environmental Laws, (b) any pending or threatened judicial or administrative proceeding, action, suit or investigation related to any non-compliance with or liability under Environmental Laws, (c) any Remedial Action or (d) any liabilities, obligations or costs arising from the Release or threatened Release of a Contaminant except where the events described in clauses
(a) through (d) could not reasonably be expected to have a Material Adverse Effect; (iv) neither BWAY nor any of its Subsidiaries has filed any notice required under any Environmental Laws indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR
Part 261 or any state equivalent; (v) neither BWAY nor any of its Subsidiaries has failed to file any notice required under any Environmental Laws reporting a Release of a Contaminant except where the failure to so file could not reasonably be expected to have a Material Adverse Effect; (vi) there is not now, nor has there ever been, on or in the property of BWAY or on or in the property of any of its Subsidiaries except where the following has been materially in compliance with Environmental Laws, and has not resulted in contamination or except where the occurrence of any of the following could not be reasonably expected to have a Material Adverse Effect: (A) any generation, handling, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (B) any underground storage tanks or surface impoundments, (C) any asbestos-containing material, or
(D) any polychlorinated biphenyls (PCB's); (vii) neither BWAY nor any of its Subsidiaries has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment, or as a result of exposure to asbestos, which may result in material liability in excess of workers compensation; and
(viii) no Environmental Lien has attached to any property currently or, to BWAY's best knowledge, formerly owned, or leased by BWAY or its Subsidiaries.

          Section 4.21  Disclosure.  No statement, fact, representation or
                        ----------
warranty of BWAY or its Subsidiaries contained in the Loan Documents or any other document furnished to the Lenders by or on behalf of BWAY or any Subsidiary for use in connection with the transactions contemplated by the Loan Documents contains any untrue statement of a material fact nor do such documents taken as a whole omit to state a material fact necessary in order to make the statements contained herein or therein, as the case may be, not misleading when made. The pro forma forecasts, projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by BWAY and the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such pro forma forecasts and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such pro forma forecasts and projections will differ from the forecasted or projected results. As of the Closing Date there is no fact known to BWAY or any Borrower which could reasonably be expected to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          Section 4.22  Survival of Warranties; Covenant Regarding Disclosure.
                        -----------------------------------------------------
All representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement and such other Loan Documents, as the case may be, and the termination hereof and thereof. The Borrowers may from time to time propose in writing to the Administrative Agent and Lenders modifications or supplements to the disclosures contained herein or the disclosure schedules attached to this Agreement in order to maintain the accuracy thereof; provided, however, that any modifications or
                                  --------  -------
supplements to the disclosures contained in this Agreement or the disclosure schedules attached to this Agreement and provided by the Borrowers after the Closing Date shall not be deemed a part of this Agreement until accepted in writing by the Required Lenders.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Affirmative Covenants.  BWAY and the Borrowers covenant
                       ---------------------
and agree that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder or under any other Loan Document, whether or not matured, are paid in full and all Commitments have terminated, each of BWAY and each Borrower will, unless first having procured the written consent of the Required Lenders:

          Section 5.1.1  Financial Statement, Reports and Other Information.
                         --------------------------------------------------
Furnish to the Agents:

          (a) Within five (5) Business Days after any Responsible Officer of BWAY or of any Borrower shall have obtained knowledge of the occurrence of an Event of Default and/or an Unmatured Event of Default, the written statement of the chief financial officer, chief operating officer or chief executive officer of BWAY or any Borrower setting forth the details of each such Event of Default or Unmatured Event of Default which has occurred and is continuing and the action which BWAY and Borrowers propose to take with respect thereto.

          (b) Within forty-five (45) days after the end of each fiscal quarter (ninety (90) days after the end of each fourth fiscal quarter in each Fiscal
Year), unaudited consolidated financial statements consisting of a consolidated balance sheet and statement of stockholder's equity of BWAY and its Subsidiaries as at the end of such fiscal quarter, consolidated statements of income and cash flows of BWAY and its Subsidiaries for such fiscal quarter and for the fiscal year through such quarter, all in reasonable detail, and in connection with such financial statement deliveries, (i) a certificate from a Responsible Officer of BWAY addressed to the Lenders substantially in the form of Exhibit 5.1.1(b)
                                                           ----------------
hereto, to the extent applicable, stating that no Event of Default or Unmatured Event of Default has come to his attention and was continuing at the end of such quarter, or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention and was continuing at the end of such quarter or on the date of his certificate, indicating the nature of such Event of Default or Unmatured Event of Default and the action which BWAY and the Borrowers propose to take with respect thereto and setting forth detailed computations as to compliance with the covenants set forth in Sections
                                                                       --------
5.2.1, 5.2.2, 5.2.4, 5.2.5, 5.2.7, 5.2.8 and Section 5.3, (ii) a Cost Adjustment
- --------------------------------------------------------
Certificate in respect of each Acquisition consummated during the preceding four fiscal quarter period and for which BWAY delivered an Initial Cost Adjustment Certificate and (iii) a Pricing Certificate with respect to the preceding four fiscal quarter period. To the extent that the accounting principles utilized in the preparation of any financial statements delivered by BWAY and the Borrowers pursuant to Section 5.1.1(b) or (c) are at variance with the Agreement
            -----------------------
Accounting Principles, such financial statements shall be accompanied by a statement detailing the nature of such variance.

          (c) As soon as possible, but in no event later than ninety (90) days after the end of each Fiscal Year of BWAY, (a) consolidated financial statements consisting of a consolidated balance sheet and statement of stockholder's equity of BWAY and its Subsidiaries as at the end of such Fiscal Year, consolidated statements of income and cash flows of BWAY and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, certified (without adverse opinions, scope limitations or qualifications with respect to (A) the continuance of BWAY and each of its Subsidiaries as a going concern and (B) departures from generally accepted accounting principles other than departures (x) which are not material, (y) which will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements and (z) which do not cause the financial statements to fail to present fairly the financial condition of BWAY and its Subsidiaries on a consolidated basis) without qualification as to scope of examination by independent public accountants of recognized national standing and reputation selected by BWAY accompanied by (b) a certificate from the Chief Financial Officer of BWAY to the Lenders substantially in the form of Exhibit 5.1.1(c)
                             ----------------
hereto, to the extent applicable, stating that no Event of Default and no Unmatured Event of Default has come to his attention which was continuing at the end of such Fiscal Year or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and the action which BWAY and the Borrowers propose to take with respect thereto, and stating whether or not since the end of the prior Fiscal Year there has been any material adverse change in the condition (financial or otherwise), properties, business or results of operations of BWAY and its Subsidiaries taken as a whole, and (c) a certificate from such accountants addressed to the Lenders setting forth computations as to compliance based upon the annual audit of the consolidated books of BWAY and its Subsidiaries with the covenants set forth in Sections 5.2.1, 5.2.2, 5.2.4,
                                              -----------------------------
5.2.5, 5.2.7, 5.2.8 and Section 5.3 hereof.
- -------------------     -----------

          (d) As soon as practicable but in no event less than five (5) Business Days prior to the date on which any Material Acquisition is consummated (i) financial statements of the Target and its Subsidiaries, if any, on a consolidated basis, for the most recently completed fiscal year of the Target,
(ii) copies of all other consolidated balance sheets and consolidating balance sheets (to the extent available) and related statements of operations and statements of cash flows of the Target and its Subsidiaries, if any, acquired in such Material Acquisition, that are to be delivered to BWAY or any of its Subsidiaries in connection with such Material Acquisition, (iii) to the extent then available, copies of all purchase agreements, agreements of merger, letters of intent or other operative agreements entered into by BWAY or any of its Subsidiaries in connection with such Material Acquisition (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonably promptly after the execution thereof), (iv) an Acquisition Compliance Certificate substantially in the form of Exhibit 5.1.1(d)
                                                                ----------------
hereto (an "Acquisition Compliance Certificate") of BWAY completed in respect of
            ----------------------------------
such Material Acquisition, (v) in the case of any Substantial Acquisition, at BWAY's option, a Cost Adjustment Certificate completed in respect of such Substantial Acquisition, and (vi) any other information relating to such Material Acquisition reasonably requested by the Administrative Agent or any Lender.

          (e) As soon as available, copies of final versions of all financial or other reports or statements submitted to BWAY or any of its Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of BWAY or any of its Subsidiaries.

          (f) Within five (5) days after obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting BWAY or any of its Subsidiaries or any of their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to BWAY or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          (g) As soon as available, copies of financial statements, reports, notices and proxy statements sent by BWAY to its security holders generally (in their capacity as security holders only) and all regular and periodic reports and final registration statements or other official statements (and all amendments or supplements thereto) required to be filed by BWAY and its Subsidiaries with the Securities and Exchange Commission or with any national securities exchange on which any of its securities are listed with respect to its securities outstanding or to be outstanding or furnished to a purchaser or a prospective purchaser thereof, and copies of all press releases and other statements made available generally by BWAY and its Subsidiaries to the public concerning material developments in the business of BWAY and its Subsidiaries.

          (h) Such other information respecting the properties, business affairs, financial condition and/or operations of BWAY or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

          (i) Within ten (10) Business Days after the Closing Date, forecasted balance sheets for the forthcoming five years, year-by-year, forecasted cash flow statements for the forthcoming five years, year-by-year, forecasted profit and loss statements for the forthcoming five years, year-by-year, and for the forthcoming Fiscal Year, quarter-by-quarter, together with appropriate supporting details, all with respect to BWAY and its Subsidiaries and based on the good faith estimate of BWAY and its reasonable assumptions regarding the course of BWAY's and its Subsidiaries' business for the periods covered thereby.

          Section 5.1.2  Discharge of Taxes, etc.  Pay and cause each of its
                         ------------------------
Subsidiaries to pay (i) all taxes, assessments and governmental charges or levies imposed upon it or any of them or upon its or any of their income, profits or property prior to the date on which penalties attach thereto, and
(ii) all claims for labor, material or supplies which, if unpaid, might become a Lien upon the property of BWAY or any Subsidiary prior to the time they are overdue and may become a Lien upon any such property, except to the extent that the aggregate of all such taxes, assessments, governmental charges, levies, penalties and claims referred to in clause (i) and (ii) above not so paid, does not exceed $1,000,000 at any time outstanding for BWAY and its Subsidiaries taken as a whole; provided, however, that neither BWAY nor any Subsidiary of
                  --------  -------
BWAY shall be required to pay or discharge any such tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently conducted and so long as BWAY or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) reasonably deemed by it to be adequate with respect thereto and in conformity with generally accepted accounting principles.

          Section 5.1.3  Corporate Existence; Business.
                         -----------------------------

          (a) Except as otherwise permitted by Section 5.2.7 and except that any
                                               -------------
Subsidiary (other than a Borrower) may be liquidated, dissolved, wound up, merged or amalgamated where such liquidation, dissolution, merger, winding-up or amalgamation could not reasonably be expected to have a Material Adverse Effect, (i) preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights and franchises and (ii) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation authorized to do business in each other jurisdiction in which the failure to so qualify or remain qualified could reasonably be expected to have a Material Adverse Effect.

          (b) Continue to operate the business of BWAY and its Subsidiaries taken as a whole in the packaging industry or in lines of businesses substantially similar thereto.

          Section 5.1.4  Compliance With Laws.  Comply, and cause each of its
                         --------------------
Subsidiaries to comply, with all laws, rules, regulations and governmental orders (foreign, federal, provincial, state and local) having applicability to any of them or to the business or businesses at any time conducted by any of them, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

          Section 5.1.5  Performance of Loan Documents.  Duly and punctually pay
                         -----------------------------
and perform its obligations and cause each of its Subsidiaries to pay and perform its obligations under the Loan Documents in all material respects in accordance with the terms thereof.

          Section 5.1.6  Inspection of Books and Properties.
                         ----------------------------------

          (a) Permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives (including without limitation any accounting and/or financial advisor or other similar professional retained by or on behalf of the Administrative Agent pursuant to Section 10.4), at any reasonable time
                                        ------------
during regular business hours, and from time to time upon reasonable written notice of such Lender to BWAY and the Borrowers, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of BWAY (which consent shall not be required if an Event of Default has occurred and is continuing), which consent shall not be unreasonably denied, their respective independent public accountants, in all cases acting reasonably both as to frequency and as to scope.

          (b) The Agents and each Lender agree that all materials and information (other than publicly available material and information) obtained by or provided to the Agents or such Lender pursuant to the foregoing provisions of this Section which are identified or designated by BWAY or any Borrower in writing as confidential and which was not previously in the possession of or known to the recipient thereof on a non-confidential basis shall be held in confidence and that the Agents or such Lender, as the case may be, will use its best efforts not to disclose any such information unless the same has previously been made public, provided that nothing in this Agreement shall prohibit the
                  --------
Agents or such Lender, as the case may be, from, or subject the Agents or such Lender to liability for, disclosing any of such information (i) pursuant to any order, writ, judgment, decree, injunction or ruling of any governmental body (including any Lender regulators) to whose jurisdiction the Agents or such Lender may be subject, (ii) pursuant to any applicable requirement of law or regulation, (iii) to the auditors, attorneys and other advisors of the Agents or such Lenders to the extent required in connection with their services to the Agents or such Lender with respect to this Agreement, (iv) to the extent necessary in the enforcement of rights hereunder or under the Loan Documents during the continuance of an Unmatured Event of Default or Event of Default, or (v) to actual or prospective Assignees or participants as permitted by Section 11.10(g) or to any Lender hereunder.
                             ----------------

          Section 5.1.7  Books and Records.  Keep, or cause to be kept, and
                         -----------------
cause its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with generally accepted accounting principles consistently applied.

          Section 5.1.8  ERISA.
                         -----

          (a) Within five (5) days after it or any of its Related Persons knows or has reason to know that a Reportable Event notice of which has not been waived by PBGC has occurred, deliver, or cause such Related Persons to deliver, to the Administrative Agent and each Lender a certificate of a Responsible Officer of BWAY or such Related Person, as the case may be, setting forth the details of such Reportable Event.

          (b) Upon the request of the Administrative Agent or any Lender made from time to time and promptly confirmed in writing, deliver, or cause such Subsidiary to deliver, to the Administrative Agent and each Lender a copy of the most recent actuarial report and annual report completed with respect to any Employee Benefit Plan of BWAY or any of its Related Persons.

          (c) Within ten (10) days after it or its Related Persons knows or has reason to know that any of the following have occurred with respect to any Plan: (A) any such Plan has been terminated and such termination could reasonably be expected to result in material liability to BWAY or its Related Persons, (B) the Plan Sponsor intends to terminate any such Plan and such termination could reasonably be expected to result in material liability to BWAY or its Related Persons, or (C) the PBGC has instituted or indicated its intention to institute proceedings under Section 4042 of ERISA to terminate any such Plan, deliver, or cause such Subsidiary to deliver, to the Administrative Agent and each Lender a written notice thereof.

          (d) Within five (5) days after it or any of its Related Persons knows or has reason to know that any of them has experienced or caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan and such withdrawal could reasonably be expected to result in material liability to BWAY or its Related Persons, deliver or cause such Subsidiary to deliver to the Administrative Agent and each Lender a written notice thereof.

          (e) Within ten (10) days after it or any of its Related Persons knows or has reason to know that a "prohibited transaction" within the meaning of
Section 406 of ERISA with respect to any Employee Benefit Plan has occurred and such prohibited transaction could reasonably be expected to result in material liability to BWAY or its Related Persons, deliver or cause such Subsidiary or Related Person to deliver to the Administrative Agent and each Lender a certificate of a Responsible Officer of BWAY or Subsidiary or Related Persons, as the case may be, setting forth the details of such prohibited transaction and BWAY's or such Borrower's proposed response thereto. For purposes of this Section, BWAY and the Borrowers shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which BWAY or any Related Person to BWAY is the Plan Sponsor, and each Subsidiary of BWAY shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or any Related Person to such Subsidiary is a Plan Sponsor.

          Section 5.1.9  Insurance.  Maintain, and cause each of its
                         ---------
Subsidiaries to maintain, such insurance, to such extent and against such hazards and liabilities, as is customarily maintained by Persons similarly situated to the extent that such insurance is available at commercially reasonable rates (and including such insurance effected through self-insurance, provided adequate reserves therefor, if required by and in accordance with generally accepted account principles, are maintained), and furnish to the Administrative Agent in sufficient quantity for distribution to each Lender, upon written request, information as to the insurance carried by BWAY or any Subsidiary of BWAY.

          Section 5.1.10  Use of Proceeds.  (i) Use the proceeds of the
                          ---------------
Revolving Loans, Letters of Credit and Swing Line Loans only (A) to repay all of the indebtedness outstanding under the Existing Credit Agreement, (B) to repay all of the indebtedness outstanding under the Senior Notes, including the payment of a make-whole premium thereunder, (C) to finance the Davies Acquisition and other Acquisitions as permitted hereunder, (D) to pay fees, costs and expenses incurred in connection with the Refinancings, the Davies Acquisition and this Agreement, (E) in the case of Letters of Credit, for general corporate purposes of BWAY and its Subsidiaries, and (F) for ongoing working capital and general corporate purposes of BWAY and its Subsidiaries permitted hereunder; and (ii) not use any part of the proceeds of any Loan or Letter of Credit hereunder for any purpose other than as set forth in this Section, including without limitation, to purchase or carry any Margin Stock or to extend credit to others, in either case in violation of Regulation G, U or X of the Board.

          Section 5.1.11  Maintenance of Properties.  Maintain and cause
                          -------------------------
each of its Subsidiaries to maintain, in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof. With respect to all items of leased equipment, BWAY shall, and shall cause each of its Subsidiaries to, keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease to the extent necessary to avoid material detriment to such equipment, unless the provisions of such lease are being contested in good faith by BWAY or such Subsidiary.

          Section 5.1.12  Licenses, Permits, Etc. Maintain, and cause each
                          ----------------------
of its Subsidiaries to maintain, in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its respective business, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect; and notify the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the other Lenders) in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

          Section 5.1.13  Environmental Notification.
                          --------------------------

          (a) Notify the Administrative Agent in writing on the date of delivery of the quarterly financial statements and officer's certificate under
     Section 5.1.1(b), promptly, and in any event within twenty (20) days after
     ---------------
     BWAY or any Borrower's learning thereof, of any of the following of which BWAY or any Borrower has not already given the Administrative Agent notice:
     (i) written notice or claim to the effect that BWAY or any of its Subsidiaries is or may be materially liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;
     (ii) written notice that BWAY or any of its Subsidiaries is subject to investigation by any governmental authority as a result of a material Release or threatened Release of any Contaminant into the environment;
     (iii) written notice that any property of BWAY or its Subsidiaries, whether currently or formerly owned, is subject to an Environmental Lien; (iv) written notice of violation to BWAY or any of its Subsidiaries with respect to environmental compliance of conditions which could reasonably be expected to result in a notice of violation of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect; (v) written notice of commencement of any material judicial or administrative proceeding alleging a material violation of any Environmental Laws; or (vi) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by BWAY or its Subsidiaries that could reasonably be anticipated to subject BWAY or its Subsidiaries to environmental, health or safety liabilities, obligations or costs that could reasonably be expected to have a Material Adverse Effect.

         (b) Upon written request by the Administrative Agent, BWAY and the Borrowers shall promptly submit to the Administrative Agent and the Lenders a report providing in reasonable detail an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (a) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect.

          Section 5.1.14   Senior Note Refinancing.  On or prior to five
                           -----------------------
(5) Business Days after the Closing Date, cause to be paid in full all outstanding indebtedness under the Senior Notes, including any make-whole premium, such that the Senior Notes shall have been fully satisfied (the "Senior Note Refinancing"), pursuant to documentation
                      -----------------------
satisfactory to the Administrative Agent.

          Section 5.2   Negative Covenants.  BWAY and the Borrowers
                        ------------------
covenant and agree that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder, whether or not matured, are paid in full and all Commitments have terminated, without the prior written consent of the Required Lenders, neither BWAY nor any Borrower will, nor will it permit any Subsidiary of BWAY or any Borrower to:

          Section 5.2.1   Liens.  Except for Permitted Liens, create,
                          -----
incur, assume or permit to exist any Lien on any of its or any of its Subsidiaries' existing or future properties, assets (including stock of any Subsidiaries), income or rights in any thereof whether now owned or hereafter acquired.

          Section 5.2.2   Indebtedness for Money Borrowed.  Create, incur,
                          -------------------------------
assume or suffer to exist any Indebtedness for Money Borrowed except for:

          (a) the Obligations under the Loan Documents;

          (b) Indebtedness for Money Borrowed constituting intercompany loans and advances to the extent permitted by Section 5.2.5(c);
                                             ----------------

          (c) Indebtedness for Money Borrowed consisting of Financing Lease Obligations, and Indebtedness for Money Borrowed issued, incurred or assumed in respect of the purchase price of property, provided that in no
                                                           --------
     event shall the aggregate amount of all such obligations outstanding at any time exceed $5 million; or

          (d) subject to BWAY's and the Borrowers' compliance with Sections
                                                                   --------
     5.3.1 and 5.3.2, BWAY and its Subsidiaries may incur, assume or suffer to
     ---------------
     exist any unsecured Indebtedness for Money Borrowed (other than Indebtedness for Money Borrowed permitted under clauses (a), (b) and (c) above).

          Section 5.2.3   Affiliate Transactions.  Enter into or engage in
                          ----------------------
any transaction or contract with any Affiliate of BWAY or any Affiliate of any Borrower, other than transactions by BWAY or any of its Subsidiaries in the ordinary course of business and on terms and conditions substantially as favorable to BWAY or such Subsidiaries, as the case may be, as would be obtainable by BWAY or such Subsidiaries, as the case may be, at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except that BWAY and any of its Wholly-Owned Subsidiaries may engage in transactions with or among each other in the ordinary course of business.

          Section 5.2.4   Dividends; Distributions.  Declare or pay any
                          ------------------------
dividend or distribution, or purchase or redeem any shares of any class of capital stock of BWAY or any Subsidiary of BWAY, or make any other payment or distribution on or in respect of any class of capital stock of BWAY or any of its Subsidiaries, or set aside any amounts for any such purposes, except that:

     (a) any Subsidiary of any Borrower may pay dividends or make distributions to such Borrower or to any Wholly-Owned Subsidiary of such Borrower;

     (b) BWAY may pay cash dividends, make distributions on its capital stock or make purchases or redemptions of its capital stock to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from and after the Closing Date to the date of the proposed dividend, distribution, purchase or redemption (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed the sum of (A) $5,000,000 plus (B) an amount equal to (1) 50% of the Consolidated Net Income of
           ----
BWAY for the period from July 1, 1996 to the date of payment of such proposed dividend, distribution, purchase or redemption minus (2) 100% of the
                                               -----
Consolidated Net Loss of BWAY for the period from July 1, 1996 to the date of payment of such proposed dividend, distribution, purchase or redemption plus (C)
                                                                        ----
100% of the cash proceeds (net of the fees, costs and expenses of sale and underwriting discounts and commissions) received by BWAY from sales of capital stock of BWAY from the Closing Date to the date of payment of such proposed dividend, distribution, purchase or redemption; provided, however, that no Event
                                                --------  -------
of Default or Unmatured Event of Default shall have occurred and be continuing before or after giving effect to any such proposed dividend, distribution, purchase or redemption; and provided further, that if all of the conditions to
                            -------- -------
the declaration of a dividend or distribution set out in this subsection are satisfied at the time such dividend or distribution is declared, then such dividend or distribution may be paid or made within forty-five (45) days after such declaration even if the payment of such dividend, the making of such distribution or the declaration thereof would not have been permitted under this

Section 5.2.5(b) at any time after such declaration;
- ----------------

     (c) any Borrower may pay cash dividends or make distributions on its capital stock solely (i) for the purpose of providing all or any portion of the funds necessary for any Wholly-Owned Subsidiary of BWAY to consummate an Acquisition as permitted hereunder, (ii) to permit BWAY to pay dividends, distributions or make purchases or redemptions as permitted by clause (b) above, and (iii) to pay or reimburse BWAY, or provide BWAY with funds necessary to pay, for any operating costs and expenses incurred by BWAY;

     (d) BWAY may distribute shares of its capital stock to holders of the same or another class of its capital stock as a stock dividend or in connection with a stock split;

     (e) BWAY or any Subsidiary of BWAY may make any Investment permitted by

Section 5.2.5; and
- -------------

     (f) BWAY may redeem or repurchase options to purchase common stock held by employees or former employees of BWAY or any of its Subsidiaries.

          Section 5.2.5  Investments.  Have or make any Investment in any
                         -----------
Subsidiary or other Affiliate or any other Person except for:

     (a) existing Investments and commitments to make Investments set forth on

Schedule 5.2.5 hereto;
- --------------

     (b)  Permitted Investments;

     (c) (i) BWAY may make intercompany loans and advances to any Borrower and any Borrower may make intercompany loans and advances to BWAY or any other Borrower, provided that each such intercompany loan and advance shall be
          --------
evidenced by an Intercompany Note, (ii) BWAY or any Borrower may make intercompany loans and advances to any Guarantor Subsidiary, provided that (A)
                                                             --------
at no time shall the aggregate outstanding principal amount of all intercompany loans and advances made pursuant to this clause (ii) by BWAY and the Borrowers exceed $2,000,000 and (B) each intercompany loan and advance made to a Guarantor Subsidiary shall be evidenced by an Intercompany Note;

     (d) Investments constituting equity contributions to the capital of any Wholly-Owned Subsidiary of BWAY (other than a Foreign Subsidiary);

     (e) loans and advances by BWAY and its Subsidiaries to employees of BWAY and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $2,500,000 at any time (determined without regard to any write-down or write-offs of such loans and advances);

     (f) Investments by BWAY or any Subsidiary of BWAY in Persons as permitted by Section 5.2.7;
   -------------

     (g) Investments made by BWAY or any Subsidiary of BWAY in respect of debt or equity securities to the extent received in a transaction permitted by

Section  5.2.8;
- --------------

     (h) Investments consisting of securities or notes received in settlement of accounts receivable incurred in the ordinary course of business from a customer which BWAY or any Subsidiary has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable; and

     (i) in addition to investments permitted by clauses (a) through (h) above, so long as no Event of Default or Unmatured Event of Default then exists or would result therefrom, BWAY and its Subsidiaries may make additional Investments in a Person so long as the amount of any such Investment (at the time of making thereof) does not exceed an amount equal to $10,000,000 (the

"Investment Basket") less the aggregate amount of the Investment Basket
- ------------------
previously used to make Investments pursuant to this clause (i) to the extent such

Investments are then still outstanding (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a redemption or a repurchase, but excluding any dividends thereon) in the case of equity Investments).

           Section 5.2.6   Mergers and Consolidations.  Merge into or
                           --------------------------
consolidate with any Person except that:

          (a) any Wholly-Owned Subsidiary of any Borrower may merge or consolidate with and into any Borrower (with such Borrower as the survivor) or another Wholly-Owned Subsidiary of any Borrower which is a Guarantor Subsidiary;

          (b) a Wholly-Owned Subsidiary of any Borrower may be liquidated and its assets distributed to one or more Wholly-Owned Subsidiaries which is a Guarantor Subsidiary and/or such Borrowers;

          (c) any non-Wholly-Owned Subsidiary may be liquidated and its assets distributed in accordance with applicable law;

          (d) any Subsidiary of BWAY (other than a Borrower) may merge or consolidate with and into BWAY (with BWAY as the survivor); and

          (e) any non-Wholly-Owned Subsidiary may merge with and into a Wholly-Owned Subsidiary (with such Wholly-Owned Subsidiary as the survivor and remaining a Wholly-Owned Subsidiary after such merger)

          Section 5.2.7   Purchase of Stock or Assets.  Acquire any assets,
                          ---------------------------
capital stock or debt securities of any Person (an "Acquisition") except that:
                                                    -----------

     (a) BWAY and its Subsidiaries may acquire inventory and other assets other than capital stock in the ordinary course of business;

     (b) BWAY or any Subsidiary of BWAY may make any Investment permitted by
Section 5.2.5;
- -------------

     (c) BWAY or any Subsidiary of BWAY may make Acquisitions so long as no Event of Default or Unmatured Event of Default exists or would result therefrom; provided that (i) BWAY shall have delivered to the Administrative Agent a
- --------
certificate of the chief financial officer of BWAY, which certificate shall (A) demonstrate (with detailed calculations satisfactory to the Administrative Agent) compliance with Section 5.3.1 after giving effect to such Acquisition and
                       -------------
(B) certify that no Event of Default or Unmatured Event of Default then exists or would result therefrom, and (ii) the proceeds of any Loans or Letters of Credit shall not be directly or indirectly used in connection with any such Acquisition unless (A) BWAY shall have delivered to the Administrative Agent on or before such Acquisition a certificate of the chief financial officer of BWAY, which certificate shall demonstrate (with detailed calculations satisfactory to the Administrative Agent) that if such Acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of BWAY, the Leverage Ratio for the four most recently completed fiscal quarters shall be equal to or less than 4.00 to 1.00 (it being understood and agreed that BWAY shall not be required to comply with the Leverage Ratio requirement of this clause (c)(ii) as a condition to incurring Loans hereunder in connection with the Davies Acquisition), (B) BWAY shall have complied with the requirements set forth in Section
                                                                 -------
     5.1.1(d), if applicable, (C) to the extent such Acquisition is of the
     --------
     equity interests of any Person, such Person shall comply with the requirements of Section 5.2.10, and (D) that the board of directors of the
                     --------------
     Target shall have adopted a resolution approving such Acquisition pursuant to applicable corporate law; and

          (d) BWAY may make purchases or redemptions of its capital stock as permitted under Section 5.2.4(b).
                    ----------------

          Section 5.2.8   Sale of Assets.  Sell, lease, assign, transfer or
                          --------------
otherwise dispose of any assets (other than cash or Permitted Investments) or related group of assets, including shares of capital stock, to a Person which is not a Borrower or a Wholly-Owned Subsidiary of a Borrower (other than a Foreign Subsidiary) except for (i) sales or other dispositions of inventory in the ordinary course of business, (ii) sales or other dispositions of plant, equipment or other property which is obsolete, worn out or otherwise not useable in BWAY's or any Subsidiary's business, (iii) sales or other dispositions of assets if the aggregate book value (at the time of disposition thereof) of all assets disposed of by BWAY and its Subsidiaries subsequent to the Closing Date plus the aggregate book value of all assets then proposed to be sold or disposed
- ----
of does not exceed 15% of Consolidated Total Assets, provided that (A) each such
                                                     --------
sale or disposition shall be approved by the board of directors of the Person selling or disposing of such assets and shall be in an amount at least equal to the fair market value thereof, and (B) an amount equal to the net proceeds of such sales and dispositions shall be used by BWAY or any Subsidiary within 12 months of such sale or disposition to reinvest in productive assets of a kind then used or usable in the business of BWAY or any Subsidiary, and (iv) sales or other dispositions of assets in excess of those permitted under clause (iii) above, provided that (A) an amount equal to the net proceeds from all such sales
       --------
or dispositions ("Excess Sale Proceeds") are applied pursuant to Section 3.4
                  --------------------                           -----------
with a corresponding reduction in the Total Revolving Loan Commitment as provided in Section 3.4 and (B) each such sale or disposition shall be approved
            -----------
by the board of directors of the Person selling or disposing of such assets and shall be in an amount at least equal to fair market value thereof and for proceeds consisting of at least 80% in cash.

          Section 5.2.9  Sales of Accounts Receivable.  Sell or otherwise
                         ----------------------------
dispose of any account receivable except for purposes of collection in the ordinary course of business.

          Section 5.2.10  Subsidiaries.  Have any Subsidiaries other than
                          ------------
Wholly-Owned Subsidiaries of BWAY in existence on the date of this Agreement, provided that Subsidiaries (including, without limitation, Foreign Subsidiaries) may be created or acquired, as permitted under, or not otherwise prohibited by, this Agreement, so long as:

          (a) if the aggregate Investment by BWAY or any of its Subsidiaries in any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) exceeds $2,000,000, or the fair market value of such Wholly-Owned Subsidiary's (other than a Foreign Subsidiary) assets exceeds $2,000,000 (a "Significant
                                                                    ------------
     Subsidiary"), such Significant Subsidiary shall become an Additional
     ----------
     Borrower under this Agreement by delivering to the Administrative Agent (i) a supplement to this Agreement and the Contribution Agreement in such form as the Administrative Agent shall request, executed and delivered by a duly authorized Responsible Officer of such Significant Subsidiary, whereby such Significant Subsidiary shall become a Borrower for all purposes under the Loan Documents and shall be bound by all of the terms and conditions thereof, and (ii) such resolutions, incumbency certificates, officer certificates and legal opinions substantially similar to those delivered by the Borrowers on the Closing Date and others as reasonably requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, and the Borrowers (including any Additional Borrower) shall execute and deliver to the Administrative Agent new Notes to reflect the addition of such Additional Borrower hereunder, and the Administrative Agent shall deliver each Lender's new Notes upon surrender of its old Notes; or

          (b) if such Subsidiary is not a Significant Subsidiary, then the Administrative Agent shall promptly receive (i) a Subsidiary Guaranty by such Subsidiary of the Notes and all of the Obligations pursuant to a subsidiary guaranty substantially in the form of Exhibit 1.1(a) hereto or
                                                      --------------
     such other form as the Administrative Agent may reasonably request, executed and delivered by a duly authorized Responsible Officer of such Subsidiary, and (ii) such resolutions, incumbency certificates, officer certificates and legal opinions substantially similar to those delivered by the Borrowers on the Closing Date and others as are reasonably requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent; provided, however, that no Foreign Subsidiary shall
                           --------  -------
     be required to comply with the provisions of this Section 5.2.10(b).

          Section 5.2.11  Charter Amendments.  Amend BWAY's or any
                          ------------------
Subsidiary's articles or certificate of incorporation or by-laws except for amendments which are not materially adverse to BWAY or such Subsidiary and do not adversely affect the interests of the Agents or the Lenders in any material respect.

          Section 5.2.12  Plan Assets.  Without the prior written consent
                          -----------
of the Lenders, cause or permit any Plan assets to be used other than for payment of Plan benefits and Plan administrative expenses, except with respect to the termination of the Plan in existence at Milton.

          Section 5.3  Financial Covenants.  BWAY and the Borrowers covenant and
                       -------------------
agree that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder whether or not matured, are paid in full, BWAY and the Borrowers will:

          Section 5.3.1  Leverage Ratio.  As of the end of each fiscal
                         --------------
quarter, calculated for the most recently completed four fiscal quarters, maintain a Leverage Ratio for such period of less than or equal to 4.25 to 1.00.

          Section 5.3.2  Interest Coverage Ratio.  As of the end of each fiscal
                         -----------------------
quarter, calculated for any Test Period, maintain an Interest Coverage Ratio for such period ending on the last day of the fiscal quarter set forth below of not less than the ratio set forth opposite such fiscal quarter:

                                                 Interest
                    Fiscal Quarter            Coverage Ratio
                    --------------            --------------

         Fiscal Quarters ending on or prior     2.75:1.00
           to June 30, 1997

         All Fiscal Quarters ending after       3.00:1.00
           June 30, 1997


          Section 5.3.3   Capital Expenditures.  Not, and not permit any of
                          --------------------
Subsidiaries to, expend or incur any Capital Expenditure in any Fiscal Year if the aggregate amount of the Capital Expenditures expended or incurred by BWAY and its Subsidiaries in such Fiscal Year would exceed $40 million in any Fiscal Year.

          Section 5.3.4   Consolidated Net Worth.  Permit Consolidated Net
                          ----------------------
Worth to be less than (i) $60,000,000 at the Closing Date through June 30, 1996, and (ii) as at the last day of each succeeding fiscal quarter of BWAY and its Subsidiaries and until (but excluding) the last day of the next following fiscal quarter of BWAY and its Subsidiaries, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 5.3.4 as at the end
                                                     -------------
of the immediately preceding fiscal quarter, plus (B) 50% of Consolidated Net
                                             ----
Income (without reduction for any net loss or negative Consolidated Net Income) during the immediately preceding fiscal quarter of BWAY and its Subsidiaries.

                                 ARTICLE VI

                            CONDITIONS OF CREDIT

          Section 6.1  Conditions Precedent to the Initial Borrowing.  The
                       ---------------------------------------------
right of the Borrowers to make the Initial Borrowing and the obligation of the Lenders to make the Initial Loan under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loan, of each of the following conditions:

          (a) BWAY, the Borrowers and each Subsidiary of BWAY shall have duly executed and delivered to the Administrative Agent, with a signed counterpart for each Lender, this Agreement and all of the other Loan Documents, all of which shall be in full force and effect.

          (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the making of the Initial Loans and the consummation of the transactions contemplated by the Loan Documents.

          (c) The Administrative Agent shall have received the signed opinion of Kirkland & Ellis, counsel to BWAY and its Subsidiaries, dated the Closing Date and addressed to the Agents and the Lenders in the form of Exhibit 6.1(e)
                                                           --------------
hereto, with such changes (if any) therein as shall be acceptable to the Administrative Agent and as to such other matters as the Administrative Agent may reasonably request.

          (d) The Administrative Agent shall have received a copy of all resolutions (in form and substance reasonably satisfactory to the Administrative Agent) adopted by the Board of Directors of BWAY and all Subsidiaries that are parties to any Loan Document, authorizing or relating to (i) the execution, delivery and performance of the Loan Documents and the other documents and instruments provided for therein and (ii) the consummation of the transactions contemplated hereby and thereby, together with by-laws of BWAY and such Subsidiaries, all certified by the Secretary or an Assistant Secretary of BWAY and such Subsidiary. Such certificate shall be dated the Closing Date and shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.

          (e) The Administrative Agent shall have received certified copies of the charters of BWAY and all Subsidiaries that are parties to any Loan Document in their respective jurisdictions of incorporation and evidence of their good standing therein.

          (f) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of BWAY and each Subsidiary that is a party to any Loan Document, dated the Closing Date as to the incumbency and signature of the officers of BWAY and any applicable Subsidiary executing any Loan Document and any certificate or other document or instrument to be delivered pursuant thereto by or on behalf of BWAY or such Subsidiary, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be.

          (g) Contemporaneously with the funding of the Initial Loans, Brockway shall have paid in full all outstanding indebtedness under the Existing Credit Agreement such that the Existing Credit Agreement shall have been terminated, pursuant to documentation reasonably satisfactory to the Administrative Agent.

          (h) The Administrative Agent shall have received a certificate executed by a Responsible Officer of BWAY and the Borrowers, dated the Closing Date and in the form of Exhibit 6.1(h) hereto.
                        --------------

          (i) Contemporaneously with the funding of the Initial Loans, the Borrowers shall have paid in full all separately negotiated fees, including, without limitation, the Additional Fees.

          (j) The Administrative Agent shall have received a Notice of Borrowing with respect to the Initial Loans hereunder and an initial Pricing Certificate.

          (k) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Administrative Agent.

          (l) The Administrative Agent shall have received such other documents or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance satisfactory to the Administrative Agent. The Borrowers shall have furnished to the Administrative Agent or the Lenders such additional copies or executed counterparts of the documents referred to above as the Administrative Agent or any Lender may request.

          Section 6.2   Conditions Precedent to All Credit Events.  The
                        -----------------------------------------
right of the Borrowers to make any Borrowing or to have issued any Letter of Credit, and the obligation of each Lender to make a Loan (including the Loans made on the Closing Date and Swing Line Loans) in respect of any such Borrowing and the obligation of the Facing Agent to issue or any Lender to participate in any Letter of Credit shall, in each case, be subject to the fulfillment at or prior to the time of the making of such Borrowing, or the issuance of such Letter of Credit, as the case may be, of each of the following conditions:

          (a) The representations and warranties contained in this Agreement and in the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time, except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranty shall be true and correct as of such date, in accordance with and after giving effect to any updated disclosure made by BWAY or the Borrowers in accordance with Section
                                                                    -------
4.22; and each of the Loan Documents shall be in full force and effect.

          (b) No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing (including, without limitation, the use of proceeds requirements set forth in Section 5.1.10).
                          --------------

           (c) (i) Prior to the making of each Loan, the Administrative Agent and the Paying Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5; and
                                       -----------

               (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent, the Paying Agent and the Facing Agent shall have received a request for the issuance of a Letter of Credit meeting the requirements of Section 2.12(c).
                                       ---------------

          The acceptance of the benefits of each such Credit Event by the Borrowers shall be deemed to constitute a representation and warranty by BWAY and the Borrowers to the effect of paragraphs (a) through (c) of this Section
                                                                      -------
6.2.
- ---


                                 ARTICLE VII

                               EVENTS OF DEFAULT

           Section 7.1  Events of Default. The occurrence of any of the
                        -----------------
following events shall constitute an "Event of Default":
                                      ----------------

          (a) Payments.  Any Borrower (i) shall fail to pay when due (whether at
              --------
maturity, upon acceleration, by mandatory prepayment or otherwise) any payment of principal on any Obligation or (ii) shall default in the payment of interest on any Obligation or default in the payment of any fee or other amount owing hereunder or under any other Loan Document when due and, in the case of this clause (ii), such default in payment shall continue for a period of three (3) Business Days; or

          (b) Representations and Warranties.  Any representation or warranty on
              ------------------------------
the part of BWAY or any Subsidiary contained in any Loan Document or any document, instrument or certificate delivered pursuant thereto shall have been incorrect in any material respect when made or deemed to have been made; or

          (c) Certain Covenants.  BWAY or any Borrower shall default in
              -----------------
the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article V hereof except for Sections
                                           ---------                   --------
5.1.1(b), (c), (e)-(i), 5.1.2, 5.1.4, 5.1.5, 5.1.6, 5.1.7, 5.1.9 and 5.1.11; or
- ---------------------------------------------------------------------------

          (d) Other Covenants.  BWAY or any of its Subsidiaries shall default in
              ---------------
the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 7.1)
                                                                    -----------
and, with respect only to such defaults as are capable of being remedied, such default shall continue unremedied for a period of fifteen (15) Business Days after written or telephonic (promptly confirmed in writing) notice thereof has been given to the Borrowers by the Administrative Agent or any Lender; or

          (e) Bankruptcy.  BWAY or any of its Subsidiaries shall become
              ----------
insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business; or

          (f) Involuntary Proceedings.  Involuntary proceedings or an
              -----------------------
involuntary petition shall be commenced or filed against BWAY or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

          (g) Indebtedness for Money Borrowed.  (i) BWAY or any of its
              -------------------------------
Subsidiaries shall default in the payment when due, after the expiration of applicable grace periods, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed having an aggregate principal amount of $2,000,000 or more, or (ii) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness for Money Borrowed shall occur which then permits any holder thereof to cause any such Indebtedness for Money Borrowed of BWAY or any of its Subsidiaries to become due and payable prior to the stated maturity or due date thereof; or

          (h) Judgments.  One or more judgments or decrees shall be entered
              ---------
against BWAY or any of its Subsidiaries involving, individually or in the aggregate, a liability (not paid or not fully covered by insurance) of $1,000,000 or more and a sufficient number of such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within sixty (60) days from the entry thereof so as to bring the aggregate below the $1,000,000 threshold set forth above; or

          (i) Loan Documents.  Any of the Loan Documents shall cease for any
              --------------
reason to be in full force and effect (other than termination in accordance with its terms) or BWAY or any of its Subsidiaries shall disavow or seek to discontinue its obligations thereunder, or shall contest the validity or enforceability of any thereof; or

          (j)  ERISA.  Either (i) any Reportable Event which constitutes
               -----
reasonable grounds for the termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan; (iii) the PBGC shall institute proceedings to terminate any Plan; (iv) any Plan shall be terminated; or (v) BWAY or any ERISA Affiliate shall become liable to the PBGC pursuant to ERISA Sections 4063 or 4064; and the aggregate outstanding liability
                                         ---
of BWAY and all ERISA Affiliates with respect to the Plan (assuming the Plan had terminated) and all other Plans as to which any of the events (i) through (v) has occurred exceeds $4,000,000 or a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

          (k)  Other ERISA.  Either (i) a trustee shall be appointed by a United
               -----------
States District Court to administer any Multiemployer Plan; (ii) the PBGC shall institute proceedings to terminate any Multiemployer Plan; (iii) BWAY or any ERISA Affiliates shall become liable to any Multiemployer Plan pursuant to ERISA Section 4201; or (iv) any Multiemployer Plan shall be terminated; and the
                                                                        ---
aggregate out-standing liability of BWAY, all of its Subsidiaries, and all ERISA Affiliates with respect to the Multiemployer Plan (assuming the Multiemployer Plan had terminated if either (i) or (ii) has occurred) and all other Multiemployer Plans as to which any of the events (i) through (iv) has occurred exceeds $4,000,000; or

           (l) Change of Control.  A Change of Control shall occur.
               -----------------

          Section 7.2   Remedies.  If an Event of Default shall occur and
                        --------
be continuing, the Administrative Agent may and, at the direction of the Required Lenders shall, take one or more of the following actions: (a) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrowers declare the Total Revolving Loan Commitment to be terminated whereupon the Total Revolving Loan Commitment shall forthwith terminate, (b) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrowers declare all sums then owing by the Borrowers hereunder to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind (except as expressly provided for herein), all of which are hereby expressly waived by the Borrowers, or (c) exercise any remedies available under any Loan Document or otherwise. In the case of the occurrence of any Event of Default described in clause (e) or (f) of Section 7.1, the Total
                                     --     --     -----------
Revolving Loan Commitment shall forthwith terminate and the Obligations, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, and other amounts payable by the Borrowers hereunder shall also become immediately due and payable, all without notice of any kind.

          If the maturity of the Obligations has been accelerated pursuant to the preceding paragraph, the Borrowers shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Obligations as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the L/C Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Facing Agent for any Letter of Credit disbursement, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers at such time and (iii) be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of an acceleration of the Obligations, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived and the acceleration has been rescinded and annulled as provided in the succeeding paragraph.

          Anything in this Section 7.2 to the contrary notwithstanding, the
                           -----------
Administrative Agent shall, if requested by (x) the Required Lenders in the case of clause (a) below or (y) all Lenders in the case of clause (b) below, within thirty (30) days of (a) the delivery to the Borrowers of a notice of acceleration of the Obligations or (b) an automatic acceleration of the Obligations by reason of the occurrence of any Event of Default described in clause (e) or (f) of Section 7.1, rescind and annul any acceleration of the
       --     --     -----------
Obligations; provided, however, that at the time such acceleration is so
             --------  -------
rescinded and annulled (i) all past due interest and principal, if any, on the Obligations and all other sums payable under this Agreement and the other Loan Documents (except any principal and interest on any Obligations which has become due and payable by reason of such acceleration pursuant to this Section 7.2)
                                                                -----------
shall have been duly paid and (ii) no other Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Administrative Agent shall have received the certificate of a Responsible Officer of the Borrowers to such effect. If any reduction in commitments has occurred pursuant to this

Section 7.2 in connection with any such acceleration, then upon the rescission
- -----------
and annulment of such acceleration pursuant to this Section 7.2, the Revolving
                                                    -----------
Loan Commitment of each Lender and the Swing Line Commitment of the Swing Line Lender shall be reinstated to the respective amounts thereof which would have been in effect on the date of such rescission and annulment had no commitment reduction occurred pursuant to this Section 7.2.
                                    -----------



                                  ARTICLE VIII

                                   THE AGENTS

          Section 8.1   Appointment. The Lenders hereby designate BT and
                        -----------
NationsBank as Agents (for purposes of this Article VIII, the term "Agent" shall
                                            ------------
include BT in its capacity as Administrative Agent and shall include NationsBank in its capacity as Paying Agent). Each Lender hereby irrevocably authorizes and each holder of any Note by its acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

          Section 8.2  Nature of Duties. Neither of the Agents shall have any
                       ----------------
duties or responsibilities except those expressly set forth in this Agreement. Neither of the Agents nor any of their respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; neither of the Agents shall have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or in respect of each other; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein.

          Section 8.3  Lack of Reliance on the Agents.  Independently and
                       ------------------------------
without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of BWAY and its Subsidiaries in connection with the making and the continuance of the Loans and the issuance of the Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of BWAY and its Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or at any time or times thereafter. Neither of the Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of BWAY or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of BWAY or any of its Subsidiaries or the existence or possible existence of any Unmatured Event of Default or Event of Default.

          Section 8.4  Certain Rights of the Agents.  If the Agents or any
                       ----------------------------
Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agents or such Agent shall be entitled to refrain from such act or taking such action unless and until the Agents or such Agent shall have received instructions from the Required Lenders; and no Agent shall incur any liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders. In addition, no Agent shall have any liability in respect of any actions or the refraining from taking actions by any other Agent or Agents.

          Section 8.5  Reliance.  Each Agent shall be entitled to rely,
                       --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

          Section 8.6   Indemnification.  To the extent any Agent is not
                        ---------------
reimbursed and indemnified by BWAY and the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective Pro Rata Shares as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its respective duties hereunder or under any other Loan Document, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities,
- --------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent seeking indemnity pursuant to this Section 8.6.
                                                            -----------

          Section 8.7   The Agents in Their Individual Capacities.  With
                        -----------------------------------------
respect to their obligation to make Loans under this Agreement, to issue or participate in Letters of Credit, each of the Agents shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender", or "Required Lenders, "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with BWAY or any Affiliate of BWAY as if it were not performing the duties specified herein, and may accept fees and other consideration from BWAY or any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          Section 8.8   Holders.  Each Agent may deem and treat the payee
                        -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           Section 8.9  Resignation.
                        -----------

          (a) Each of the Agents may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to each Borrower and the Lenders, in which case the remaining Agent, if any, shall succeed to the functions and duties of such resigning Agent. Each such resignation shall take effect upon the expiration of such 15-day period, provided that the resignation
                                                  --------
of the last remaining

Agent shall take effect upon the appointment of a successor Agent, pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation of the last remaining Agent, the Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to BWAY (it is understood and agreed that at least one Lender shall be acceptable to BWAY and, in the absence of BWAY's acceptance of any Lender, as the Lenders shall determine).

          (c) Following any notice of resignation by any Agent, if a successor Agent shall not have been so appointed within said 15 Business Days, the respective Agent, with the consent of BWAY, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such tune, if any, as the Lenders appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or
(c) above by the 20th Business Day after the date such notice of resignation was given by the respective Agent, the respective Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the respective Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Agent as provided above.

                                  ARTICLE IX

                                BWAY GUARANTY

          Section 9.1   BWAY Guaranty.   In order to induce the Agents and
                        -------------
the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of Letters of Credit, the Guarantor hereby agrees with the Agents and Lenders as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Guaranteed Obligations of each Borrower to the Agents and the Lenders. If any or all of the indebtedness of any Borrower to any Agent or the Lenders becomes due and payable hereunder or under such other Loan Documents, the Guarantor unconditionally promises to pay such indebtedness of such Borrower to the Agents and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Paying Agent, the Administrative Agent or the Lenders in collecting any of such indebtedness. The Guarantor further agrees that all payments made by it with respect to any Guaranteed Obligations pursuant to its Guaranty shall be made in Dollars.

          Section 9.2   Bankruptcy.  The Guarantor unconditionally and
                        ----------
irrevocably guarantees the payment of any and all indebtedness of each Borrower to the Agents and the Lenders whether or not due or payable by such Borrower upon the occurrence of any of the events specified in Section 7.1(e) or (f), and
                                                      ---------------------
unconditionally and irrevocably promises to pay such indebtedness to the Agents and the Lenders, or order, on demand, in Dollars.

          Section 9.3  Nature of Liability.   The liability of the
                       -------------------
Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower whether executed by the Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by: (i) any direction as to application of payment by any such Borrower or by any other party; or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any such Borrower; or (iii) any payment on or in reduction of any such other guaranty or undertaking; or (iv) any dissolution, termination or increase, decrease or change in personnel by any such Borrower; or (v) any payment made to the Paying Agent, the Administrative Agent or the Lenders on the indebtedness which the Paying Agent, the Administrative Agent or such Lenders repay to any such Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          Section 9.4   Guaranty Absolute.   The Guaranty is a guaranty of
                        -----------------
payment not merely a guaranty of collection. No invalidity, illegality, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to the Guaranty contained in this Article IX, and the Guaranty contained
                                          ----------
in this Article IX shall be primary, absolute and unconditional notwithstanding
        ----------
the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          Section 9.5   Independent Obligation.   The obligations of the
                        ----------------------
Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or of any Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor or any Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Guarantor.

          Section 9.6   Authorization.   The Guarantor authorizes the
                        -------------
Administrative Agent and the Lenders without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

          (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (ii) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (iii) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

          (iv) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

          (v) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

          (vi) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Lenders regardless of what liability or liabilities of such Borrower remain unpaid; and/or

          (vii) consent to or waive any breach of, or any act, omission or default under, this Agreement, any of the Loan Documents or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

          Section 9.7 Reliance. It is not necessary for the Administrative Agent
                      --------
or the Lenders to inquire into the capacity or powers of BWAY or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          Section 9.8  Waiver. (a) The Guarantor waives any right to require the
                       ------
Paying Agent, the Administrative Agent or the Lenders to (i) proceed against any Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any

Borrower, other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any other party or any security. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Administrative Agent and the Lenders that it will not exercise any right of subrogation (which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise)) until all Guaranteed Obligations have been paid in full in cash.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

          Section 9.9   Guaranty Continuing.   This Guaranty is a
                        -------------------
continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Administrative Agent or any Lender, of any holder of any Note, in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender or any subsequent holder of a Note, would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          Section 9.10  Binding Nature of Guaranty.   This Guaranty shall
                        --------------------------
be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

          Section 9.11  Judgments Binding.   If claim is ever made upon the
                        -----------------
Administrative Agent or any Lender, any subsequent holder of a Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower) then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon BWAY notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of any Borrower, and BWAY shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                                   ARTICLE X

                               BORROWER GUARANTY

          Section 10.1  Borrower Guaranty.   In order to induce the Agents
                        -----------------
and the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of Letters of Credit, the Guarantor hereby agrees with the Agents and Lenders as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Guaranteed Obligations of each other Borrower to the Agents and the Lenders. If any or all of the indebtedness of any other Borrower to any Agent or the Lenders becomes due and payable hereunder or under such other Loan Documents, the Guarantor unconditionally promises to pay such indebtedness of such other Borrower to the Agents and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Paying Agent, the Administrative Agent or the Lenders in collecting any of such indebtedness. The Guarantor further agrees that all payments made by it with respect to any Guaranteed Obligations pursuant to its Guaranty shall be made in Dollars.

          Section 10.2   Bankruptcy.  The Guarantor unconditionally and
                         ----------
irrevocably guarantees the payment of any and all indebtedness of each other Borrower to the Agents and the Lenders whether or not due or payable by such other Borrower upon the occurrence of any of the events specified in Section
                                                                     -------
7.1(e) or (f), and unconditionally and irrevocably promises to pay such
- -------------
indebtedness to the Agents and the Lenders, or order, on demand, in Dollars.

          Section 10.3   Nature of Liability.   The liability of the
                         -------------------
Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower whether executed by the Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by: (i) any direction as to application of payment by any such Borrower or by any other party; or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any such Borrower; or (iii) any payment on or in reduction of any such other guaranty or undertaking; or (iv) any dissolution, termination or increase, decrease or change in personnel by any such Borrower; or (v) any payment made to the Paying Agent, the Administrative Agent or the Lenders on the indebtedness which the Paying Agent, the Administrative Agent or such Lenders repay to any such Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          Section 10.4   Guaranty Absolute.   The Guaranty is a guaranty of
                         -----------------
payment not merely a guaranty of collection. No invalidity, illegality, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to the Guaranty contained in this Article X, and the Guaranty contained
                                          ---------
in this Article X shall be primary, absolute and unconditional notwithstanding
        ---------
the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          Section 10.5   Independent Obligation.   The obligations of the
                         ----------------------
Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or of any Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor or any Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Guarantor.

          Section 10.6   Authorization.   The Guarantor authorizes the
                         -------------
Administrative Agent and the Lenders without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

          (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (ii) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (iii) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

          (iv) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

          (v) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

          (vi) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Lenders regardless of what liability or liabilities of such Borrower remain unpaid; and/or

          (vii) consent to or waive any breach of, or any act, omission or default under, this Agreement, any of the Loan Documents or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

          Section 10.7   Reliance.   It is not necessary for the
                         --------
Administrative Agent or the Lenders to inquire into the capacity or powers of BWAY or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          Section 10.8   Waiver.   (a) The Guarantor waives any right to
                         ------
require the Paying Agent, the Administrative Agent or the Lenders to (i) proceed against any Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever.
The Guarantor waives any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any other party or any security. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Administrative Agent and the Lenders that it will not exercise any right of subrogation (which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise)) until all Guaranteed Obligations have been paid in full in cash.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

          Section 10.9   Guaranty Continuing.   This Guaranty is a
                         -------------------
continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Administrative Agent or any Lender, of any holder of any Note, in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender or any subsequent holder of a Note, would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          Section 10.10   Binding Nature of Guaranty.   This Guaranty shall
                          --------------------------
be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

          Section 10.11   Judgments Binding.   If claim is ever made upon
                          -----------------
the Administrative Agent or any Lender, any subsequent holder of a Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower) then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of any Borrower, and Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                                  ARTICLE XI

                                 MISCELLANEOUS

          Section 11.1  No Waiver; Modifications in Writing.  No failure
                        -----------------------------------
or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent, the Paying Agent or any Lender at law, in equity or otherwise.

          Section 11.2  Amendments.  (a)  No amendment, modification,
                        ----------
supplement, termination or waiver of or to any provision of this Agreement or any other Loan Document, nor consent to any departure by BWAY, any Borrower or any Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders; provided, however, that no
                                                    --------  -------
such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Termination Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) amend, modify or waive any provision of this Section 11.2, (iii) reduce any percentage specified in the definition of
        ------------
Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Closing Date), (iv) consent to the assignment or transfer by BWAY or any Borrower of any of its rights and obligations under this Agreement or (v) amend or modify the definition of "Pro Rata Share"; provided further, that no such
                                              -------- -------
amendment, modification, supplement, termination, waiver or consent shall (A) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Unmatured Events of Default or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (B) without the consent of the Facing Agent and the Swing Line Lender, amend, modify or waive any provision of Article II or alter its rights or obligations with respect to
                 ----------
Letters of Credit or Swing Line Loans, respectively or, (C) without the consent of the Agents, amend, modify or waive any provision of Section 11 as same
                                                       ----------
applies to the Agents or any other provision as same relates to the rights or obligations of the Agents. Any amendment, modification or supplement of or to any provision of this Agreement or any other Loan

Document, any waiver of any provision of this Agreement or any other Loan Document, and any consent to any departure by BWAY, any Borrower or any Subsidiary from the terms of any provision of this Agreement or any other Loan Document, shall be effective only in the specific instance and for the specific purpose for which made or given.

          (b) If, in connection with any proposed amendment, modification, supplement, termination, waiver or consent of any of the provisions of this Agreement as contemplated by clause (i) through (iv), inclusive, of the first proviso to Section 11.2(a), the consent of the Required Lenders is obtained but
           ---------------
the consent of one or more of such other Lenders whose consent is required is not obtained, BWAY shall have the right, so long as each non-consenting Lender whose individual consent is required is treated as described in either clause
(i) or (ii) below, to either (i) replace such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.14 so long as at the
                                                 ------------
time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, termination, waiver or consent, or (ii) terminate such non-consenting Lender's Commitment and prepay in full its outstanding Loans, in accordance with Sections 3.3(c) and 3.2(b); provided,
                                      --------------------------  --------
however, that unless Commitments and Loans repaid pursuant to the preceding
- -------
clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of the existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; and provided further, that BWAY shall not have the
                                  -------- -------
right to replace a Lender solely as the result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.2(a).
                      ---------------

          Section 11.3   Notices, etc.  Except where telephonic instructions or
                         -------------
notices are authorized herein to be given, all notices, demands, instructions and other communications (collectively, "Notices") required or permitted to be
                                         -------
given to or made upon any party hereto or any other Person shall be in writing and (except for written confirmations of telephonic or telex instructions) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier. Notices shall be deemed to be given for purposes of this Agreement (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section; provided, however, that any
                                                    --------  -------
Notice of Borrowing to the Administrative Agent and the Paying Agent shall not be effective until received. Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provisions of this Section Notices shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on their signature pages hereto or in any Assignment Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party. Except where notice is specifically required by this Agreement or any other Loan Document, no notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

          Section 11.4   Costs, Expenses, Taxes and Indemnification. Each
                         ------------------------------------------
Borrower agrees to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents, any amendment or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to the Administrative Agent, and any local counsel retained by the Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Administrative Agent in connection with the administration of this Agreement and the other Loan Documents and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or the reasonable allocated costs of staff counsel), if any, incurred by the Paying Agent, the Administrative Agent or any Lender in connection with the enforcement of this Agreement, any other Loan Document or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, each Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document (except as otherwise provided therein) or the making of any Loan, and each agrees to save and hold the Paying Agent, the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Paying Agent's the Administrative Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate. Each Borrower will indemnify and hold harmless the Paying Agent, the Administrative Agent and each Lender and each director, officer, employee, agent, attorney and Affiliate of the Paying Agent, the Administrative Agent and each Lender (each such Person, an "Indemnified Party") from and
                                             -----------------
against all losses, claims, damages, expenses or liabilities to which such Indemnified Party may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents or Loan Documents or any use of proceeds of any Loans or Letters of Credit (including, without limitation, in connection with any Acquisitions) and to reimburse each Indemnified Party upon their demand, for any reasonable legal or other expenses (or (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, (i) that no Indemnified Party shall not have the
          --------  -------
right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal and (ii) that nothing contained herein shall affect the obligations and liabilities of the Lenders to the Borrowers contained herein. If any action, suit or proceeding arising from any of the foregoing is brought against the Paying Agent, the Administrative Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 11.4, each Borrower will, if requested by the Paying Agent, the
     ------------
Administrative Agent, any Lender or any such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each indemnified Person shall, unless the Paying Agent, the Administrative Agent, a Lender or other indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability arising out of the gross negligence or willful misconduct of any Lender or of any Agent, the Borrower further agrees to indemnify and hold the Paying Agent, the Administrative Agent and each Lender harmless from all loss, cost (including reasonable attorney fees), liability and damage whatsoever incurred by any Agent or any Lender by reason of any violation of any Environmental Laws for which the BWAY or any of its Subsidiaries has any liability or which occurs upon any real property owned by BWAY or any of its Subsidiaries, or which is related to any property currently or formerly owned, leased or operated by BWAY or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in Schedule 4.20; provided,
                                                  -------------  --------
however, that, with respect to any liabilities arising from acts or failure to
- -------
act for which BWAY or any of its Subsidiaries is strictly liable under any Environmental Law, the Borrowers' obligation to the Agents and the Lenders under this indemnity shall likewise be without regard to fault on the part of BWAY or any such Subsidiary with respect to the violation of law which results in liability to any Agent or any Lender.

          Section 11.5   Special Expenditures.  If any Borrower shall fail to do
                         --------------------
any act or thing which it has covenanted to do hereunder or under any other Loan Document or any representation or warranty on the part of BWAY or any Borrower contained herein or therein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrowers that it proposes to take such action. Any and all amounts so expended by the Administrative Agent shall be repayable to it by the Borrower promptly upon the Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period from the date so expended by the Administrative Agent to the date of repayment.

          Section 11.6   Confirmations.  Each Borrower and each holder of any
                         -------------
Obligation agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding in respect of such Obligation; each such holder agrees from time to time, upon written request received by it from the Borrowers, to make the relevant internal records of such holder maintained by it with respect to such Obligation available for reasonable inspection by the Borrowers at the office of such holder.

          Section 11.7  Adjustment.
                        ----------

          (a) If at any time any Lender (a "Benefitted Lender") shall receive
                                            -----------------
any payment (other than a payment received by the Swing Line Lender in respect of any Swing Line Loan in which no Lenders have purchased a participation pursuant to Section 2.11(d)) and of all or part of any of its Loans, or interest
            ---------------
thereon, including as the result of Section 11.8, in a greater proportion
                                    ------------
relative to such Lender's Pro Rata Share, than any such payment to any other Lender in respect of such other Lender's Pro Rata Share, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
- --------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) If any Lender (a "Collateral Benefitted Lender") shall at any time
                                ----------------------------
receive any collateral in respect of its Loans (whether voluntary or involuntary, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e) or 7.1(f), or otherwise) in a greater proportion
               ------------------------
than any such collateral received by any other Lender in respect of such other Lender's Loans, such Collateral Benefitted Lender shall provide such other Lenders with the benefits of any such collateral as shall be necessary to cause such Collateral Benefitted Lender to share the benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion
                                  --------  -------
of such benefits is thereafter recovered from such Collateral Benefitted Lender, such benefits shall be returned to the extent of such recovery but without interest.

          Section 11.8   Right of Setoff.  (a) In addition to any rights and
                         ---------------
remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Indebtedness, whether matured or unmatured, of any Borrower to such Lender, any amount owing from such Lender to any Borrower, at or at any time after, the occurrence of such Event of Default, and to the fullest extent permitted by applicable law, the aforesaid right of setoff may be exercised by such Lender against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of any Borrower, or against anyone else claiming through or against, any Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the
             --------
validity of such setoff and application.

          (b) Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to any Agent or the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

          Section 11.9   Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counter-parts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

           Section 11.10 Binding Effect; Assignment.
                         --------------------------

          (a) This Agreement shall be binding upon, and inure to the benefit of, BWAY, the Borrowers, the Agents and the Lenders and their respective successors and assigns upon the execution by BWAY, the Borrowers, the Agents and each Lender; provided, however, that neither BWAY nor any Borrower may assign its
        --------  -------
rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may at any time sell to one or more Lenders or other entities ("Participants") participating interests in all or any portion of its
           ------------
Commitment and related outstanding obligations of such Lender hereunder (in respect of any Lender, its "Credit Exposure"). In the event of any such sale by
                            ---------------
a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and BWAY, the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, provided that such right
                                                        --------
of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 11.7. Each Borrower also agrees that each
   ------------

Participant shall be entitled to the benefits of Sections 2.13 and 2.16 with
                                                 ----------------------
respect to its participation in the Loans and Letters of Credit outstanding from time to time, provided that such Participant's benefits under Sections 2.13 and
              --------                                        -----------------
2.16 shall be limited to the benefits that the Lender granting the participation
- ----
would be entitled to thereunder with respect to the Credit Exposure so participated. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, supplement, modification or waiver to this Agreement or any of the Loan Documents except for any amendment, supplement, modification or waiver which reduces the rate or amount of principal, interest or fees payable by any Borrower or extends the Termination Date or the scheduled date for any payment of interest.

          (d) Any Lender may at any time assign to one or more Lenders or other entities, including an Affiliate thereof (each an "Assignee"), all or any part
                                                   --------
of its Credit Exposure pursuant to an Assignment Agreement (an "Assignment
                                                                ----------
Agreement") in substantially the form of Exhibit 11.10(d) hereto, provided that
- ---------                                ----------------         --------
(i) any assignment shall require the prior written consent of each Facing Agent which has issued a Letter of Credit that remains outstanding at such time (with the consent of such Facing Agent not to be unreasonably withheld), (ii) if such assignment is to a Person other than a Lender, it assigns its entire Credit Exposure or a portion of its Credit Exposure in an amount not less than $5,000,000, (iii) any assignment shall require the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and (iv) any assignment to an Assignee other than another Lender, or an Affiliate of the assigning Lender or another Lender, shall require the prior written consent of the Borrowers (with the consent of the Borrowers not to be unreasonably withheld or delayed). Upon execution of an Assignment Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Administrative Agent in connection with each such assignment, each Assignee shall become a party to this Agreement as a Lender and the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations and, if the Assignee has expressly assumed, for the benefit of the Borrowers, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. Such Assignment Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto to the extent, and only to the extent, necessary to
    ---------------
reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitments, the determination of Pro Rata Share (rounded to twelve decimal places), the Loans and any outstanding Letters of Credit and new Notes shall be issued, at the Borrowers' expense, to such Assignee and to the assigning Lender upon the request of such Assignee or such assigning Lender, such new Notes to be in conformity with the requirements of

Section 2.2 (with the appropriate modifications) to the extent needed to reflect
- -----------
the revised Commitment of the Assignee and the assigning Lender.

          (e) For so long as any Lender shall be in default of its obligation to fund its Pro Rata Share of any Revolving Loan, to reimburse the Facing Agent for any drawings under any Letters of Credit or to fund its participation in any Swing Line Loan, no Commitment Fees shall be accrued by or paid to such Lender.

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers and no such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          (g) A Lender may furnish any information concerning BWAY or any of its Subsidiaries in the possession of such Lender from time to time to Lenders, Assignees and Participants (including prospective Assignees and Participants), provided that with respect to any such information which has been identified or
- --------
designated by the Borrower as confidential and which has not previously been made public, any such Assignee or Participant shall have agreed to hold such information in confidence and not to disclose such information (subject to the exceptions specified in Section 5.1.6 hereof) and any prospective Assignee or
                        -------------
Participant shall have agreed to return such information which is in written form to the Borrowers or otherwise destroy such information if it does not become an actual Assignee or Participant.

          SECTION 11.11  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  BWAY
                         ---------------------------------------------
AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND BWAY AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND BWAY AND EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                            ----- ---
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
- ----------
ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. AS A METHOD OF SERVICE, BWAY AND EACH BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO BWAY OR SUCH BORROWER, AT ITS ADDRESS SPECIFIED IN SECTION 11.3 HEREOF OR BY CERTIFIED MAIL DIRECT TO
                            ------------
SUCH ADDRESS. BWAY AND EACH BORROWER HEREBY IRREVOCABLY APPOINT THE SECRETARY OF STATE OF THE STATE OF NEW YORK, OR SUCH OTHER PERSON AS BWAY OR SUCH BORROWER MAY FROM TIME TO TIME HEREAFTER SELECT WITH THE ADMINISTRATIVE AGENT'S CONSENT, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF ANY PROCESS WITHIN THE STATE OF NEW YORK. EACH OF BWAY, EACH BORROWER, THE PAYING AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVES ALL RIGHT TO A JURY TRIAL IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          SECTION 11.12  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A
                         -------------
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NOTHING CONTAINED IN THIS AGREEMENT AND NO ACTION TAKEN BY ANY AGENT OR ANY LENDER PURSUANT HERETO SHALL BE DEEMED TO CONSTITUTE THE AGENTS OR THE LENDERS A PARTNERSHIP, AN ASSOCIATION, A JOINT VENTURE OR OTHER ENTITY.

          Section 11.13  Severability of Provisions.  Any provision of this
                         --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.14  Headings.  The Table of Contents and Article and
                         --------
Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 11.15  Time.  Time shall be of the essence of this Agreement.
                         ----

          Section 11.16  Further Assurances.  BWAY and Borrowers agree to do
                         ------------------
such further acts and things and to execute and deliver to the Administrative Agent and the Paying Agent such additional assignments, agreements, powers and instruments as the Administrative Agent or the Paying Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agents and the Lenders, their respective rights, powers and remedies hereunder.

          Section 11.17  Prior Agreements.  In the event any terms or conditions
                         ----------------
contained in the Loan Documents conflict with any agreements entered into by BWAY or any Borrower with BT or NationsBank prior to the Closing Date, the terms and conditions contained in the Loan Documents shall be controlling.


                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


BWAY CORPORATION                     BROCKWAY STANDARD, INC.


By:                                  By:
   --------------------------           ---------------------------
Name:                                Name:
     ------------------------             -------------------------
Title:                               Title:
      -----------------------              ------------------------


                                     MILTON CAN COMPANY, INC.

                                     By:
                                        ---------------------------
                                     Name:
                                          -------------------------
                                     Title:
                                           ------------------------


                    Address for BWAY and each Borrower:

                    BWAY Corporation
                    8607 Roberts Drive
                    Suite 250
                    Atlanta, Georgia 30350
                    Attention: David P. Hayford
                    Tel No.:  (770) 645-4843
                    Telecopier No.:  (770) 587-0186

                              BANKERS TRUST COMPANY, in its individual capacity and as Administrative Agent and Syndication Agent


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------

                              Address:

                              Bankers Trust Company
                              One Bankers Trust Plaza
                              130 Liberty Street
                              New York, NY 10006
                              Attention: Mary Zadroga
                              Tel. No.: (212) 250-8596
                              Fax No.: (212) 250-2340

                              With a copy to:

                              Bankers Trust Company
                              233 South Wacker Drive
                              Suite 8400
                              Chicago, IL 60606
                              Attention: Lianne M. Mech
                              Tel. No.: (312) 993-8119
                              Fax No.: (312) 993-8137

                              NATIONSBANK, N.A. (SOUTH), in its individual capacity and as Documentation Agent and Paying Agent


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              Address:

                              NationsBank, N.A. (South)
                              Independence Center, 15th Floor
                              101 North Tryon Street
                              Charlotte, NC 28255-0065
                              Attention: Margaret Rhodes, Agency Services
                              Tel. No.:   (704) 386-2881
                              Fax No.:   (704) 388-9436


                              with a copy to:

                              NationsBank, N.A. (South)
                              NationsBank Corporate Center
                              100 North Tryon Street
                              NC1007-08-08
                              Charlotte, NC 28255-0065
                              Attention: Mark Halrast, Senior Bank Debt
                              Tel. No.: (704) 386-0649
                              Fax No.: (704) 388-1270

                             DEFINITIONAL APPENDIX
                                       TO
                                CREDIT AGREEMENT
                                ----------------


          As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

          "Accepting Lender" is defined in Section 3.3(b).
           ----------------                --------------

          "Acquisition" is defined in Section 5.2.7.
           -----------                -------------

          "Acquisition Compliance Certificate" is defined in Section 5.1.1(d).
           ----------------------------------                ----------------

          "Acquisition EBITDA" means the sum of Consolidated EBITDA as
           ------------------
calculated for the applicable Target for the most recent twelve month period (which may include periods preceding the date of Acquisition of such Target) (and for purposes of Consolidated EBITDA, assuming the Target is the only Person for which the determination of Consolidated EBITDA is to be made) and based on the financial statements of such Target delivered pursuant to Section 5.1.1(d),
                                                              ----------------
it being understood that Acquisition EBITDA shall not take into account any income, expenses or other items otherwise to be included in the calculation of Consolidated EBITDA relating to assets not acquired in the applicable Acquisition.

          "Additional Borrower" means a Wholly-Owned Subsidiary of BWAY that
           -------------------
becomes a Borrower after the Closing Date pursuant to Section 5.2.10(a).
                                                      -----------------

          "Additional Fees" is defined in Section 3.7.
           ---------------                -----------

          "Adjusted Consolidated EBITDA" means for any Test Period, the sum of
           ----------------------------
the amounts for such period of (i) Consolidated Net Income (or Consolidated Net
Loss), (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) depreciation expense, (v) amortization expense and (vi) other non-cash items reducing Consolidated Net Income, minus non-cash items increasing
                                             -----
Consolidated Net Income, other than items excluded from the calculation thereof, all as determined on a consolidated basis for BWAY and its Subsidiaries.

          "Administrative Agent" shall mean BT in its capacity as Administrative
           --------------------
Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Article VIII.
                                           ------------

          "Administrative Office" means the office of the Administrative Agent
           ---------------------
located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York
10006.

          "Affiliate" means, with respect to any Person, any Person or group
           ---------
acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through
(i) the ownership of voting securities or (ii) by contract or otherwise.
Neither any Lender nor any parent of any Lender nor any of their respective Subsidiaries shall, for purposes of this Agreement, be deemed to be an Affiliate of BWAY or of any Affiliate of BWAY.

          "Agents" shall mean and include each of the Administrative Agent and
           ------
the Paying Agent.

          "Agreement" means this Credit Agreement, as the same may at any time
           ---------
be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and in effect.

          "Agreement Accounting Principles" is defined in Section 1.2.
           -------------------------------                -----------

          "Applicable Commitment Fee" is defined in Section 3.6(a).
           -------------------------                --------------

          "Applicable Eurodollar Rate Margin" is defined in Section 2.8(b).
           ---------------------------------                --------------

          "Applicable Prime Rate Margin" is defined in Section 2.8(a).
           ----------------------------                --------------

          "Assignee" is defined in Section 11.11(d).
           --------                ----------------

          "Assignment Agreement" is defined in Section 11.10(d).
           --------------------                ----------------

          "Available Revolving Commitment" means, as to any Lender at any time,
           ------------------------------
an amount equal to the excess, if any, of (i) such Lender's Revolving Loan Commitment over (ii) the sum of (A) the aggregate principal amount then outstanding of Revolving Loans made by such Lender and (B) such Lender's Pro Rata Share of the L/C Obligations and Swing Line Loans then outstanding.

          "Balance Sheet" is defined in Section 4.11(a).
           -------------                ---------------

          "Bankruptcy Code" means Title 11 of the United States Code entitled
           ---------------
"Bankruptcy," as now or hereafter in effect, or any successor thereto.

          "Benefitted Lender" is defined in Section 11.7(a).
           -----------------                ---------------

          "Board"  means the Board of Governors of the Federal Reserve System.
           -----

          "Borrower Guaranty" means the Guaranty of each Borrower contained in
           -----------------
Article X.
- ---------

          "Borrowing" means the incurrence pursuant and subject to Article II of
           ---------                                               ----------
this Agreement of one Type of Loan by a Borrower from all of the Lenders having a Commitment for the Type of

Loan subject to the Borrowing on a pro rata basis on a given date (or resulting
                                   --- ----
from conversions on a given date), having in the case of Eurodollar Rate Loans, the same Interest Periods.

          "Borrowers" shall mean and include each of Brockway, Milton and each
           ---------
Additional Borrower.

          "Brockway" is defined in the preamble of this Agreement.
           --------

          "BT" means Bankers Trust Company, in its individual capacity.
           --

          "Business Day" means (i) for all purposes other than as covered by
           ------------
clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York, Chicago or Charlotte a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between Lenders in U.S. dollar deposits in the interbank Eurodollar market.

          "BWAY" is defined in the preamble of this Agreement.
           ----

          "BWAY Guaranty" means the Guaranty of BWAY contained in Article IX.
           -------------                                          ----------

          "Capital Expenditure" means, with respect to BWAY and its
           -------------------
Subsidiaries, without duplication, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including, without limitation, all such expenditures with respect to fixed or capital assets, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles, and the amount of all Financing Lease Obligations incurred by such Person, but excluding therefrom any Acquisition permitted under Section 5.2.8 involving all or
                                          -------------
substantially all of the assets of, or any smaller portion that constitutes an operating unit or division of, any Person, or any equity interest in such Person.

          "Change of Control" means the occurrence of any of the following
           -----------------
events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than Warren Hayford, his spouse and his direct descendants, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the then outstanding voting stock of BWAY other than in a transaction having the approval of the board of directors of BWAY at least a majority of which members are Continuing Directors; or (ii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of BWAY; or (iii) any Borrower shall cease to be a Wholly-Owned Subsidiary of BWAY (except in connection with any sale or disposition permitted under Section 5.2.8).
                                        -------------

          "Closing Date" means June 17, 1996.
           ------------

          "Code" means the Internal Revenue Code of 1986, as from time to time
           ----
amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

          "Collateral Benefitted Lender" is defined in Section 11.7(b).
           ----------------------------                ---------------

          "Commercial Letters of Credit" means the commercial Letters of Credit
           ----------------------------
issued by the Facing Agent for the account of a Borrower pursuant to Section
                                                                     -------
2.12, each of which is drawable upon presentation of documents evidencing the
- ----
sale or shipment of goods purchased by such Borrower or any of its Subsidiaries in the ordinary course of its business.

          "Commitment" means, with respect to each Lender, the Revolving Loan
           ----------
Commitment of such Lender, and "Commitments" means such commitments of all
                                -----------
Lenders collectively.

          "Commitment Fees" has the meaning assigned to that term in Section
           ---------------                                           -------
3.7(a).
- ------

          "Consolidated EBITDA" means, for any period, the sum of the amounts
           -------------------
for such period of (i) Consolidated Net Income (or Consolidated Net Loss), (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) depreciation expense, (v) amortization expense and (vi) other non-cash items reducing Consolidated Net Income, minus non-cash items increasing Consolidated
                                  -----
Net Income, other than items excluded from the calculation thereof, all as determined on a consolidated basis for BWAY and its Subsidiaries; it being understood and agreed that for purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated for the four fiscal quarter period ending on the last day of the most recent fiscal quarter and shall include (A) Acquisition EBITDA for such period of each Target acquired during or after such period to the extent not otherwise taken into account in the calculation of Consolidated EBITDA and (B) in the event BWAY elects to submit an Initial Cost Adjustment Certificate pursuant to Section 5.1.1(d)(v) for a Substantial
                                   -------------------
Acquisition, solely for purposes of the calculation of the Leverage Ratio under

Sections 2.8, 2.9, 2.12(f)(ii) and 3.7 in connection with such Acquisition and
- --------------------------------------
during the period from the date of such Acquisition through the last day of the fourth fiscal quarter occurring after the date of such Acquisition (the "Cost
                                                                         ----
Synergy Period"), Consolidated EBITDA shall be increased by the amount of
- --------------
estimated cost reduction synergies set forth on such Initial Cost Adjustment Certificate delivered pursuant to Section 5.1.1(d) (as such amount may be
                                  ----------------
reduced as set forth on a subsequent Cost Adjustment Certificate delivered pursuant to Section 5.1.1(b), it being understood that, during the Cost Synergy
            ----------------
Period for a particular Acquisition, all actual cost reduction synergies of the types set forth on the applicable Cost Adjustment Certificate for such Acquisition shall be disregarded in connection with the calculation of the Leverage Ratio under Sections 2.8, 2.9, 2.12(f)(ii) and 3.7.
                     --------------------------------------

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
consolidated interest expense of BWAY and its Subsidiaries for such period (calculated without regard to any limitation on the payment thereof) plus,
                                                                     ----
without duplication, that portion of Financing Lease Obligations of

BWAY and its Subsidiaries representing the interest component of Financing Leases of BWAY and its Subsidiaries, determined on a consolidated basis for such period.

          "Consolidated Net Income" and "Consolidated Net Loss" means, for any
           -----------------------       ---------------------
period, the net income (or loss) of BWAY and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with generally accepted accounting principles; provided, however,
                                                          --------  -------
that there shall be excluded (i) the income (or loss) of any Person which becomes a Subsidiary of BWAY to the extent that such income (or loss) is accrued prior to the date it becomes a Subsidiary of BWAY or is merged into or consolidated with any Subsidiary of BWAY or that Person's assets are acquired by BWAY or any of its Subsidiaries, except as otherwise provided in the definition of "Consolidated EBITDA", (ii) the income (or loss) of any Person in which any
    -------------------
other Person (other than BWAY or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends of other distributions actually paid to BWAY or any of its Subsidiaries or the amount of any capital calls or contributions or other funding of such losses actually required from BWAY or any of its Subsidiaries during such period, (iii) the income of any of BWAY's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary except to the extent of the amount of dividends or other distributions actually paid to BWAY or any of its Subsidiaries that is not subject to the restriction described in this clause (iii), (iv) the excess (but not the deficit), if any, of (A) any gain which must be treated as an extraordinary item under generally accepted accounting principles or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of BWAY or a Subsidiary of BWAY over (B) any loss which must be treated as an extraordinary item under generally accepted accounting principles or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of BWAY or a Subsidiary of BWAY, and (v) any non-cash restructuring charges, in an aggregate amount not to exceed $12,000,000, reducing Consolidated Net Income and resulting fro.

          "Consolidated Net Worth" means, as of any date on which the amount
           ----------------------
thereof is to be determined, the sum of the following in respect of BWAY and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the stated amount of issued and outstanding share capital, plus (ii) the amount of
                                                ----
additional paid-in capital and retained earnings (or, in the case of a deficit,

minus the amount of such deficit), plus (iii) the amount of any foreign currency
- -----                              ----
translation adjustment (if positive or, if negative, minus the amount of such
                                                     -----
translation adjustment), minus (iv) the stated amount of any treasury stock.
                         -----

          "Consolidated Total Assets" means, with respect to BWAY, the book
           -------------------------
value, determined on a consolidated basis in accordance with generally accepted accounting principles, of all assets of BWAY and its Subsidiaries.

          "Consolidated Total Indebtedness" means, at any date of determination,
           -------------------------------
the total of all Indebtedness for Money Borrowed of BWAY and its Subsidiaries on a consolidated basis.

          "Contaminant" means any pollutant, contaminant (as those terms are
           -----------
defined in 42 U.S.C. (S)9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. (S)1362(13)), hazardous substance (as that term is defined in 42 U.S.C. (S)9601(14)), hazardous chemical (as that term is defined by 29 CFR
(S)1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C.
(S)6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

          "Continuing Directors" means, as of any date,  the collective
           --------------------
reference to (i) all members of the board of directors of BWAY who have held office continuously since the date hereof, and (ii) all members of the board of directors of BWAY who assumed office after the date hereof and whose appointment or nomination for election by BWAY's shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "Contribution Agreement" means the Contribution Agreement in
           ----------------------
substantially the form of Exhibit 1.1 (B) hereto dated as of the Closing Date
                          ---------------
among BWAY, the Borrowers and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

          "Cost Adjustment Certificate" means a certificate of a Responsible
           ---------------------------
Officer delivered by BWAY pursuant to Section 5.1.1(b) or 5.1.1(d) substantially
                                      ----------------------------
in the form of Exhibit 1.1(C) hereto.
               --------------

          "Credit Event" means the making of any Loan and the issuance of any
           ------------
Letter of Credit.

          "Credit Exposure" is defined in Section 11.10(c).
           ---------------                ----------------

          "Date of Determination" means, for purposes of determining the
           ---------------------
applicable Leverage Ratio on any Pricing Certificate Delivery Date, the last day of the most recently completed fiscal quarter of BWAY.

          "Davies Acquisition" means the acquisition of the Davies Can Division
           ------------------
by Brockway Standard, Inc. from Van Dorn Company and Crown Cork & Seal Company, Inc., pursuant to the Davies Acquisition Documents.

          "Davies Acquisition Documents" means the Asset Purchase Agreement
           ----------------------------
dated as of April 29, 1996 among Brockway and/or its designee, BWAY, Van Dorn Company, an Ohio corporation, and Crown Cork & Seal Company, Inc., a Pennsylvania corporation, and all documents, agreements and instruments executed and/or delivered in connection therewith.

          "Declining Lender" is defined in Section 3.3(b).
           ----------------                --------------

          "Default Rate" is defined in Section 2.8(d).
           ------------                --------------

          "Defaulting Lender" means any Lender with respect to which a Lender
           -----------------
Default is in effect.

          "Deposited Monies" is defined in Section 3.5.
           ----------------                -----------

          "Documentation Agent" shall mean NationsBank in its capacity as
           -------------------
Documentation Agent, it being understood and agreed that the Documentation Agent shall have no obligations or duties as an agent under this Agreement or the other Loan Documents for or on behalf of any party to this Agreement or any other Loan Document.

          "Dollar" and "$" shall mean lawful currency of the United States of
           ------       -
America unless a currency of another country is specifically designated.

          "Eligible Assignee" means (i) a commercial Lender organized under the
           -----------------
laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a savings and loan association or savings Lender organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial Lender which is organized under the laws of any other country, and which has total assets in excess of $5,000,000,000, provided that such Lender is
                                                    --------
acting through a branch or agency located in the United States of America.

          "Employee Benefit Plan" means an "employee benefit plan", as defined
           ---------------------
in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by BWAY or any of its Subsidiaries or any ERISA Affiliate.

          "Environmental Laws" means any and all applicable foreign, federal,
           ------------------
state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air
                                                        -------
Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)
                        -------
2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. (S) 6901 et seq., the
     -------                                                   -------
Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq., the Emergency Planning and Community Right-to-Know Act of
         -------
1986, 42 U.S.C. (S) 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C.
                          -------
(S) 300f et seq.
         -------

          "Environmental Lien" means a Lien in favor of any governmental
           ------------------
authority for (i) any liability under foreign, federal, state or local environmental laws or regulations, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
from time to time amended.

          "ERISA Affiliate" means each trade or business (whether or not
           ---------------
incorporated) which together with BWAY or a Subsidiary of BWAY would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or
Section 414 of the Code.

          "Eurodollar Rate" means, with respect to each Interest Period to be
           ---------------
applicable to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the offered quotation, if any, to first-class Lenders in the interbank Eurodollar market by each Reference Lender for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by such Reference Lender with maturities comparable to such Interest Period, determined as of approximately 10:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period (provided that if any Reference Lender fails to provide the Administrative Agent in a timely fashion with its quotation then the Eurodollar Rate shall be calculated using the quotation of the other Reference Lender), by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or any successor regulation)) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on all parties to this Agreement absent manifest error.

          "Eurodollar Rate Loan" means any Loan or any portion thereof during
           --------------------
any period in which it or any such portion of it bears interest at a rate determined with reference to the Eurodollar Rate.

          "Eurodollar Rate Revolving Loan" means a Revolving Loan or any portion
           ------------------------------
thereof during any period in which it bears interest at the Eurodollar Rate.

          "Event of Default" is defined in Section 7.1.
           ----------------                -----------

          "Excess Sale Proceeds" is defined in Section 5.2.8.
           --------------------                -------------

          "Existing Credit Agreement" means that certain Third Amended and
           -------------------------
Restated Revolving Credit Loan Agreement dated as of June 29, 1994, as amended, among BWAY, Brockway, BT, as Agent, and the lenders parties thereto.

          "Facing Agent" means BT or such other Revolving Lender as may from
           ------------
time to time have been designated as such by a Borrower and shall have agreed in writing to act in such capacity.

          "Federal Funds Rate" means on any day the weighted average of the rate
           ------------------
on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Lender of New York, or if not so published, the rate then used by first class Lenders in extending overnight loans to other first class Lenders.

          "Financing Lease" means, at the time any determination thereof is to
           ---------------
be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

          "Financing Lease Obligation" means, at the time any determination
           --------------------------
thereof is to be made, the amount of the liability in respect of a Financing Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with generally accepted accounting principals.

          "Fiscal Year" is defined in Section 4.7.
           -----------                -----------

          "Forecasts" is defined in Section 4.11(c).
           ---------                ---------------

          "Foreign Subsidiary" means any Subsidiary of BWAY that is incorporated
           ------------------
under the laws of any jurisdiction other than the United States of America, any state thereof, or any territory thereof.

          "Government Acts" is defined in Section 2.12(i).
           ---------------                ---------------

          "Governmental Authority" means any foreign, Federal, state, municipal
           ----------------------
or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          "Guaranteed Obligations" means (i) with respect to BWAY, all
           ----------------------
indebtedness of the Borrowers to the Administrative Agent, the Paying Agent and the Lenders under this Agreement and the other Loan Documents, and (ii) with respect to any Borrower, all indebtedness of the other Borrowers to the Administrative Agent, the Paying Agent and the Lenders under this Agreement and the other Loan Documents. The word "indebtedness" as used in the preceding sentence is used in its most comprehensive sense and includes any and all advances, debts, obligations, guarantees, loans, fees, indemnities, interest and liabilities of BWAY or any Borrower arising in connection with this Agreement and any other Loan Document, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether BWAY or any Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          "Guarantor" shall mean each Person guarantying the obligations of
           ---------
another pursuant to a Guaranty, including, without limitation, BWAY pursuant to the BWAY Guaranty, and each Borrower pursuant to the Borrower Guaranty.

          "Guarantor Subsidiary" means any Subsidiary of BWAY that has executed
           --------------------
and delivered a Subsidiary Guaranty in accordance with terms of this Agreement.

          "Guaranty" or "Guaranties" shall mean and include each of the BWAY
           --------      ----------
Guaranty and the Borrower Guaranty.

          "Increase Amount" is defined in Section 3.3(b).
           ---------------                --------------

          "Indebtedness" means, without duplication, all obligations of a Person
           ------------
or a Subsidiary of such Person which are classified upon a balance sheet of such Person or such Subsidiary in accordance with generally accepted accounting principles as liabilities of such Person or such Subsidiary or that indebtedness of any other individual or entity for which such Person or such Subsidiary is liable, and in any event shall include, unless otherwise excepted in subparagraphs (i) through (v) below, the following:

          (i) all indebtedness guaranteed, directly or indirectly, in any manner by such Person or such Subsidiary or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse (including, without limitation, any letter of credit, performance bond, surety bond or similar obligation issued for the account of such Person or for which that Person is otherwise liable for reimbursement thereof);

          (ii) all indebtedness in effect guaranteed, directly or indirectly, by such Person or such Subsidiary through an agreement, contingent or otherwise, (a) to purchase such indebtedness, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, for the purpose of enabling the debtor to make payments of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or nonfurnishing for any reason of the transportation or services, except supply contracts for goods or inventory to be used by such Person or such Subsidiary in its business entered into in the ordinary course of business of such Person or such Subsidiary, or (c) other than as permitted by this Agreement, to make any loan, advance, capital contribution or other investment in any debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any debtor;

          (iii) the portion of indebtedness of any joint venture, partnership or other person or entity for which such Person or such Subsidiary is liable, other than guaranties by such Person or such Subsidiary;

          (iv) all indebtedness, including Financing Lease Obligations, of such Person or such Subsidiary created or arising under any conditional sale agreement or other title retention agreement or under any Financing Lease, even though the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of default are limited to repossession or sale of property; and

          (v) all indebtedness secured by any mortgage, lien, pledge, charge, security interest, option or other encumbrance upon or in property owned by such Person or such Subsidiary, even though such Person or such Subsidiary has not assumed or become liable for the payment of such indebtedness.

For the purpose of computing the "Indebtedness" of such Person or a Subsidiary of such Person there shall be excluded any particular Indebtedness if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, or other securities, if permitted by the instrument creating such Indebtedness or otherwise consented to by the relevant Person to which such Indebtedness is owed) except to the extent that such funds are subject to any writ, judgment, warrant of attachment, execution or similar process, for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds, evidences of Indebtedness and securities so deposited shall not be included in any computation of the assets of such Person or a Subsidiary of such Person.

          "Indebtedness for Money Borrowed" means, without duplication, (i) all
           -------------------------------
Indebtedness of the Person in question or a Subsidiary of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) by such Person or a Subsidiary or the making available of credit or funds to the Person or a Subsidiary of the Person other than trade accounts payable and accrued expenses arising in the ordinary course of business, (ii) all Indebtedness of the Person or a Subsidiary of the Person, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for trade and intercompany accounts payable,
(iii) all Financing Lease Obligations of the Person or a Subsidiary of the Person, and (iv) any guarantee or other obligation specified in subparagraph (i)
                                                                ----------------
or (ii) of the definition of "Indebtedness" in respect of Indebtedness of any
   ----
other Person of any of the types specified in the preceding clauses (i), (ii) and (iii).

          "Indemnified Party" has the meaning assigned to that term in Section
           -----------------                                           -------
11.4.
- ----

          "Initial Borrowing" means the first Borrowing by the Borrower under
           -----------------
this Agreement.

          "Initial Borrowing Date" means the date of the Initial Borrowing.
           ----------------------

          "Initial Cost Adjustment Certificate" is defined in Section 2.9.
           -----------------------------------                -----------

          "Initial Loan" means the first Loan made by the Lenders under this
           ------------
Agreement.

          "Insignificant Subsidiary" means a Subsidiary of BWAY (other than a
           ------------------------
Borrower) which is acquired in any Acquisition after the Closing Date having assets with an aggregate book value of less than $500,000, provided that such Subsidiary shall only constitute an Insignificant Subsidiary during the thirty
(30) days immediately following the acquisition thereof.

          "Intercompany Note" means a promissory note, in the form of Exhibit
           -----------------                                          -------
1.1(e), evidencing an intercompany loan and advance permitted under Section
- ------                                                              -------
5.2.5(c).
- --------

          "Interest Coverage Ratio" means, as of any date of determination, for
           -----------------------
any Test Period, the ratio of (i) Adjusted Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

          "Interest Period" means any interest period applicable to a Loan as
           ---------------
determined pursuant to Section 2.10.
                       ------------

          "Interest Rate Determination Date" means any date on which the
           --------------------------------
Administrative Agent is required to determine the applicable Eurodollar Rate in connection with a Notice of Borrowing or Notice of Conversion or Continuation delivered by the Borrower.

          "Investment" means, with respect to any Person (such Person being
           ----------
referred to in this definition as the "Investor"), any amount paid by the
                                       --------
Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock issued by, or as a capital contribution to, or any amount which the Investor has loaned or advanced, directly or indirectly, to, any other Person, including, in the case of any Person which becomes a Subsidiary of the Borrower, the aggregate principal amount of Indebtedness for Money Borrowed of such Person outstanding at the time such Person becomes a Subsidiary. The calculation of any Investment shall be exclusive of amounts paid for goods or services in the ordinary course of business on terms customary for the industry.

          "Investment Grade Rating" means a rating of BWAY's senior unsecured
           -----------------------
long-term debt outstanding, without third-party enhancement, by Standard & Poor's Corporation of BBB- or better, or by Moody's Investor Services, Inc. of Baa3 or better; provided, however, that to the extent that BWAY does not have
                --------  -------
any issuance of senior unsecured long-term debt outstanding, then if there is an "implied" senior unsecured long-term debt rating of BWAY which is publicly published by either Standard & Poor's Corporation or Moody's Investor Services, Inc., such "implied" rating shall be used for purposes of determining the applicable Investment Grade Rating until such time as BWAY has an actual issuance of senior unsecured long-term debt.

          "L/C Obligations" means, at any time, an amount equal to the sum of
           ---------------
(i) the aggregate Stated Amount of the then outstanding Letters of Credit and
(ii) the aggregate amount of drawings under Letters of Credit which have not been reimbursed and which have not been converted to Revolving Loans pursuant to

Section 2.12(e).
- ---------------

          "Lenders" and "Lender" have the respective meanings assigned to those
           -------       ------
terms in the preamble to this Agreement and shall include each Assignee and Eligible Assignee thereof that shall become a party to this Agreement pursuant to Section 11.11.
   -------------

          "Lender Default" shall mean (i) the failure or refusal (which has not
           --------------
been cured or retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.12(e) or (ii) a Lender having notified the
                           ---------------
Agents and/or BWAY that it does not intend to comply with its obligations under

Sections 2.1, 2.11(c) or (d) or 2.12(b) or (e), in the case of both clauses (i)
- ----------------------------------------------
and (ii) above solely as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lending Office" means for each Lender, the office specified for such
           --------------
Lender pursuant to Section 11.3 as the office from which its Pro Rata Share of
                   ------------
any Borrowing will be made.

          "Letter of Credit Fee" is defined in Section 2.12(f)(ii).
           --------------------                -------------------

          "Letters of Credit" means the Commercial Letters of Credit and the
           -----------------
Standby Letters of Credit.

          "Leverage Ratio" means, as of the date of any determination, the ratio
           --------------
of (i) Consolidated Total Indebtedness as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period ending on the last day of the most recently completed fiscal quarter; provided, however, that with respect to any
                                   --------  -------
Acquisition made during such four fiscal quarter period, the Leverage Ratio shall be determined on a pro forma basis as if such Acquisition had been
                         --- -----
consummated on the first day of such four fiscal quarter period.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, other than to reflect ownership by a third party of property leased to BWAY or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement or in connection with any permitted sale of accounts receivable and any subordination arrangement in favor of another Person).

          "Loan" means any of the Revolving Loans, Letters of Credit or the
           ----
Swing Line Revolving Loans and "Loans" means all of such Loans collectively.
                                -----

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
Contribution Agreement, the Subsidiary Guaranties, and all other agreements, assignments, instruments and documents from time to time executed in connection with this Agreement or any other Loan Document, in each case as the same may at any time and from time to time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

          "Margin Stock" has the meaning provided in Regulation U of the Board,
           ------------
as from time to time in effect or any successor to all or any portion thereof establishing margin credit restrictions.

          "Material Acquisition" means an Acquisition the purchase price of
           --------------------
which is greater than $3,000,000.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
properties, business, condition (financial or otherwise) or results of operations of BWAY and its Subsidiaries taken as a whole or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents or the Lenders thereunder.

          "Material Liabilities" is defined in Section 4.11(d).
           --------------------                ---------------

          "Milton" is defined in the preamble of this Agreement.
           ------

          "Most Recent Balance Sheet" means the most recent consolidated balance
           -------------------------
sheet of BWAY and its Subsidiaries delivered to the Administrative Agent and each Lender pursuant to Section 5.1.1(b).
                        ----------------

          "Multiemployer Plan" means any plan described in Section 4001(a)(3) of
           ------------------
ERISA and not excluded pursuant to Section 4021(b) thereof to which contributions are or have been made by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

          "NationsBank" shall mean NationsBank, N.A. (South), in its individual
           -----------
capacity.

          "New Lender" is defined in Section 3.3(b).
           ----------                --------------

          "Note" means any of the Revolving Notes or the Swing Line Revolving
           ----
Note and "Notes" means all of such Notes collectively.
          -----

          "Notice of Borrowing" is defined in Section 2.5.
           -------------------                -----------

          "Notice of Conversion or Continuation" is defined in Section 2.6.
           ------------------------------------                -----------

          "Notices" is defined in Section 11.3.
           -------                ------------

          "Obligations" means the Revolving Loan Obligations, the Swing Line
           -----------
Loan Obligations, the L/C Obligations and all other liabilities and obligations of the Borrowers now or hereafter arising under this Agreement or any of the other Loan Documents, whether for principal, interest, reimbursements, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "Participants" is defined in Section 11.10(c).
           ------------                ----------------

          "Payment Office" means the office of the Paying Agent located at
           --------------
NationsBank, N.A. (South), Agency Services, Independence Center, 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255-0065.

          "Paying Agent" shall mean NationsBank in its capacity as Paying Agent
           ------------
for the Lenders hereunder, and shall include any successor to the Paying Agent appointed pursuant to Article VIII.
                      ------------

          "PBGC" means the Pension Benefit Guaranty Corporation created by
           ----
Section 4002(a) of ERISA.

          "Permitted Beneficiary" means any insurance company, state workers'
           ---------------------
compensation authority, state or Federal environmental agency, related trustee or surety, local utility, municipality, other domestic or foreign Governmental Authority, any vendor of goods or services being purchased by a Borrower or any of its Subsidiaries, any domestic or foreign financial institution, or any other Person approved by the Facing Agent, in its sole discretion.

          "Permitted Investments" mean (i) any evidence of indebtedness,
           ---------------------
maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America,
(ii) any certificate of deposit, maturing not more than 360 days after the date of purchase issued by a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $200 million, (iii) commercial paper, maturing not more than 360 days after the date of purchase, issued by a corporation (other than BWAY or any Subsidiary of BWAY or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time of purchase, of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Corporation, (iv) demand deposits with any Lender or trust company, (v) investments in money market funds having a rating from each of Moody's Investors Service, Inc. and Standard & Poor's Corporation in the highest investment category granted thereby (including without limitation funds for which any Lender or the Administrative Agent is investment manager or adviser), and (vi) reverse repurchase agreements with respect to indebtedness issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America.

          "Permitted Liens" means with respect to any Person:
           ---------------

          (a) Liens in favor of the United States of America or any political subdivision thereof to secure partial payments under contracts;

          (b) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security benefits, or to secure the performance of statutory obligations, surety and appeal bonds, bids, tenders, leases, performance and return-of-money bonds and other similar obligations not incurred in connection with the borrowing of money;

          (c) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings diligently conducted and as to which such Person has established adequate reserves in conformity with generally accepted accounting principles on its books;

          (d) Liens arising in connection with court proceedings, provided, that
                                                                  --------
the execution of such Liens is effectively stayed and such Liens are contested in good faith by appropriate proceedings diligently conducted and as to which such Person has established adequate reserves in conformity with generally accepted accounting principles on its books;

          (e) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including, without limitation, encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, which do not materially interfere with the conduct of the business of such Person;

          (f) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorney's liens, mechanics' liens, materialmen's liens, carriers' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of a like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided, that in each case, the obligation secured
                             --------
is not overdue, or is being contested in good faith by appropriate proceedings diligently conducted and as to which such Person has established adequate reserves in conformity with generally accepted accounting principles on its books;

          (g) Liens on fixed assets created or incurred within 180 days of the date of acquisition to secure or provide for all or a portion of the purchase price of such fixed assets provided, that (i) such liens do not extend to other
                           --------
property of BWAY, any Borrower or any Subsidiary thereof, (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed at the time of purchase or incurrence 100%, or is not less than 60%, of the lesser of the fair market value or the purchase price of the fixed assets subject to such Liens and (iii) after giving effect to the incurrence of such Lien and the Indebtedness secured thereby, there exists no Event of Default or Unmatured Event of Default;

          (h) Liens created upon the incurrence or assumption of Financing Lease Obligations or Indebtedness in connection with a transaction permitted under

Section 5.2.2(b); provided, that (i) such liens do not extend to other property
- ----------------  --------
of BWAY, any Borrower or any Subsidiary thereof, (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed at the time of purchase or incurrence 100%, or is not less than 60%, of the lesser of the fair market value or the purchase price of the assets subject to such Liens and (iii) after giving effect to the incurrence of such Lien and the Indebtedness secured thereby, there exists no Event of Default or Unmatured Event of Default;

          (i) Precautionary filings under the Uniform Commercial Code by bailors, lessors or consignors;

          (j) Liens existing on any property prior to the Acquisition thereof, prior to the Acquisition of the Person which owns such property or prior to the Person becoming a Subsidiary, by BWAY or any of its Subsidiaries, in each case which lien was not created in contemplation of such acquisition, providing such Liens secure Indebtedness for Money Borrowed which does not exceed $10 million at any time outstanding;

          (k) Liens created by or pursuant to this Agreement and other Loan Documents;

          (l) Rights of setoff of depository banks; and

          (m) Extensions, renewals or refinancings or any Lien referred to in clauses (g), (h) and (j) above, provided that the principal amount of the
                                --------
indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Person" means an individual or a corporation, partnership, limited
           ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means any plan described in Section 4021(a) of ERISA and not
           ----
excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by BWAY or any of its Related Persons or any Subsidiary of BWAY or any Related Persons to such Subsidiary, but not including any Multiemployer Plan.

          "Plan Administrator" has the meaning assigned to the term
           ------------------
"administrator" in Section 3(16)(A) of ERISA.

          "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in
           ------------
Section 3(16)(B) of ERISA.

          "Pricing Certificate" means a certificate of a Responsible Officer of
           -------------------
BWAY substantially in the form of Exhibit 1.1(d) attached hereto and delivered
                                  --------------
by BWAY pursuant to Section 2.9 demonstrating the appropriate Leverage Ratio.
                    -----------

          "Pricing Certificate Delivery Date" means the date of delivery to the
           ---------------------------------
Administrative Agent of a Pricing Certificate demonstrating the Leverage Ratio as of the most recent Date of Determination, which delivery shall occur (i) on the date of delivery of the financial statements for each fiscal quarter required pursuant to Section 5.1.1(b), and (ii) the date on which any
                     ----------------
Substantial Acquisition is consummated.

          "Pricing Period" means, with respect to any Date of Determination, the
           --------------
period commencing on the day immediately after such Date of Determination and ending on the next Date of Determination.

          "Prime Rate" means the greater of (i) the rate which NationsBank
           ----------
announces from time to time as its prime lending rate, as in effect from time to time and (ii) the Federal Funds Rate plus one-half of one percent ( 1/2%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. NationsBank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Prime Rate Loan" means any Loan or any portion thereof during any
           ---------------
period in which it or any such portion of it bears interest at a rate determined with reference to the Prime Rate.

          "Prime Rate Revolving Loan" means a Revolving Loan or any portion
           -------------------------
thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the Prime Rate.

          "Pro Forma" is defined in Section 4.11(b).
           ---------                ---------------

          "Pro Rata Share" means, with respect to any Lender and any described
           --------------
aggregate or total amount, the amount equal to the result obtained by multiplying such aggregate or total amount by a fraction, the numerator of which shall be such Lender's Revolving Loan Commitment in effect at the time (or, if the Total Revolving Loan Commitment has been terminated, the principal amount of such Lender's Revolving Loans then outstanding) and the denominator of which shall be the Total Revolving Loan Commitment in effect at the time (or, if the Total Revolving Loan Commitment has been terminated, the aggregate principal amount of all Revolving Loans then outstanding).

          "Quarterly Payment Date" means the last Business Day of March, June,
           ----------------------
September and December of each year.

          "Reference Lenders" means BT and NationsBank.
           -----------------

          "Refinancings" means, collectively, the Senior Note Refinancing and
           ------------
the termination of the Existing Credit Agreement and the repayment in full of all obligations outstanding thereunder.

          "Refunded Swing Line Loans" is defined in Section 2.11(c).
           -------------------------                ---------------

          "Regulation D" means Regulation D of the Board as from time to time in
           ------------
effect and any successor to all or a portion thereof establishing reserve requirements.

          "Related Person" means, with respect to any Person, any trade or
           --------------
business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a controlled group, as defined in Section 414(b) of the Code, or is a member of an affiliated service group, as defined in Section 414(m) of the Code which includes such Person.

          "Release" means release, spill, emission, leaking, pumping, pouring,
           -------
emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of BWAY or its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of BWAY or its Subsidiaries.

          "Remedial Action" means actions required to (i) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or threat of Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Replaced Lender" is defined in Section 2.14.
           ---------------                ------------

          "Replacement Lender" is defined in Section 2.14.
           ------------------                ------------

          "Replacing Lender" is defined in Section 3.3(b).
           ----------------                --------------

          "Reportable Event" means a "reportable event" described in Section
           ----------------
4043(b) of ERISA or in the regulations thereunder or receipt of a notice of withdrawal liability or reorganization with respect to a Multiemployer Plan pursuant to Section 4202 or 4242 of ERISA.

          "Required Lenders" means, as of the date of determination thereof, the
           ----------------
Lenders having greater than 50% of the sum of (i) the aggregate principal amount of Loans and other extensions of credit then outstanding under any of the Loan Documents plus (ii) the aggregate amount of the remaining available Commitments of the Lenders under any of the Loan Documents; provided, however, that for
                                                --------  -------
purposes of determining the amount of a Lender's Loans, each Lender shall be deemed to hold the principal amount of Swing Line Loans and the amount of L/C Obligations equal to its Pro Rata Share of the Swing Line Loans and L/C Obligations then outstanding; and provided further, that so long as there exists
                                  -------- -------
only two Lenders under this Agreement, Required Lenders shall constitute all Lenders.

          "Responsible Officer" means, with respect to any Person, any of the
           -------------------
Chairman of the Board of Directors, the President, any Senior Vice President, the Treasurer, the Chief Financial Officer, the Controller or any Executive Vice President of such Person.

          "Revolving Loans" means, collectively, the loans by each of the
           ---------------
Lenders to the Borrower in accordance with Section 2.1, which shall be comprised
                                           -----------
of a Prime Rate Revolving Loan, a Eurodollar Rate Revolving Loan or any combination of the foregoing.

          "Revolving Loan Commitment" means, with respect to any Lender, the
           -------------------------
principal amount set forth opposite such Lender's name on Schedule 1.1(a) hereto
                                                          ---------------
under the caption "Amount of Revolving Loan Commitment." The Revolving Loan Commitment of each Lender shall be subject to adjustment or reduction from time to time in accordance with the terms of this Agreement.

          "Revolving Loan Obligations" means the obligations of the Borrowers to
           --------------------------
repay principal, and pay interest, on the Revolving Loans pursuant to Section
                                                                      -------
2.2(a).
- ------

          "Revolving Note" has the meaning specified in Section 2.2.
           --------------                               -----------

          "Senior Note Refinancing" is defined in Section 5.1.14.
           -----------------------                --------------

          "Senior Notes" means, collectively, Brockway's 8.35% Senior Notes due
           ------------
September 1, 2001 in the aggregate principal amount of $50 million.

          "Shortfall Amount" is defined in Section 3.3(b).
           ----------------                --------------

          "Solvent" shall mean, when used with respect to any Person, that (i)
           -------
the fair salable value of its assets as a going concern or in an orderly liquidation, whichever is greater, is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and whether direct or indirect, fixed or contingent, disputed or undisputed); (ii) it is able to pay its debts or obligations in the ordinary course as they mature; and (iii) that Person has capital sufficient to carry on its business and all business in which it is about to engage.

          "Standby Letters of Credit" means any of the standby Letters of Credit
           -------------------------
issued by the Facing Agent for the account of a Borrower pursuant to Section
                                                                     -------
2.12.
- ----

          "Stated Amount" means, with respect to any Letter of Credit, the
           -------------
stated or face amount of such letter of credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

          "Sublimit Amount" means, with respect to any Sublimit Borrower, as of
           ---------------
any date of determination, an amount equal to the greater of (i) $25,000,000 or
(ii) the product of (A) 4 multiplied by (B) the Consolidated EBIDTA of such
                          -------------
Sublimit Borrower for the four fiscal quarter period ending on the last day of the most recently completed fiscal quarter.

          "Sublimit Borrower" means Milton or any Additional Borrower.
           -----------------

          "Subsidiary" of any Person shall mean and include (i) any corporation
           ----------
more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references to a "Subsidiary" shall mean a Subsidiary of BWAY.

          "Subsidiary Guaranties" means, collectively, (i) the Subsidiary
           ---------------------
Guaranty in substantially the form of Exhibit 1.1 (A) hereto dated as of the
                                      ---------------
Closing Date and executed by each Subsidiary of BWAY (other than a Borrower or a Foreign Subsidiary) in favor of the Administrative Agent and the Lenders and
(ii) any Subsidiary Guaranty executed by any Subsidiary of BWAY after the Closing Date pursuant to Section 5.2.12, in each case as amended, supplemented,
                         --------------
restated or otherwise modified from time to time.

          "Substantial Acquisition" means an Acquisition (other than the Davies
           -----------------------
Acquisition) the purchase price of which is greater than $20,000,000.

          "Swing Line Commitment" means, with respect to the Swing Line Lender
           ---------------------
at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.11 in the amount referred to therein.
            ------------

          "Swing Line Lender" means NationsBank.
           -----------------

          "Swing Line Loans" is defined in Section 2.11(a).
           ----------------                ---------------

          "Swing Line Loan Obligations" means the obligations of the Borrowers
           ---------------------------
to repay principal, and pay interest, on the Swing Line Loans pursuant to

Section 2.2(b).
- --------------

          "Swing Line Loan Participation Certificate" is defined in Section
           -----------------------------------------                -------
2.11(d).
- -------

          "Swing Line Note" is defined in Section 2.2(b).
           ---------------                --------------

          "Syndication Agent" shall mean BT in its capacity as Syndication
           -----------------
Agent, it being understood and agreed that the Syndication Agent shall have no obligations or duties as an agent under this Agreement or the other Loan Documents for or on behalf of any part to this Agreement or any other Loan Document.

          "Target" means the Person an equity interest in which is to be
           ------
acquired, or the Person whose assets are to be acquired, in any Acquisition.

          "Taxes" has the meaning assigned to that term in Section 3.8(a).
           -----                                           --------------

          "Termination Date" means June 17, 2001.
           ----------------

          "Test Period" means, for any determination under this Agreement, the
           -----------
four consecutive fiscal quarters of BWAY then last ended; provided, however,
                                                          --------  -------
that if four fiscal quarters have not been completed since the Closing Date, then the Test Period shall mean the number of fiscal quarters of BWAY that have been completed since the Closing Date; and provided, further, that in the event
                                           --------  -------
of any Substantial Acquisition the Test Period following the first determination date after the closing date of any such Substantial Acquisition (the "Reset
                                                                      -----
Date") shall mean the number of fiscal quarters of BWAY that have been completed since the Reset Date, until four fiscal quarters have been completed since the Reset Date, and thereafter the four fiscal quarters of BWAY then last ended (until any subsequent Substantial Acquisition occurs in which case the foregoing provisions shall apply).

          "Total Available Revolving Commitment" means, at the time any
           ------------------------------------
determination thereof is made, the sum of the respective Available Revolving Commitments of the Lenders at such time.


          "Total Revolving Loan Commitment" means, at any time any determination
           -------------------------------
thereof is to be made, the sum of the respective Revolving Loan Commitments of the Lenders at such time.

          "Type" means any type of Loan, namely, a Prime Rate Loan or a
           ----
Eurodollar Rate Loan.

          "Underfunded Plan" has the meaning assigned to that term in Section
           ----------------                                           -------
4.15.
- ----

          "Unmatured Event of Default" means an event, act or occurrence which
           --------------------------
with the giving of notice or the lapse of time (or both) would become an Event of Default.

          "Wholly-Owned Subsidiary" means, with respect to any Person, at any
           -----------------------
time any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors and/or other nominal amounts of shares required to be held other than by such Person under applicable law) are at the time owned directly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person. Unless otherwise expressly provided, all references to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of BWAY.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Unless specifically stated to the contrary, all references to "Sections," "subsections," "paragraphs," "Exhibits" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.